Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143755

Prospectus Supplement No. 12
(to Prospectus dated December 10, 2007)

CLEVELAND BIOLABS, INC.
5,514,999 Shares

This Prospectus Supplement No. 12 supplements and amends the prospectus dated December 10, 2007 (the “Prospectus”) relating to the offer and sale of up to 5,514,999 shares of our common stock which may be offered from time to time by the selling stockholders identified in the Prospectus for their own accounts. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with the original Prospectus.

This Prospectus Supplement No. 12 includes the attached Form 8-K of Cleveland BioLabs, Inc. (the “Company”) dated March 30, 2009, and the attached Form 10-K of the Company dated March 30, 2009, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement No. 12 modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement No. 12. We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

Investing in our common stock involves risk.  See “Risk Factors” beginning on page 8 of  the Prospectus, and on page 20 of the attached Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 12 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 12 is March 31, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 27, 2009

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 27, 2009, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “March 27 Purchasers”), pursuant to which the Company agreed to sell to the March 27 Purchasers 78.90 shares of Series D Convertible Preferred Stock, with a par value of $0.005 per share and a stated value of $10,000 per share (“Series D Preferred”), and Common Stock Purchase Warrants (the “Warrants”) to purchase 563,576 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”). The sale of the Series D Preferred and the Warrants to the March 27 Purchasers (the “March 27 Transaction”) was consummated on March 27, 2009.  The offering period for the Series D Preferred and Warrants concluded on the same date.

As described in the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2009 (the “March 23 8-K”), the Company initially sold 170.18 shares of Series D Preferred and Warrants to certain accredited investors (the “Original Purchasers”) on February 13, 2009 (the “Original Transaction”), and then sold an additional 293.76 shares of Series D Preferred and Warrants to certain accredited investors (the “March 20 Purchasers,” and collectively with the Original Purchasers and the March 27 Purchasers, the “Purchasers”) on March 20, 2009 (the “March 20 Transaction,” and collectively with the Original Transaction and the March 27 Transaction, the “Transactions”). At the time of the Original Transaction, the Series D Preferred had a conversion price of $1.85, and the Warrants had an exercise price of $2.60. However, as set forth in the March 23 8-K, to accommodate a reduction in the conversion price of the Series D Preferred and in the exercise price of the Warrants, the Company (i) entered into an Amendment and Waiver Agreement with the Original Purchasers (the “Amendment and Waiver Agreement”), attached hereto as Exhibit 10.4, pursuant to which the Original Purchasers agreed to amend the Purchase Agreement to, among other things, waive certain rights that they would otherwise have as a result of the March 20 Transaction, including the full anti-dilution protection of their Warrants, such that the exercise price of their Warrants was reduced to $1.60 per share (rather than to $1.40), and the number of shares of Common Stock underlying their Warrants was increased based on the adjusted conversion price of the Series D Preferred ($1.40), and (ii) entered into an Amendment and Reaffirmation Agreement with the March 20 Purchasers (the “Amendment and Reaffirmation Agreement”), the form of which is attached hereto as Exhibit 10.5, pursuant to which the March 20 Purchasers agreed to amend certain terms of the Purchase Agreement that they had originally executed, including to change the conversion price of the Series D Preferred to $1.40, and a change of the exercise price of the Warrants to $1.60. In connection with the March 27 Transaction, the March 27 Purchasers also agreed to the terms of the Amendment and Reaffirmation Agreement. As a result of these actions, as of the date of this Form 8-K, all outstanding shares of Series D Preferred have a conversion price of $1.40, subject to future adjustment for various events, and all Warrants have an exercise price of $1.60, subject to future adjustment for various events.

At the conversion price of $1.40, each share of Series D Preferred is convertible into approximately 7,143 shares of Common Stock, subject to future adjustment. In the aggregate, the 542.84 shares of Series D Preferred issued in the Transactions are convertible into 3,877,386 shares of Common Stock as of the date hereof, and the Warrants issued in the Transactions are exercisable for 4,265,122 shares of Common Stock, which includes 387,736 shares of Common Stock underlying Warrants issued to Garden State Securities, Inc. (“GSS”) and its designees in consideration for its services as exclusive placement agent. GSS also received gross cash compensation equal to 10% of the aggregate offering amount in the Transactions. In the aggregate, the Series D Preferred and Warrants issued in the Transactions are convertible into, and exercisable for, as of the date hereof, 8,142,508 shares of Common Stock.

The aggregate purchase price paid by the March 27 Purchasers for the Series D Preferred and the Warrants was $789,000 (representing $10,000 for each share of Series D Preferred together with a Warrant), and the Purchasers collectively paid an aggregate of approximately $5,428,307 for the Series D Preferred and Warrants in the Transactions.  After related fees and expenses, the Company has received in the Transactions net proceeds totaling approximately $4,460,000.  The Company intends to use the proceeds for working capital purposes.

The form of the Purchase Agreement is attached hereto as Exhibit 10.1 and the form of the Warrants is attached hereto as Exhibit 4.1. A description of the material terms of the Transactions is set forth below and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5, which are incorporated herein by reference.

Terms of the Series D Preferred

To designate and establish the shares of Series D Preferred, the Company’s Board of Directors (the “Board”) approved, and on February 13, 2009, the Company filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”). The terms of the Series D Preferred are described in more detail in the March 23 8-K and the Form 8-K filed with the Commission on February 17, 2009 (the “February 17 8-K,” and collectively with the March 23 8-K, the “Prior 8-Ks”). The Certificate of Designation is attached hereto as Exhibit 3.1.

Warrants

The Warrants have a seven-year term. The initial exercise price of the Warrants in the Original Transaction was $2.60, but, as described above, pursuant to the terms of the Amendment and Waiver Agreement and the Amendment and Reaffirmation Agreement, the exercise price of all of the Warrants is now $1.60. The form of Warrants is attached hereto as Exhibit 4.1, and their terms are described in more detail in the Prior 8-Ks.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into Registration Rights Agreements with the Purchasers, dated as of February 13, 2009, March 20, 2009, and March 27, 2009, respectively, the terms of which are described in more detail in the Prior 8-Ks. The form of the Registration Rights Agreement is attached hereto as Exhibit 10.2.

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Stockholder Approval and Voting Agreements

Under The NASDAQ Marketplace Rules, the Company may not issue more than an aggregate of 2,770,160 shares of Common Stock (i.e., 19.99% of the issued and outstanding Common Stock on February 13, 2009) upon the conversion of the Series D Preferred and the exercise of the Warrants into Common Stock unless stockholder approval is obtained, and the Certificate of Designation reflects this limitation.  In addition, stockholder approval is also required for an amendment to the Company’s charter to provide for an increase in authorized shares of Common Stock from 40,000,000 to no less than 60,000,000.  Under the Amendment and Waiver Agreement and the Amendment and Reaffirmation Agreement, the Company is required to seek these approvals at a meeting of its stockholders held no later than June 26, 2009.  The Board has resolved to seek these approvals and to recommend approval of these proposals at the Company’s 2009 Annual Meeting of Stockholders.

On February 13, 2009, the Company entered into a Voting Agreement with Bernard L. Kasten, James J. Antal, Paul E. DiCorleto, Michael Fonstein, Andrei Gudkov, Yakov Kogan, H. Daniel Perez, John A. Marhofer, Jr. and The Cleveland Clinic Foundation, and subsequently, on March 20, 2009, the Company entered into a Voting Agreement with certain additional stockholders.  The parties to these Voting Agreements agreed to vote in favor of the proposals described above. In the aggregate, the parties to the Voting Agreements held approximately 33% of the Company’s outstanding voting stock as of March 27, 2009.

The Company intends to file a proxy statement and other relevant documents concerning the transaction described above with the SEC.  The proxy statement will be distributed to the Company’s stockholders in connection with a meeting of stockholders.  Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction.  Investors will be able to obtain these documents free of charge at the SEC’s website (http://www.sec.gov).  The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of approval of the transaction and related matters from the stockholders of the Company.  Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 1, 2008.  Additional information regarding the interests of such participants will be included in the transaction-related proxy statement and the other relevant documents filed with the SEC when they become available.

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Impact of the Transactions on Series B Preferred, Series B Warrants and Series C Warrants

Immediately after the completion of the Transactions, pursuant to weighted-average anti-dilution provisions, (a) the conversion price of the Company’s Series B Preferred adjusted to $4.67 (from an original conversion price of $7.00 prior to the Original Transaction), causing the conversion rate of the Series B Preferred into Common Stock to become approximately 1-to-1.49893; and (b) the aggregate number of shares of Common Stock into which the 2,863,974 shares of outstanding Series B Preferred are convertible increased to approximately 4,292,901.  In addition, pursuant to weighted-average anti-dilution provisions, (i) the exercise prices of the Company’s Series B Warrants and Series C Warrants adjusted, to $6.79 and $7.20, respectively, from the exercise prices of $10.36 and $11.00, respectively, that were in effect prior to the Original Transaction, and (ii) the aggregate number of shares issuable upon exercise of the Series B Warrants and the Series C Warrants increased to approximately 3,609,261 and 408,032, respectively, from 2,365,528 and 267,074, respectively, prior to the Original Transaction.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series D Preferred and the Warrants were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designation, which authorizes a total of 1,300 shares of Series D Preferred, was filed with the Delaware Secretary of State on February 13, 2009 and was effective upon filing.

Item 8.01.	Other Events

On March 30, 2009, the Company issued a press release announcing the March 27 Transaction described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)               Exhibits

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Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Form of Voting Agreement.

10.4	Amendment and Waiver Agreement, dated March 20, 2009.

10.5	Form of Amendment and Reaffirmation Agreement.

99.1	Press Release, dated March 30, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.
Date: March 30, 2009	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Form of Voting Agreement.

10.4	Amendment and Waiver Agreement, dated March 20, 2009.

10.5	Form of Amendment and Reaffirmation Agreement.

99.1	Press Release, dated March 30, 2009.

CLEVELAND BIOLABS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES D CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

        The undersigned, Michael Fonstein and Yakov Kogan, do hereby certify that:

                1. They are the President and Secretary, respectively, of Cleveland BioLabs, Inc., a Delaware corporation (the “Corporation”).

                2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, 3,750,000 of which have been previously designated as Series A Participating Convertible Preferred Stock, and 4,579,010 of which have been previously designated as Series B Convertible Preferred Stock (the “Series B Preferred”).

                3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

        WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.005 par value per share, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 1,300 shares of the preferred stock which the Corporation has the authority to issue, as follows.

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

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TERMS OF PREFERRED STOCK

Section 1.    Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Adjustment Date” shall have the meaning set forth in Section 6(b).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Sinking Fund Redemption Amount” shall have the meaning set forth in Section 8(b).

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Amendment” means an amendment to the Corporation’s certificate of incorporation that increases the number of authorized shares of Common Stock from 40,000,000 to no less than 60,000,000 shares.

“Authorized Share Approval” means (a) the approval by the stockholders of the Corporation of the Amendment and (b) the filing by the Corporation of the Amendment with the Secretary of State of the State of Delaware and the acceptance of the Amendment by the Secretary of State of the State of Delaware.

“Authorized Share Approval Date” means the later of the date that the Corporation (a) receives the approval by the stockholders of the Corporation of the Amendment or (b) files the Amendment with the Secretary of State of the State of Delaware and receives the acceptance of the Amendment by the Secretary of State of the State of Delaware.

 “Automatic Conversion Date” shall have the meaning set forth in Section 8(a).

“Automatic Conversion Notice” shall have the meaning set forth in Section 8(a).

“Automatic Conversion Notice Date” shall have the meaning set forth in Section 8(a).

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 “Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(e)(iii).

“Capital Lease Obligation” means, as to any Person, for any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP and the amount of such obligation shall be the  capitalized amount thereof, determined in accordance with GAAP.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 40% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who were members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date, which individuals will be deemed, for purposes hereof, to have been members of the Board of Directors on the Original Issue Date).

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“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of any of the Purchase Agreements.

“Closing Date” means the Trading Day on which all of the applicable Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each original Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported (closing) sale price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no sale on such date, then the last reported (closing) sale price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported as of 4:02p.m. (New York City time) on such date, or (d) if the shares of Common Stock are not then publicly traded, the fair market value as of such date of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Shares then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

 “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.005 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that registers the resale of all Conversion Shares of the Holders, who shall be named as  selling stockholders” therein, and meets the requirements of the Registration Rights Agreement.

“Corporation Notice” shall have the meaning set forth in Section 8(b).

“Corporation Notice Date” shall have the meaning set forth in Section 8(b).

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

 “Effective Date” means the date that the Conversion Shares Registration Statement) filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Equity Conditions” means, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder under this Certificate of Designation in respect of the Preferred Stock, (iii)(a) there is an effective Conversion Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (b) all of the Conversion Shares issuable upon conversion of the outstanding shares of Preferred Stock by any Holder that is not an Affiliate of the Corporation may, immediately following such issuance, be resold by such Holder pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements (or the Corporation is then current in its public filings) as determined by the Corporation, upon advice of counsel to the Corporation as set forth in a written opinion letter, if required by the Transfer Agent, to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock then issuable pursuant to the Transaction Documents, (vi) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the applicable Holder would not violate the limitations set forth in Section 6(c) and Section 6(d) herein, (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated or terminated, and (ix) the applicable Holder is not in possession of any information provided by the Corporation that constitutes, or could reasonably be deemed to constitute, material non-public information.

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“Escrow Agent” means Signature Bank, a New York State chartered bank and having an office at 261 Madison Avenue, New York, New York 10016.

“Escrow Agreement” means the escrow agreement entered into on December 15, 2008, by and among the Corporation and the Escrow Agent, pursuant to which the original Holders shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated under the Purchase Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Corporation pursuant to any stock incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (provided, however, any such issuance(s) to consultants shall not exceed an aggregate of 750,000 shares of Common Stock or options (subject to forward and reverse stock splits, stock dividends and the like that occur after the Original Issue Date) in any 12 month period), (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the applicable Purchase Agreement, provided that such securities have not been amended since the date of the applicable Purchase Agreement to increase the number of such securities or to decrease the exercise price or conversion price of any such securities other than increases in the number of securities or decreases in exercise price or conversion price resulting from anti-dilution or similar provisions contained in the terms and conditions of such securities on the date of the applicable Purchase Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation or a seller of assets and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“FDA” means the U.S. Food and Drug Administration.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Indebtedness” means (x) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable and operating leases incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Adjustment Date” shall have the meaning set forth in Section 6(b).

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than the Series B Preferred and any other securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction that has the practical effect of creating any of the foregoing.

“Liquidation” shall have the meaning set forth in Section 5.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Corporation, or (iii) a material adverse effect on the Corporation’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document

“Maturity Conversion Date” shall have the meaning set forth in Section 8(c).

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“Maturity Conversion Notice” shall have the meaning set forth in Section 8(c).

“Maturity Conversion Notice Date” shall have the meaning set forth in Section 8(c).

“Maturity Redemption” shall have the meaning set forth in Section 8(c).

“Maturity Redemption Date” shall have the meaning set forth in Section 8(c).

“Maturity Redemption Amount” means, with respect to each share of Preferred Stock held by any Holder subject to a Maturity Redemption, the sum of (a) 100% of the aggregate Stated Value thereof, and (b) all liquidated damages and other amounts then due and payable in respect of such share of Preferred Stock under this Certificate of Designation on such Maturity Redemption Date.

“Maturity Threshold Period” shall have the meaning set forth in Section 8(c).

“New York Courts” shall have the meaning set forth in Section 12(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

 “Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Permitted Indebtedness” means (a) the Indebtedness existing on the initial Original Issue Date and set forth on Schedule 3.1(aa) attached to each of the Purchase Agreements, (b)  Indebtedness solely among the Corporation and the Subsidiaries, (c) indebtedness to contract research organizations, hospitals, or similar entities or organizations, incurred in the ordinary course of business in connection with FDA approval-related trials of the Corporation’s product candidates, (d) Indebtedness under real property leases for the Corporation’s business operation facilities, (e) Capital Lease Obligations, and (f) extensions, refinancing or renewals of the items in clauses (a) through (e) above, provided that the principal amount of such Indebtedness is not increased or the terms modified to impose more burdensome terms upon the Corporation or any Subsidiary, as the case may be.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Corporation’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Corporation’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness; (d) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security claims, in each case, for which the Corporation maintains adequate reserves in accordance with GAAP; and (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Garden State Securities, Inc.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means each of the securities purchase agreements entered into at any time on or before March 15, 2009 or such other date as may be agreed upon, in writing, by the Corporation and the Placement Agent, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms and relating to the sale of the Preferred Stock and Warrants.

“Redeemable Shares” shall have the meaning set forth in Section 8(b).

“Registration Rights Agreement” means, collectively, each of the Registration Rights Agreements, dated as of the date of each of the Purchase Agreements, among the Corporation and the original Holders, in the form of Exhibit B attached to each of the Purchase Agreements.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred” means the Series B Convertible Preferred Stock, par value $0.005 per share, of the Corporation.

“Share Delivery Date” shall have the meaning set forth in Section 6(e).

“Sinking Fund” means the cash proceeds deposited into the Escrow Account, as further defined in the Purchase Agreements.

“Sinking Fund Conversion” shall have the meaning set forth in Section 8(b).

“Sinking Fund Conversion Date” shall have the meaning set forth in Section 8(b).

“Sinking Fund Conversion Price” shall mean 100% of the Stated Value.

“Sinking Fund Percentage” for any Holder with respect to any Sinking Fund Redemption or Sinking Fund Conversion, means the quotient of the number of outstanding shares of Preferred Stock held by such Holder on the Corporation Notice Date applicable to such Sinking Fund Redemption or Sinking Fund Conversion, divided by the aggregate number of outstanding shares of Preferred Stock held by all Holders on the applicable Corporation Notice Date.

 “Sinking Fund Redemption” shall have the meaning set forth in Section 8(b).

“Sinking Fund Redemption Amount” means, with respect to each share of Preferred Stock held by any Holder subject to a Sinking Fund Redemption or Sinking Fund Conversion, the sum of (a)(i) prior to or on the first anniversary of the Original Issue Date, 115% of the aggregate Stated Value thereof and (ii) after the first anniversary of the Original Issue Date, 120% of the aggregate Stated Value thereof, and (b) all liquidated damages and other amounts due and payable in respect of such share of Preferred Stock under this Certificate of Designation on the applicable Corporation Notice Date.

“Sinking Fund Redemption Date” shall have the meaning set forth in Section 8(b).

 “Stated Value” shall have the meaning set forth in Section 2.

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“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the initial Closing Date.

 “Subscription Amount” shall mean, as to each original Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to a Purchase Agreement as specified below such Holder’s name on the signature page of such Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any direct or indirect subsidiary of the Corporation formed or acquired after the Original Issue Date

“Threshold Period” shall have the meaning set forth in Section 8(a).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE Alternext US, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreements, the Warrants, the Escrow Agreement, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated under each of the Purchase Agreements.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Corporation, with a mailing address of 17 Battery Place, New York, New York 10004, and a facsimile number of (212) 509-5150, and any successor transfer agent of the Corporation.

“Triggering Event” shall have the meaning set forth in Section 9(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of (i) the greater of (A) 120% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, and (ii) all liquidated damages and other costs, expenses or amounts due in respect of such share of Preferred Stock under this Certificate of Designation.

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“Triggering Redemption Payment Date” shall have the meaning set forth in Section 9(b).

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock and upon exercise of the Warrants.

“Variable Rate Transaction” means a transaction in which the Corporation (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Corporation may sell securities at a future determined price.

“Voting Agreements” means each of the written agreements, in the form of Exhibit E attached to each of the Purchase Agreements, between the Corporation and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Corporation, which shall be as set forth on Schedule 2.2(a)(vi) attached to each of the Purchase Agreements, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Corporation in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Corporation shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers (as defined in each of the Purchase Agreements) of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

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  “Warrants” means, collectively, the Common Stock purchase warrants delivered to the original Holders at the applicable Closing in accordance with Section 2.2(a) of each of the Purchase Agreements, which Warrants shall be exercisable immediately and have a term of exercise equal to seven years, in the form of Exhibit C attached to each of the Purchase Agreements, with an initial Exercise Price (as defined therein) equal to $2.60, subject to adjustment therein.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.    Designation, Amount and Par Value. The series of preferred stock shall be designated as Series D Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 1,300 (which series shall not be subject to increase without the written consent of all of the holders of the outstanding shares of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.005 per share and a stated value equal to $10,000 (the “Stated Value”).

Section 3.     Dividends and Rights.

a)           The Preferred Stock shall participate in any dividends paid on the Common Stock on an as-converted basis.

b)           So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(ix) nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

c)           The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of any of the Purchase Agreements, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date.  The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

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Section 4.     Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5.     Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock (a) after any distribution or payment required to be made to the holders of the Series B Preferred, until such Series B Preferred is no longer outstanding, and (b) before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, after full distribution or payment required to be made to the holders of the Series B Preferred, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than thirty (30) days prior to the payment date stated therein, to each Holder.

Section 6.     Conversion.

a)           Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c) and Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest, mathematical  or other demonstrable error.  To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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b)           Conversion Price.  The conversion price for the Preferred Stock shall equal $1.85, subject to adjustment herein (the “Conversion Price”); provided, however, if the Corporation does not (i) receive authorization from the FDA to initiate “double-blind” clinical trials to evaluate the safety, pharmacokinetics and pharmacodynamics of CBLB502 in healthy human volunteers by December 31, 2009 or (ii) file its biologic license application for use of CBLB502 for the mitigation of acute radiation syndrome in individuals exposed to whole body radiation by December 31, 2010 (clause (i) and (ii), each a “Milestone”), then, upon missing either Milestone, the Conversion Price shall be adjusted downward to be equal to 80% of the Conversion Price on such date, subject to adjustment herein (such adjustment, the “Milestone Adjustment”); provided, further, however, if as of such date of such Milestone, the Closing Price is greater than $3.69, subject to adjustment herein, the Milestone Adjustment shall not apply. For clarity, if the Corporation misses both of the Milestones set forth in clauses (i) and (ii) above, there shall be two Milestone Adjustments such that, upon the Corporation missing the Milestone set forth in clause (ii) above, the then Conversion Price shall be adjusted to be equal to 80% of the immediately prior Conversion Price, which may have been previously adjusted pursuant to the Milestone Adjustment resulting from the Corporation missing the Milestone set forth in clause (i) above. In addition to the Milestone Adjustment and any other adjustments set forth herein, (a) on the six (6) month anniversary of the Original Issue Date (the “Initial Adjustment Date”), the Conversion Price shall be reduced to be equal to 95% of the then Conversion Price, and (b) on each three (3) month anniversary of the Initial Adjustment Date (each, an “Adjustment Date”), commencing on the first such date after the Initial Adjustment Date, the then Conversion Price shall adjust downward by the dollar amount equal to the product of (A) the initial Conversion Price (subject to adjustment for all adjustments except for adjustments set forth in this sentence) and (B) 2.5%. For purposes of clarification, the Corporation covenants and agrees that (i) it will honor all conversions pursuant to the Notices of Conversion tendered on or before 11:59pm (NY time) on the Initial Adjustment Date and on any Adjustment Date and (ii) such conversions shall be honored by the Corporation at the Conversion Price in effect immediately prior to the adjustment occurring on such Initial Adjustment Date or such Adjustment Date, as applicable.

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c)           Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation  subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.  A Holder, upon not less than 61 days’ prior notice to the Corporation, may decrease the Beneficial Ownership Limitation provisions of this Section 6(c) applicable to its Preferred Stock provided that the provisions of this Section 6(c) shall continue to apply.  Any such decrease will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder.    The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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d)           Issuance Limitations.  Notwithstanding anything herein to the contrary, if the Corporation has not obtained Stockholder Approval, then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (A) in connection with any conversion of Preferred Stock issued pursuant to any of the Purchase Agreements, (B) in connection with the exercise of any Warrants issued pursuant to any of the Purchase Agreements and (C) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Purchase Agreements, would exceed 2,770,160 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”).  Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original Stated Value of such Holder’s Preferred Stock by (y) the aggregate Stated Value of all Preferred Stock issued on the Original Issue Dates to all Holders.  In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Preferred Stock and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Preferred Stock or Warrants and the amount of shares issued to such Holder pursuant to such Holder’s Preferred Stock and Warrants was less than such Holder’s pro-rata share of the Issuable Maximum.  In the event that any Holder shall sell or otherwise transfer any of such Holder’s Preferred Stock or Warrants, the transferee shall be allocated a pro rata portion of such Holder’s portion of the Issuable Maximum. For avoidance of doubt, unless and until any required Stockholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreements as described in (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Stockholder Approval is obtained and effective.

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e)           Mechanics of Conversion

i.           Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreements) representing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock. On or after the Effective Date, the Corporation shall, upon request of such Holder, use its reasonable best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

ii.           Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.  In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 110% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 9 for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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iii.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(e)(i), and, if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, the Conversion Notice shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, written evidence of the Buy-In and the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

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iv.           Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times, following the Authorized Share Approval Date, reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Purchase Agreements) be issuable (taking into account the adjustments of Section 7) upon the conversion of all then outstanding shares of Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Conversion Shares Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

v.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.   As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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Section 7.     Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Preferred Stock, or upon conversion of or payment of a dividend on the Series B Preferred pursuant to the terms of the Series B Preferred as in effect on the Original Issue Date); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales.  If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues  any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price  then in effect (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance.  If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreements, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised.  The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c)           Subsequent Rights Offerings.  If the Corporation, at any time while this Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)           Pro Rata Distributions. If the Corporation, at any time while this Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith.  In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)           Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock, in exchange for the Preferred Stock, consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and ensuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)           Notice to the Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.           Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice or (z) the date on which such dissolution, liquidation or winding up is expected to commence.  The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as otherwise set forth herein.

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Section 8.	Automatic Conversion, Optional Conversion and Redemption, Maturity Conversion/Redemption.

a)           Automatic Conversion.  Notwithstanding anything herein to the contrary, if after the Effective Date, the Closing Price for each of any 20 consecutive Trading Day period, which 20 consecutive Trading Day period shall have commenced only after the Effective Date (“Threshold Period”), exceeds 300% of the then effective Conversion Price, the Corporation shall, within one (1) Trading Day after the end of any such Threshold Period, deliver a written notice to all Holders (a “Automatic Conversion Notice” and the date such notice is delivered to all Holders, the “Automatic Conversion Notice Date”) to cause each Holder to convert all of such Holder’s Preferred Stock (as specified in such Automatic Conversion Notice) plus all liquidated damages and other amounts then due and payable under this Certificate of Designation in respect of such Preferred Stock pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur on the fifth Trading Day following the Automatic Conversion Notice Date (such fifth  Trading Day, the “Automatic Conversion Date”).  The Corporation may not deliver an Automatic Conversion Notice, and any Automatic Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the applicable Threshold Period through and including the later of the Automatic Conversion Date and the Trading Day that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Automatic Conversion Notice.   Any Automatic Conversion Notices shall be applied ratably to all of the Holders based on each Holder’s initial purchases of Preferred Stock hereunder; provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount automatically converted hereunder if less than all shares of the Preferred Stock are automatically converted.  For purposes of clarification, an Automatic Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions; provided, however, no Holder shall be required to deliver a Notice of Conversion to effect an Automatic Conversion, and the failure of a Holder to deliver a notice to the Corporation on the Automatic Conversion Date specifying such Holder’s Beneficial Ownership Limitation shall be deemed to be a  representation by such Holder (upon which the Corporation may rely without investigation) that all of the shares of Preferred Stock held by such Holder may be converted on the Automatic Conversion Date without exceeding such Holder’s Beneficial Ownership Limitation ..

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b)           Redemption and Conversion of the Sinking Fund.  Subject to the provisions of this Section 8 and Section 11, at any time after the later of the Effective Date and the 6-month anniversary of the initial contribution by the Corporation to the Sinking Fund, but no more than once in any 6 month period thereafter, the Corporation shall deliver a notice to the Holders (a “Corporation Notice” and the date such notice is deemed delivered hereunder, the “Corporation Notice Date”) which Corporation Notice shall specify the aggregate amount of the funds in the Sinking Fund as of the Corporation Notice Date (such aggregate amount, the “Aggregate Sinking Fund Redemption Amount”), and each Holder shall have the option to either (i) have the Corporation redeem some or all of such number of the outstanding shares of Preferred Stock held by such Holder equal to the quotient of (A) the product of (I) the Aggregate Sinking Fund Redemption Amount, multiplied by (II) such Holder’s Sinking Fund Percentage, divided by (B) the Sinking Fund Redemption Amount with respect to each share of Preferred Stock held by such Holder (such number of the outstanding shares of Preferred Stock held by such Holder, the “Redeemable Shares”), for cash in an amount per share equal to the Sinking Fund Redemption Amount, on the 20th Trading Day following the Corporation Notice Date (such date, the “Sinking Fund Redemption Date” and such redemption, the “Sinking Fund Redemption”) and/or (ii) convert some or all of the Redeemable Shares pursuant to Section 6, by delivery of a Notice of Conversion in accordance therewith (provided, however, that each Redeemable Share so converted shall convert at a rate equal to the quotient of the Sinking Fund Redemption Amount, divided by  the Conversion Price in effect on the Sinking Fund Redemption Date) on the 20th Trading Day following the Corporation Notice Date (such date, the “Sinking Fund Conversion Date,” and such conversion, the “Sinking Fund Conversion”).  Each Holder’s Sinking Fund Redemption Amount is payable, in full, on the Sinking Fund Redemption Date.  If any portion of the Redeemable Shares have not been redeemed, as required hereby, on the Sinking Fund Redemption Date or any portion of the shares of Common Stock issuable upon conversion of any of the Redeemable Shares that have been converted have not been issued by the Corporation by the Sinking Fund Conversion Date, interest shall accrue thereon until such Redeemable Shares have been redeemed and/or converted in full, as required hereby, at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law. At any time after all of the Redeemable Shares of each of the Holders have been redeemed and/or converted in full, as required hereby, any funds remaining in the Sinking Fund as of the Corporation Notice Date that remain in the Sinking Fund may be removed by the Corporation from the Sinking Fund and deposited into the general funds of the Corporation.  Any Notice of Conversion submitted by any Holder after any Corporation Notice Date and prior to the Sinking Redemption Date shall be deemed to be an election for conversion of such Holder’s Redeemable Shares on the Sinking Fund Redemption Date, except to the extent otherwise indicated thereon or to the extent that the aggregate number of shares of Preferred Stock so elected for conversion exceeds the total number of such Holder’s Redeemable Shares.  A Holder shall be deemed to have elected a Sinking Fund Redemption with respect to any of such Holder’s Redeemable Shares which such Holder has not elected to convert by delivery of a Notice of Conversion after the applicable Corporation Notice Date and prior to the applicable Sinking Fund Redemption Date, and any such Redeemable Shares shall be redeemed on the Sinking Fund Redemption Date in accordance herewith.  The Corporation covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Corporation Notice through the date that the Redeemable Shares are redeemed on the Sinking Fund Redemption Date and/or converted on the Sinking Fund Conversion Date, as applicable and required hereby. For purposes of clarification, a Sinking Fund Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions, except as otherwise expressly provide hereby.

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c)           Maturity Conversion and Maturity Redemption.  Subject to Section 11, at any time after the three-year anniversary of the Original Issue Date, the Corporation shall either (i) deliver a written notice to all Holders (a “Maturity Conversion Notice” and the date such notice is delivered to all Holders, the “Maturity Conversion Notice Date”) to cause each Holder to convert all of such Holder’s Preferred Stock (as specified in such Maturity Conversion Notice) plus all liquidated damages and other amounts then due and payable under this Certificate of Designation in respect of such Preferred Stock pursuant to Section 6 (such conversion, the “Maturity Conversion”), it being agreed that the “Conversion Date” for purposes of Section 6 shall be the fifth Trading Day following the Maturity Conversion Notice Date (such fifth Trading Day, the “Maturity Conversion Date”) or (ii) redeem all of the then outstanding Preferred Stock, for an amount in cash, for each outstanding share of Preferred Stock, equal to the Maturity Redemption Amount (such redemption, the “Maturity Redemption”), and the effective date of such Maturity Redemption shall be deemed to occur on the fifth Trading Day following the Maturity Conversion Notice Date (such fifth Trading Day, the “Maturity Redemption Date”).  The Corporation may not exercise a Maturity Redemption or deliver a Maturity Conversion Notice, as applicable, and notice of a Maturity Redemption or the Maturity Automatic Conversion Notice, as applicable, delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the twenty (20) consecutive Trading Day period immediately prior to the Maturity Redemption Date or the Maturity Conversion Notice Date, as applicable, (such period, the “Maturity Threshold Period”), and, in the case of a Maturity Conversion, on the Maturity Conversion Date and each Trading Day thereafter through the later of the Maturity Conversion Date and the Trading Day that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Maturity Conversion Notice.   For purposes of clarification, a Maturity Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions; provided, however, that no Holder shall be required to deliver a Notice of Conversion to effect a Maturity Conversion, and the failure of a Holder to deliver a notice to the Corporation on the Maturity Conversion Date specifying such Holder’s Beneficial Ownership Limitation shall be deemed to be a  representation by such Holder (upon which the Corporation may rely without investigation) that all of the shares of Preferred Stock held by such Holder may be converted on the Maturity Conversion Date without exceeding such Holder’s Beneficial Ownership Limitation. The Corporation covenants and agrees that it will honor all Conversion Notices tendered up until the Maturity Redemption Amount is paid in full. The payment of cash pursuant to a Maturity Redemption shall be made on the Maturity Redemption Date.  If any portion of the cash payment for a Maturity Redemption has not been paid by the Corporation on the Maturity Redemption Date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum and the maximum rate permitted by applicable law.

d)           Notwithstanding anything to the contrary herein, if the Corporation is prohibited from issuing any shares of Common Stock to any Holder pursuant to an Automatic Conversion on an Automatic Conversion Date or a Maturity Conversion on a Maturity Conversion Date, as the case may be, solely as a result of the limitations on conversion set forth in Section 6(c) herein, then, on the 90th calendar day following the Automatic Conversion Date or the Maturity Conversion Date, as applicable, the conversion limitations set forth in Section 6(c) shall no longer apply to such Automatic Conversion or Maturity Conversion, as applicable, and all of the shares of Common Stock not issued to the applicable Holder pursuant to the Automatic Conversion on the Automatic Conversion or pursuant to the Maturity Conversion on the Maturity Conversion Date, as applicable, shall be issued by the Corporation to such Holder on such 90th calendar day thereafter.

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Section 9.     Redemption Upon Triggering Events.

a)           “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.              the failure of the initial Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement);

ii.             if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Conversion Shares Registration Statement lapses for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12 month period, or the Holders shall not otherwise be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12 month period;

iii.            the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

iv.           one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the reasonable satisfaction of the Holders prior to the expiration of 30 calendar days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of the initial Conversion Shares Registration Statement to be declared timely effective by the Commission on or prior to Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by Section 9(a)(i));

v.            the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five calendar days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of any Event (as defined in the Registration Rights Agreement) within five days of the date due and payable;

vi.           after the Authorized Share Approval Date, the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to any Holder upon a conversion hereunder;

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vii.          unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall have a Material Adverse Effect and shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which written notice of such failure or breach shall have been delivered;

viii.         any breach of the Voting Agreements that results in the Corporation not obtaining Stockholder Approval and Authorized Share Approval;

ix.            the Corporation shall redeem more than a de minimis number of  Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing officers and directors, provided that, while any of the Preferred Stock remains outstanding, such repurchases do not exceed an aggregate of $100,000 from all officers and directors;

x.             the Corporation shall be party to a Change of Control Transaction;

xi.            there shall have occurred a Bankruptcy Event;

xii.           the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five Trading Days, which need not be consecutive Trading Days;

xiii.          any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for greater than $100,000, and such judgment, writ or similar final process shall remain unpaid, unbonded or unstayed for a period of 45 calendar days; or

xiv.         the Corporation shall fail to file the Amendment after receipt of the approval by the stockholders of the Corporation of the Amendment as required by Section 4.11(c) of each of the Purchase Agreements.

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b)           Upon the occurrence of a Triggering Event, to the extent required under the Series B Preferred Certificate of Designation, the Corporation agrees to use commercially reasonable best efforts to obtain waivers from the holders of Series B Preferred to permit the payment of all Triggering Redemption Amounts in connection therewith.  So long as the Series B Preferred remains outstanding, the Corporation shall not be permitted to pay any Triggering Redemption Amounts in cash unless and until it receives waivers from the holders of the Series B Preferred as required under the Series B Preferred Certificate of Designation.  Subject to the preceding two sentences, upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (A) with respect to the Triggering Events set forth in Sections 9(a)(iii), (v), (vii), (ix), (x) (as to Changes of Control approved by the Board of Directors of the Corporation), (xi) (as to voluntary filings only) and (xiv), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of each Holder and with respect to the Triggering Events set forth in Sections 9(a)(i), (ii), (iv), (vi), (viii), (x) (as to Changes of Control not approved by the Board of Directors of the Corporation), (xi) (as to involuntary filings only), (xii) and (xiii), either (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by the lesser of (i) the then Conversion Price and (ii) 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder (so long as the price at which such shares shall be valued in sub-clause (ii) is greater than the greater of (x) the conversion price then in effect for the Series B Preferred, (y) the exercise price then in effect of the Corporation’s Series B Warrants and (z) the exercise price then in effect of the Corporation’s Series C Warrants, or (b) the then Conversion Price shall be reduced by the dollar amount equal to the product of (A) the initial Conversion Price (subject to adjustment for all adjustments except for adjustments set forth in the penultimate sentence of Section 6(b)) and (B) 5.0%.  Subject to the first two sentences of this Section, the Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”).  If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 15% per annum and the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

Section 10.     Negative Covenants.  So long as any shares of Preferred Stock are outstanding (or such other period as specified below), unless the holders of at least 67% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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c)           amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for (i) the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents and (ii) the Series B Preferred in accordance with the terms and conditions thereof as in effect on the Original Issue Date;

e)           enter into any agreement or understanding with respect to any of the foregoing; or

f)           pay cash dividends or distributions on Junior Securities of the Corporation.

Section 11.     Rank.

The Preferred Stock shall rank, with respect to distributions and payments upon the liquidation, dissolution and winding up of the Corporation, junior to the Series B Preferred and senior to all shares of Common Stock and other capital stock of the Corporation (other than the Series B Preferred).  Without limiting the foregoing, as long as any share of Series B Preferred is outstanding, (a) the Corporation shall not, and shall not be obligated to, make any distributions on the Preferred Stock, unless either (i) each holder of the outstanding Series B Preferred has been paid in full all dividends and other distributions to which such holder is then entitled or (ii) the Corporation shall have received the consent to make payment of distributions from at least the Required Holders (as defined in the Certificate of Designations for the Series B Preferred), and (b) the Corporation shall not redeem any of the Preferred Stock.  In no event shall the Corporation pay, or be obligated to pay, any cash distributions on the Preferred Stock, or redeem, or be obligated to redeem, any of the Preferred Stock, except in each case out of funds legally available therefor.

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Section 12.     Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number (716) 849-6820, Attention: Michael Fonstein and John A. Marhofer, Jr. or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 12.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)           Lost or Mutilated Preferred Stock Certificate.  If any certificate or instrument evidencing any Preferred Stock is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also execute a customary affidavit and pay any reasonable third-party costs (including customary indemnity, and bond, if required by the Transfer Agent) associated with the issuance of such replacement Preferred Stock certificate(s).

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d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)           Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.  Any waiver by the Corporation or a Holder must be in writing.

f)           Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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i)            Status of Converted or Redeemed Preferred Stock.  Shares of Preferred Stock may only be issued pursuant to each of the Purchase Agreements.  If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president,   and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this 13th day of February 2009.

/s/ Michael Fonstein	/s/ Yakov Kogan

Name: Michael Fonstein	Name: Yakov Kogan
Title: President	Title: Secretary

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of  Series D Convertible Preferred Stock indicated below into shares of common stock, par value $0.005 per share (the “Common Stock”), of Cleveland BioLabs, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the applicable Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Aggregate Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________
Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name:
Title:

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WARRANT NO. D-_

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

 CLEVELAND BIOLABS, INC.

Warrant Shares: ________	Initial Exercise Date: __________, 2009

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _________ ( “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the seven year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), up to ______ shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated ________, 2009, among the Company and the purchasers signatory thereto.

Section 2.       Exercise.

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a)            Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary (but subject to Sections 4(a) and 4(b), Holder shall not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $2.60, subject to adjustment hereunder (the “Exercise Price”).

c)            Cashless Exercise.  If at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

d)            Exercise Limitations.

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i.
Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, Holder (together with Holder’s Affiliates, and any other Persons acting as a group together with Holder or any of Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of Holder, and the submission of a Notice of Exercise shall be deemed to be Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  Holder, upon not less than 61 days’ prior notice to the Company, may decrease the Beneficial Ownership Limitation provisions of this Section 2(d)(i), provided that the provisions of this Section 2(d)(i) shall continue to apply.  Any such decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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ii.
Issuance Restrictions.  If the Company has not obtained Stockholder Approval, then the Company may not issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued (A) pursuant to the conversion of any Preferred Stock issued pursuant to any of the Purchase Agreements, (B) upon prior exercise of this or any other Warrant issued pursuant to any of the Purchase Agreements and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the issuance of Securities pursuant to the Purchase Agreements, would exceed 2,770,160  shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Purchase Agreement (such number of shares, the “Issuable Maximum”).  Holder and the holders of the other Warrants issued pursuant to the Purchase Agreement shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) Holder’s original Subscription Amount by (y) the aggregate original Subscription Amount of all holders pursuant to the Purchase Agreements. In addition, Holder may allocate its pro-rata portion of the Issuable Maximum among Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Purchaser no longer holds any Warrants and the amount of shares issued to such Purchaser pursuant to its Warrants was less than such Purchaser’s pro-rata share of the Issuable Maximum.  In the event that any Holder shall sell or otherwise transfer any of such Holder’s Warrants, the transferee shall be allocated a pro rata portion of such Holder’s portion of the Issuable Maximum. For avoidance of doubt, unless and until any required Stockholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreements as described in clause (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Stockholder Approval is obtained and effective.

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e)            Mechanics of Exercise.

i.      Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to Holder by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by Holder or (B) the shares are eligible for resale by Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day following the Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

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ii.           Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.           Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then, Holder will have the right to rescind such exercise.

iv.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to Holder, if the Company fails to cause the Transfer Agent to transmit to Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date Holder is required by its broker to purchase (in an open market transaction or otherwise) or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Holder of the Warrant Shares which Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to Holder the amount by which (x) Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay Holder $1,000. Holder shall provide the Company written notice indicating the amounts payable to Holder in respect of the Buy-In and, upon request of the Company, written evidence of the Buy-In and the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of Holder or in such name or names as may be directed by Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.          Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.      Certain Adjustments.

 a)               Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or upon conversion of, or as payment of a dividend on, the Preferred Stock or the Series B Preferred in accordance with the terms thereof as in effect as of the date of the Purchase Agreement), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)               Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price then in effect, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.  The Company shall notify Holder, in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price on or after the date of such Dilutive Issuance, regardless of whether Holder accurately refers to the Base Share Price in the Notice of Exercise.

c)                Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP on the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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d)            Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to Holder a new warrant, in exchange for the Warrant, consistent with the foregoing provisions and evidencing Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, in exchange for this Warrant, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (A) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (B) the risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (C) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of such transaction and the Termination Date. Upon such payment, in full, this Warrant shall be canceled and shall be of no further force or effect.

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f)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)            Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreements, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

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ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice or (z) the date on which such dissolution, liquidation or winding up is expected to commence.  Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as otherwise set forth herein.

Section 4.      Transfer and Exchange of Warrant.

 a)              Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)              New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)              Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to Holder, and for all other purposes, absent actual notice to the contrary.

d)              Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e)               Representation by Holder. Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.      Miscellaneous.

a)               No Rights as Stockholder Until Exercise.  This Warrant does not entitle Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond, unless required by the Transfer Agent), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)                Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)               Authorized Shares.

The Company covenants that, during the period commencing on the Authorized Share Approval Date and ending on the date on which the Warrant is no longer outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be reasonably necessary from any public regulatory body or bodies having jurisdiction thereof.

e)             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)             Restrictions.  Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)             Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)             Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

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l)             Amendment.  This Warrant may be modified or amended, or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to 67% of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein

Name: Michael Fonstein
Title: President and Chief Executive Officer

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NOTICE OF EXERCISE

TO:           CLEVELAND BIOLABS, INC.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

	Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _________, 2009, between Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amendment” means an amendment to the Company’s certificate of incorporation that increases the number of authorized shares of Common Stock from 40,000,000 to no less than 60,000,000 shares.

“Authorized Share Approval” means (a) the approval by the stockholders of the Company of the Amendment and (b) the filing by the Company of the Amendment with the Secretary of State of the State of Delaware and the acceptance of the Amendment by the Secretary of State of the State of Delaware.

 “Authorized Share Approval Date” means the later of the date that the Company (a) receives the approval by the stockholders of the Company of the Amendment or (b) files the Amendment with the Secretary of State of the State of Delaware and receives the acceptance of the Amendment by the Secretary of State of the State of Delaware.

“Board of Directors” means the board of directors of the Company.

 “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

 “Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the applicable Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported (closing) sale price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no sale on such date, then the last reported (closing) sale price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported as of 4:02p.m. (New York City time) on such date, or (d) if the shares of Common Stock are not then publicly traded, the fair market value as of such date of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Closing Statement” means the Closing Statement in the form of Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.005 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Company Counsel” means Katten Muchin Rosenman LLP, with offices located at 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(g).

“Effective Date” means the date that the initial Registration Statement (including the Conversion Shares Registration Statement as defined in the Certificate of Designation) filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” means Signature Bank, a New York State chartered bank and having an office at 261 Madison Avenue, New York, New York 10016.

“Escrow Agreement” means the escrow agreement entered into on December 15, 2008, by and among the Company and the Escrow Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (provided, however, any such issuance(s) to consultants shall not exceed an aggregate of 750,000 shares of Common Stock or options (subject to forward and reverse stock splits, stock dividends and the like that occur after the Original Issue Date) in any 12 month period), (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of any such securities other than increases in the number of securities or decreases in exercise price or conversion price resulting from anti-dilution or similar provisions contained in the terms and conditions of such securities on the date hereof, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company or a seller of assets and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) up to an amount of Preferred Stock and Warrants equal to the difference between $13,000,000 and the aggregate Subscription Amounts under the Purchase Agreements, on  the same terms and conditions and prices as hereunder, with investors executing definitive agreements for the purchase of such securities and such transactions having closed on or before March 15, 2009 or such other date as may be agreed upon, in writing, by the Company and the Placement Agent (provided, however, clause (d) of this definition of “Exempt Issuance” shall not apply to Section 3(b) of the Warrant or Section 7(b) of the Certificate of Designation).

“FDA” means the U.S. Food and Drug Administration.

“FDCA” shall have the meaning ascribed to such term in Section 3.1(kk).

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means (x) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable and operating leases incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

 “Knowledge of the Company” means the actual knowledge that was, or would reasonably be expected to be, obtained after due inquiry of all the officers and directors of the Company.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

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“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction that has the practical effect of creating any of the foregoing.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(kk).

“Placement Agent” means Garden State Securities, Inc.

“Preferred Stock” means up to 1,300 shares of the Company’s Series D Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto, including an initial Conversion Price equal to $1.85, subject to adjustment therein.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchase Agreements” means this Agreement together with the other Purchase Agreements, substantially identical to this Agreement, by and between the Company and each purchaser identified on the signature pages thereto and entered into at any time on or before March 15, 2009 or such other date as may be agreed upon, in writing, by the Company and the Placement Agent.

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 “Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreements, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or issuable, other than in connection with an unmatured Dilutive Issuance, in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all outstanding Warrants or conversion in full of all outstanding shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted shares of Preferred Stock are held until the third anniversary of the Closing Date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred” means the Series B Convertible Preferred Stock, par value $0.005 per share, of the Company.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

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“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stated Value” means $10,000 per share of Preferred Stock.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE Alternext US, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 17 Battery Place, New York, New York 10004, and a facsimile number of (212) 509-5150, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock and upon exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

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“Voting Agreements” means each of the written agreements, in the form of Exhibit E attached hereto, between the Company and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Company, which shall be as set forth on Schedule 2.2(a)(vi) attached hereto, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Company shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

 “Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the applicable Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to seven years, in the form of Exhibit C attached hereto, with an initial Exercise Price (as defined therein) equal to $2.60, subject to adjustment therein.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $13,000,000 of Stated Value of shares of Preferred Stock with an aggregate Stated Value for each Purchaser equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and Warrants as determined pursuant to Section 2.2(a).  The aggregate number of shares of Preferred Stock purchased and sold under the Purchase Agreements shall not exceed 1,300.  Each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree and the Placement Agent shall deliver to the Escrow Agent the Form of Escrow Release Notice (as defined in the Escrow Agreement), duly executed.

2.2	Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii)          evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(iv)          a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value (the “Shares”), registered in the name of such Purchaser;

(v)           a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to such Purchaser’s Shares multiplied by the Stated Value and divided by $1.85, with an exercise price equal to $2.60, subject to adjustment therein;

(vi)          the Voting Agreements; and

(vii)         the Registration Rights Agreement, duly executed by the Company.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement, duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer to the Escrow Agent; and

(iii)          the Registration Rights Agreement, duly executed by such Purchaser.

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(c)           On or prior to the Closing Date, unless deferred by the Placement Agent until another Closing Date, the Company shall deliver or cause to be delivered to the Placement Agent, the Warrant(s) registered in the name of the Placement Agent or its assigns or designees, to purchase up to a number of shares of Common Stock equal to 10% of the aggregate Subscription Amounts, with an exercise price equal to $2.60, subject to adjustment therein.

2.3	Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

 (i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein);

 (ii)          all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

 (iii)         the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

 (i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

 (ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

 (iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

 (iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

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(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, has not ended or terminated and in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser.

 (a)           Subsidiaries.  The Company does not have, nor has it ever had, any direct or indirect subsidiaries.

 (b)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in material violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions thereby have been duly authorized by all necessary action on the part of the Company and no further such action is required of the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when executed and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or result in the creation of any Lien upon any of the properties or assets of the Company, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Stockholder Approval, Authorized Share Approval and filings and notices in connection therewith (collectively, the “Required Approvals”).

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(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  Subject to the Authorized Share Approval, the Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock, to the Knowledge of the Company, owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock incentive plans, the issuance of shares of Common Stock to employees and other eligible recipients pursuant to the Company’s stock incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws (including registration requirements (or exemptions therefrom)), and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth on Schedule 3.1(g), no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements in effect with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

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(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed (or, if amended thereafter, as so amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or, to the actual knowledge of the Company, affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor, to the Knowledge of the Company, any director or officer thereof in their capacity as such, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in their capacity as such.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement and the Company believes its relationship with its employees is good. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the Knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters, except in each case as would not reasonably be expected to have a Material Adverse Effect.  The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

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(m)           Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit, except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(n)           Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for Permitted Liens, and such Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(o)           Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports necessary or material for use in connection with their respective businesses and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a notice (written or otherwise) that any of such Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 per occurrence. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business.

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(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company, any entity in which any such officer, director, or any employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary, director compensation, or consulting fees for services rendered, (ii) reimbursement for expenses incurred for or on behalf of the Company (including for the costs of director expenses incurred in connection with attendance at meetings of the Board of Directors, or committees thereof) and (iii) other employee benefits, including stock option agreements under any stock incentive plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)           Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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(t)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Except as set forth on Schedule 3.1(t), the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  Other than (i) each of the Purchasers, (ii) any purchasers under the other Purchaser Agreements or (iii) as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which, to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

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(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes, or could reasonably be deemed to constitute, material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including (i) this Agreement, (ii) the Disclosure Schedules to this Agreement, (iii) the other Transaction Documents and (iv) the SEC Reports filed since December 31, 2007 (which shall be deemed so furnished by virtue of their having been made available on the Commission’s Edgar system), is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement, together with the SEC Reports filed by the Company during such period, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates acting on behalf of the Company, nor any Person acting on its or their behalf has, directly or indirectly, except in connection with any other Purchase Agreements, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any of the Securities under the Securities Act, or (ii) any applicable stockholder approval (including the Stockholder Approval and the Authorized Share Approval) provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency.  Except as set forth on Schedule 3.1(aa), based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. The Company is not in default with respect to any Indebtedness.

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(bb)        Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and, to the Knowledge of the Company, has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(cc)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has sold or agreed to sell the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)        Foreign Corrupt Practices.  Neither the Company, nor, to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the Knowledge of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

(ff)           Seniority.  As of the Closing Date, except as set forth on Schedule 3.1(ff), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Preferred Stock in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

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(gg)        No Disagreements with Accountants and Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants employed by the Company with respect to the Company’s financial statements and notes thereto, or other disclosures contained in the SEC Reports and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.  No lawyer who formerly represented or presently represents the Company has reported, or is currently obligated to report, evidence of a material violation of the Securities Act, the Exchange Act or any federal or state securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(hh)        Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representatives.

(ii)           Acknowledgment Regarding Purchasers’ Trading Activity.  Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked to agree by the Company, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, in accordance with applicable law, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, so long as such Purchaser has no arrangement or understanding with such counterparty providing such Purchaser with affiliation or control.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that, subject to Sections 3.2(g) and 4.15 hereof, such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(jj)           Regulation M Compliance.  The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, during the two years preceding the date hereof, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agents in connection with the placements of the Securities.

(kk)         FDA.  As to each product subject to the jurisdiction of the FDA under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed, as applicable, by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Knowledge of the Company, threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, and which in each such case, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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(ll)           Stock Incentive Plans. To the Knowledge of the Company, each stock option granted by the Company under the Company’s stock incentive plans was granted (i) in accordance with the terms of the applicable stock incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Knowledge of the Company, no stock incentive granted under the Company’s stock incentive plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock incentives prior to, or otherwise knowingly coordinate the grant of stock incentives with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

3.2         Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

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(b)           No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate, if such Purchaser is an entity, any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or in the other Transaction Documents or the authority or ability of such Purchaser to perform its obligations under the Transaction Documents.

(c)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

 (d)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, as of the date hereof it is, as of the Closing Date it will be,and on each date on which it exercises any Warrants or converts any shares of Preferred Stock, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

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(f)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a summary of terms (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (the “Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h)           Disclosure.  Such Purchaser acknowledges and agrees that the Company is not making any and has not made any representation or warranty with respect to the transactions contemplated hereby other than those set forth in Section 3.1 hereof.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

 (a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

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(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form (and the placement of a stop transfer order against transfer of the Securities consistent therewith):

 [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

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(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such Underlying Shares is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, as certified to the Company in customary certificates with respect thereto, executed by the seller of such Underlying Shares and (to the extent applicable) the seller’s broker with respect thereto, or (iii) if such Underlying Shares are held by a Person that is not an Affiliate, as certified in writing by such Person to the Company, and are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is expressly permitted to be removed under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is expressly permitted to be removed under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

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 (d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

 (e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees  with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2          Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information; Public Information.

(a)           Until the time that no Purchaser owns Preferred Stock and Warrants, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act other than filings, the failure of which would not impact the eligibility of the Company with respect to the use of Form S-3 or Rule 144.    As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

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 (b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, assuming the Warrants are exercised by way of a cashless exercise and none of the Securities are (or were at any time) held by an Affiliate of the Company, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one and one half percent (1.5%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or, except in connection with any other Purchase Agreements, that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations, including, but not limited to, the stockholder approval requirements, of any Trading Market.

4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the information required to be provided by the Purchasers in order to exercise the Warrants or convert the Preferred Stock.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Preferred Stock.  The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

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4.6           Securities Laws Disclosure; Publicity.  The Company shall (a)  by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of each of the Transaction Documents contemplated hereby, which shall be in compliance with Rule 135(c) and (b) by 8:30 a.m. (New York City time) on the second Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and, upon the final closing of the offering of the Preferred Stock and the Warrants, including the Transaction Documents as exhibits thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Stockholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Use of Proceeds.  Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

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4.10           Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.11        Reservation and Listing of Securities.

(a)           The Company shall, while the Preferred Stock and Warrants are outstanding, maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full on such date under the Transaction Documents.

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(b)           If, on any date following the Authorized Share Approval Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 130% of the result of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. In addition, no later than the 90th calendar day following the date of termination or expiration of the offering of the securities pursuant to the Purchase Agreements, the Company shall hold a special meeting of its stockholders (which period may be reasonably extended in the case of Commission review of the Company’s proxy statement) for the purpose of obtaining Stockholder Approval and Authorized Share Approval, with the recommendation of the Board of Directors that such proposals be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval and Authorized Share Approval at the first meeting, the Company shall call a meeting every 60 days thereafter to seek Stockholder Approval and Authorized Share Approval, as applicable, until the earlier of the date that both of the Stockholder Approval and the Authorized Share Approval are obtained or the Preferred Stock is no longer outstanding. The Company agrees, as required by subclause (b) of the definition of Authorized Share Approval, to file the Amendment with the Secretary of State of Delaware on the Business Day immediately following (provided the Secretary of State of Delaware is accepting filings on such day) the receipt of Authorized Share Approval as required by subclause (a) of the definition of Authorized Share Approval.

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4.12        Participation in Future Financing.

(a)           From the date on which no shares of the Series B Preferred are outstanding until the date that the Preferred Stock is no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) (a “Subsequent Financing”), each Purchaser shall have the right to participate in such Subsequent Financing up to an amount of the Subsequent Financing equal to such percentage of the Subsequent Financing that enables such Purchaser to maintain the same percentage of ownership of the Common Stock, assuming full conversion of the Preferred Stock (without giving effect to any limitations on conversion set forth in the Certificate of Designation), as such Purchaser held immediately following the Closing Date (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. Each Purchaser hereby agrees to keep confidential the information included in any Subsequent Financing Notice provided to such Purchaser.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason substantially on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

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(f)           Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock.

4.13        Subsequent Equity Sales.

(a)           From the date hereof until 60 days after the earlier of (i) the Effective Date and (ii) the date that the Securities are eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 (assuming the Warrants are exercised by way of cashless exercise and none of the Securities are (or were at any time) held by an Affiliate of the Company), neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, that the 60 day period set forth in this Section 4.13 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.

(b)           From the date hereof until such time as no Purchaser holds any of the Preferred Stock and Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)           Unless Stockholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Preferred Stock would not be permitted, pursuant to Section 6(d) of the Certificate of Designation, to convert their respective outstanding shares of Preferred Stock and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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 (d)           Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14       Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15       Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will engage in any transactions in securities of the Company, including any purchases or sales, including any Short Sales or any other transactions (including any derivative transactions) with respect to any securities of the Company, during the period commencing with the Discussion Time and ending at such time as the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Each Purchaser severally and not jointly with any other Purchaser, acknowledges the positions of the Commission as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16       Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

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4.17           Capital Changes.  Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the shares of Preferred Stock; provided, however, this Section 4.17 shall not apply solely in connection with any reverse stock split conducted to maintain compliance with listing standards of the Trading Market.

4.18           Most Favored Nation Provision. From the first date hereafter on which no shares of Series B Preferred are outstanding until the earlier of (a) the date when such Purchaser no longer holds any Preferred Stock and (b) the three year anniversary of the date hereof, if the Company effects a Subsequent Financing, each Purchaser may elect, in its sole discretion, to exchange all or some of the Preferred Stock (but not the Warrants) then held by such Purchaser for such preferred stock or debt issued in a Subsequent Financing on the basis of a $0.90 in stated value or principal amount, as applicable, of such preferred stock or debt for each $1.00 of outstanding Stated Value of the Preferred Stock, along with any liquidated damages and other amounts then due and owing thereon. By way of example, if the Company undertakes a Subsequent Financing of convertible debentures and warrants, each Purchaser shall have the right to participate in such Subsequent Financing and use the exchange of its Preferred Stock (but not the Warrants) as consideration for purchase of the debentures (but not the warrants), on a $1.00 for $0.90 basis, as described above, in lieu of cash consideration.  The Company shall provide prior written notice of any such Subsequent Financing in the manner set forth in Section 4.12.  Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance.

4.19           Sinking Fund. If the Company (a) receives any cash funds from fees, royalties or revenues as a result of the license of any of the Intellectual Property, after the Company fulfills all of the obligations to the Cleveland Clinic Foundation as set forth on Schedule 4.19 attached hereto (such net proceeds the “IP Proceeds”), (b) pursuant to awards made after the date hereof,  receives cash funds from development grants from any government agency for the development of (i) anti-cancer applications for any of the Company’s curaxin compounds or (ii) anti-cancer or biodefense applications for the Company’s CBLB502 compound (the “Governmental Grant  Proceeds”), or (c) shall determine, in its sole discretion, to allocate cash proceeds to the Escrow Account (as defined below) (the “Company Allocation”), then the Company shall deposit, into a segregated escrow account to be in the name of “Cleveland BioLabs, Inc., Sinking Fund Account” and managed by Key Bank, with an address of 50 Fountain Plaza, 17th Floor, Buffalo, New York 14202 (such account, the “Escrow Account” and such escrow agent, “Key Bank”), (i) 40% of the IP Proceeds, (ii) 20% of the Governmental Grant Proceeds and (iii) the Company Allocation (collectively, (i), (ii) and (iii), the “Sinking Fund”). The Company shall use the Sinking Fund solely for the purpose of a Sinking Fund Redemption or Sinking Fund Conversion (as defined in the Certificate of Designation).

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ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the initial Closing has not been consummated on or before February 27, 2009; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  At the Closing, the Company has agreed to reimburse the Placement Agent the non-accountable sum of $50,000 for its legal fees and expenses, $10,000 of which has been paid prior to the Closing.  The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers (other than taxes on income, profits or revenues of any Purchaser).

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)  Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  Prior to Closing, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers obligated to purchase at least 67% of the Preferred Stock or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. After the Closing, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% of the outstanding Preferred Stock or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Prior to the Closing Date, no Purchaser may assign any or all of its rights under this Agreement to any Person without the prior written consent of the Company. After the Closing Date, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities (subject to Section 4.1), provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers” and otherwise complies with Section 4.1 hereof.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also execute a customary affidavit and pay any reasonable third-party costs (including customary indemnity, and bond, if required by the Transfer Agent) associated with the issuance of such replacement Securities.

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5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election (unless prohibited by law).

40

5.18           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS.  FWS does not represent all of the Purchasers but only the Placement Agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

41

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	CLEVELAND BIOLABS, INC.	Address for Notice:
73 High Street
Buffalo, NY 14203

By:	/s/ Michael Fonstein	Fax: (716) 849-6820
Name: Michael Fonstein
Title: President and Chief Executive Officer

With a copy to (which shall not constitute notice):
Katten Muchin Rosenman LLP
525 West Monroe Street, Suite 1900
Chicago, IL 60661
Attention: Ram Padmanabhan

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Jan Arnett

Signature of Authorized Signatory of Purchaser:  /s/ Jan Arnett

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Berdon Ventures LLC

Signature of Authorized Signatory of Purchaser:  /s/ Frederick Berdon

Name of Authorized Signatory:  Frederick Berdon

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $300,000

Shares of Preferred Stock:  30

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Guy Michael Dart

Signature of Authorized Signatory of Purchaser:  /s/ Guy Michael Dart

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Michael N. Emmerman

Signature of Authorized Signatory of Purchaser:  /s/ Michael N. Emmerman

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $180,000

Shares of Preferred Stock:  18

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Jonathan Kamen

Signature of Authorized Signatory of Purchaser:  /s/ Jonathan Kamen

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Lindsay E. Dart Separate Property Trust

Signature of Authorized Signatory of Purchaser:  /s/ Lindsay Dart Lincoln

Name of Authorized Signatory:  Lindsay Dart Lincoln

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Richard and Arline McGowan, JTWROS

Signature of Authorized Signatory of Purchaser:  /s/ Richard S. McGowan    /s/ Arline McGowan

Name of Authorized Signatory:  Richard S. McGowan / Arline McGowan

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $370,000

Shares of Preferred Stock:  37

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Martin H. Meyerson

Signature of Authorized Signatory of Purchaser:  /s/ Martin H. Meyerson

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  William F. Quirk, Jr.

Signature of Authorized Signatory of Purchaser:  /s/ William F. Quirk, Jr.

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Stuart Schapiro Keough

Signature of Authorized Signatory of Purchaser:  /s/ Stuart Schapiro

Name of Authorized Signatory:  Stuart Schapiro

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Lorin Wels

Signature of Authorized Signatory of Purchaser:  /s/ Lorin Wels

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $101,750

Shares of Preferred Stock:  10.18

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Purchaser:  /s/ Joshua Silverman

Name of Authorized Signatory:  Joshua Silverman

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Greenwich Growth Fund Limited

Signature of Authorized Signatory of Purchaser:  /s/ J.P. Furey

Name of Authorized Signatory:  J.P. Furey

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Cranshire Capital LP

Signature of Authorized Signatory of Purchaser:  /s/ Keith Goodman

Name of Authorized Signatory:  Keith Goodman

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Marschall–Cook–Critchley Family Ventures, F.L.P.

Signature of Authorized Signatory of Purchaser:  /s/ Harry Critchley

Name of Authorized Signatory:  Harry Critchley

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $25,000

Shares of Preferred Stock:  2.5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  George L. Black Jr. Trust

Signature of Authorized Signatory of Purchaser:  /s/ George L. Black, Jr.

Name of Authorized Signatory:  George L. Black, Jr.

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $20,000

Shares of Preferred Stock:  2

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Brad DeHaan

Signature of Authorized Signatory of Purchaser:  /s/ Brad DeHaan

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $9,250

Shares of Preferred Stock:  0.93

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Frank C. Heyman

Signature of Authorized Signatory of Purchaser:  /s/ Frank C. Heyman

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $25,900

Shares of Preferred Stock:  2.59

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Michael Silver and Lori Silver JT TEN

Signature of Authorized Signatory of Purchaser:  /s/ Michael Silver  /s/ Lori Silver

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $20,000

Shares of Preferred Stock:  2

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Steven E. Slawson

Signature of Authorized Signatory of Purchaser:  /s/ Steven E. Slawson

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Old Kings Capital LP

Signature of Authorized Signatory of Purchaser:  /s/ Peter J. Gavey

Name of Authorized Signatory:  Peter J. Gavey

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $39,629

Shares of Preferred Stock:  3.96

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Zanett Opportunity Fund Ltd.

Signature of Authorized Signatory of Purchaser:  /s/ Gianfranco Cicogna

Name of Authorized Signatory:  Gianfranco Cicogna

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Robert Brous

Signature of Authorized Signatory of Purchaser:  /s/ Robert Brous

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $40,000

Shares of Preferred Stock:  4

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  CRCK, LLC

Signature of Authorized Signatory of Purchaser:  /s/ Maria Lamari Burden

Name of Authorized Signatory:  Maria Lamari Burden

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $1,000,000

Shares of Preferred Stock:  100

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Entrust NE FBO Walter Schenker A/C 1374

Signature of Authorized Signatory of Purchaser:  /s/ Jennifer N. Bzik

Name of Authorized Signatory:  Jennifer N. Bzik

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  James W. Harpel

Signature of Authorized Signatory of Purchaser:  /s/ James W. Harpel

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $300,000

Shares of Preferred Stock:  30

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Susan Schenker

Signature of Authorized Signatory of Purchaser:  /s/ Susan Schenker

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:
[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Walter Schenker

Signature of Authorized Signatory of Purchaser:  /s/ Walter Schenker

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Jed F. Fisher

Signature of Authorized Signatory of Purchaser:  /s/ Jed F. Fisher

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $12,500.10

Shares of Preferred Stock:  1.25

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  William F. Quirk Jr.

Signature of Authorized Signatory of Purchaser:  /s/ William F. Quirk Jr.

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Ronald Lukas

Signature of Authorized Signatory of Purchaser:  /s/ Ronald Lukas

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $83,000

Shares of Preferred Stock:  8.3

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  J.S.A. Investments, LLC

Signature of Authorized Signatory of Purchaser:  /s/ Joelle A. Meyerson

Name of Authorized Signatory:  Joelle A. Meyerson

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  TCMP3 Partners

Signature of Authorized Signatory of Purchaser:  /s/ Walter Schenker

Name of Authorized Signatory:  Walter Schenker

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $150,000

Shares of Preferred Stock:  15

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Frank Decarolis IRA FCC as Custodian

Signature of Authorized Signatory of Purchaser:  /s/ First Clearing LLC

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $20,000

Shares of Preferred Stock:  2

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Robert H. Cohen

Signature of Authorized Signatory of Purchaser:  /s/ Robert H. Cohen

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $500,000

Shares of Preferred Stock:  50

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  John G. Manos Living Trust U/A/D – 7/21/04

Signature of Authorized Signatory of Purchaser:  /s/ John Manos  /s/ Dorothy Mason

Name of Authorized Signatory:  John Manos / Dorothy Mason

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $35,000

Shares of Preferred Stock:  3.5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Guy Michael Dart

Signature of Authorized Signatory of Purchaser:  /s/ Guy Michael Dart

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $25,000

Shares of Preferred Stock:  2.5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Vertical Partners LP

Signature of Authorized Signatory of Purchaser:  /s/ Peter J. Gavey

Name of Authorized Signatory:  Peter J. Gavey

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $107,278

Shares of Preferred Stock:  10.73

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Jan Arnett

Signature of Authorized Signatory of Purchaser:  /s/ Jan Arnett

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $25,000

Shares of Preferred Stock:  2.5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Martin H. Meyerson

Signature of Authorized Signatory of Purchaser:  /s/ Martin H. Meyerson

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Philip Patt and Maxine Patt JTWROS

Signature of Authorized Signatory of Purchaser:  /s/ Philip Patt   /s/ Maxine Patt

Name of Authorized Signatory:  Philip Patt and Maxine Patt

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5.00

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Lindsay Dart Lincoln TTEE, Lindsay E. Dart Separate Property Trust

Signature of Authorized Signatory of Purchaser:  /s/ Lindsay Dart Lincoln

Name of Authorized Signatory:  Lindsay Dart Lincoln

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $25,000

Shares of Preferred Stock:  2.50

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Cranshire Capital LP

Signature of Authorized Signatory of Purchaser:  /s/ Mitchell Kopin

Name of Authorized Signatory:  Mitchell Kopin

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10.00

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Philip Patt and Maxine Patt JTWROS

Signature of Authorized Signatory of Purchaser:  /s/ Philip Patt   /s/ Maxine Patt

Name of Authorized Signatory:  Philip Patt and Maxine Patt

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5.00

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Thomas R. Ulie

Signature of Authorized Signatory of Purchaser:  /s/ Thomas R. Ulie

Name of Authorized Signatory:  Thomas R. Ulie

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $150,000

Shares of Preferred Stock:  15.00

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  William F. Quirk Jr.

Signature of Authorized Signatory of Purchaser:  /s/ William F. Quirk Jr.

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $100,000

Shares of Preferred Stock:  10

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Miriam Koryn

Signature of Authorized Signatory of Purchaser:  /s/ Miriam Koryn

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $50,000

Shares of Preferred Stock:  5

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Michael B. Pisani

Signature of Authorized Signatory of Purchaser:  /s/ Michael B. Pisani

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $14,000

Shares of Preferred Stock:  1.4

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

[PURCHASER SIGNATURE PAGES TO CBLI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  James W. Harpel

Signature of Authorized Signatory of Purchaser:  /s/ James W. Harpel

Name of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:  $250,000

Shares of Preferred Stock:  25

Warrant Shares:

EIN Number:

[PERSONAL INFORMATION OMITTED]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $13,000,000 of Preferred Stock and Warrants from Cleveland BioLabs, Inc., a Delaware corporation (the “Company”).  All funds will be wired into an account maintained by the Escrow Agent.  All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date:  __________, 2009

I. PURCHASE PRICE

Gross Proceeds to be Received	$

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

To: _____________________________________
To: _____________________________________

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of ________, 2009, between Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the earlier of the (a) actual Stockholder Approval Date and (b) Required Stockholder Approval Date (or, in the event of a “full review” by the Commission, the 180th calendar day following the earlier of the (a) actual Stockholder Approval Date and (b) Required Stockholder Approval Date) and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the earlier of the (a) actual Stockholder Approval Date and (b) Required Stockholder Approval Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

1

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Initial Shares” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) one-third of the number of issued and outstanding shares of Common Stock that are held by non-Affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (b) all Warrant Shares then issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrants) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

2

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Required Stockholder Approval Date” means the 90th calendar day following the date of termination or expiration of the offering of the Securities pursuant to the Purchase Agreements.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

 “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

3

“Stockholder Approval Date” means the date that the Company receives the Stockholder Approval.

2.	Shelf Registration.

(a)           On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least an 85% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as reasonably possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (II) the Company is in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day.   The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement.  The Company shall, by 9:30 a.m. New York City time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).  Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(b), if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders), and second by Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders); provided, however, that, prior to any reduction in the number of Registrable Securities included in a Registration Statement as set forth in this sentence, all shares of Common Stock set forth on Schedule 6(b) hereto shall be reduced first. In the event of a cutback hereunder, the Company shall give the Holder at least 5 Trading Days prior written notice along with the calculations as to such Holder’s allotment.

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(b)           If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 20 Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) as to, in the aggregate among all Holders on a pro-rata basis based on their purchase of the Securities pursuant to the Purchase Agreement, a Registration Statement registering for resale all of the Initial Shares is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days (which need not be consecutive calendar days) during any 12-month period, or (vi) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Securities (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i), (iv) and (vi), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 20 Business Day period is exceeded, and for purpose of clause (v) the date on which such 15 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder.  The parties agree that (1) the Company shall not be liable for liquidated damages under this Agreement with respect to any unexercised Warrants or Warrant Shares and (2) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 15% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

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3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Business Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Business Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) not later than the earlier of two (2) Business Days prior to the Filing Date and the end of the third (3rd) Business Day following the date on which such Holder receives draft materials in accordance with this Section.

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(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with respect thereto with the Company), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities, subject to any SEC Guidance setting forth a limitation on the number of Registrable Securities permitted to be registered on such additional Registration Statement.

(d)           Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

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(e)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)           Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system  (or successor thereto) need not be furnished in physical form.

(g)           Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)            The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to NASD Rule 2710, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

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(i)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)           If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k)           Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l)           Comply with all applicable rules and regulations of the Commission.

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(m)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder or provide any other information requested by the Commission with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

        4.                  Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the FINRA pursuant to NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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        5.                  Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus included in a Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus included in a Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus, preliminary prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus, form of prospectus or preliminary prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

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(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, any form of prospectus included in a Registration Statement or in any amendment or supplement thereto or in any preliminary prospectus included in a Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus, form of prospectus or preliminary prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus, form of prospectus or preliminary prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d)           Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

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The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        6.                  Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)           No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except as set forth on Schedule 6(b) attached hereto and in connection with transactions contemplated by clause (d) under Exempt Issuance, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.  The Company shall not file any other registration statements until the earlier of such time that all Registrable Securities are (i) registered pursuant to a Registration Statement that is declared effective by the Commission or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144; provided, however, that this Section 6(b) shall not prohibit the Company from filing (x) amendments to registration statements filed prior to the date of this Agreement, (y) registration statements pursuant to registration rights obligations in effect as of this Agreement and described on Schedule 6(i) hereto, and (z) registration statements on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans.

(c)           Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)           Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

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(e)           Piggy-Back Registrations. Except as set forth on Schedule 6(e) attached hereto, if, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (including, for this purpose any Registrable Securities issuable upon exercise or conversion of any Security).  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first  sentence of this Section 6(f).

(g)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holders of at least 67% of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

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(i)           No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise  materially conflicts with the provisions hereof.  Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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(o)           Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

(Signature Pages Follow)

17

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: President and Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO CBLI RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES OF HOLDERS OMITTED]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the [principal Trading Market] or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transaction through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with NASD IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this or another prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

CLEVELAND BIOLABS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)
Full Legal Names of any Control Persons, including any Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.  Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes   ☐  No   ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ☐  No   ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes   ☐  No   ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐  No   ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time prior to the effectiveness of the Registration Statement and thereafter at any times while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:____________________________________

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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VOTING AGREEMENT

This Voting Agreement, dated as of ________, 2009 (this “Agreement”), is by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and the holders of securities of the Company listed on the signature pages hereto under the heading “Holder” (each a “Holder” and collectively, the “Holders”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of ________, 2009 (the “Securities Purchase Agreement”), pursuant to which, among other things, and subject to the terms and conditions thereof, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) Series D Convertible Preferred Stock, par value $0.005 per share (“Series D Preferred”), which will, among other things, be convertible into shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”) in accordance with the terms of the Certificate of Designation for the Series D Preferred, and (ii) Common Stock Purchase Warrants (“Warrants”), which will be exercisable to purchase shares of Common Stock; and

WHEREAS, as of the date hereof, the Holders own the shares of Common Stock and shares of Series B Convertible Preferred Stock, par value $0.005 per share (“Series B Preferred”), set forth on Appendix A; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have requested that the Company be a party to this Agreement in order to enforce the terms hereof and have required that each Holder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Holder has agreed, to enter into this Agreement with respect to all of the Common Stock and Series B Preferred now owned or which may hereafter be acquired by the Holder that is eligible to be voted, and any other securities of the Company (the “Other Securities”), if any, which such Holder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of stockholders of the Company. The Other Securities are, collectively with the Common Stock and Series B Preferred that is eligible to be voted, referred to herein as the “Voting Securities”.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE HOLDERS

SECTION 1.01.   Voting Agreement.  Subject to the last sentence of this Section 1.01, each Holder hereby agrees that at any meeting of the stockholders of the Company, however called, each of the Holders shall vote the Voting Securities over which each Holder has voting power as of the record date for such meeting:  (a) in favor of Stockholder Approval and Authorized Share Approval (as defined in the Securities Purchase Agreement), as described in Section 4.11(c) of the Securities Purchase Agreement, and in favor of any proposal or matter that would reasonably be expected to facilitate Stockholder Approval and Authorized Share Approval or the transactions contemplated by the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company’s obligations under the Securities Purchase Agreement not being fulfilled.  Each Holder acknowledges receipt and review of a copy of the Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Holders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval and Authorized Share Approval. Nothing herein shall require or be deemed to require any Holder who holds options, warrants or other securities convertible into, or exercisable or exchangeable for, Voting Securities to convert, exercise or exchange such options, warrants or other securities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.   Authority Relative to This Agreement.  Each Holder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights, (b) to the extent the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) to the extent rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

SECTION 2.02.   No Conflict.  (a)  The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Holder or by which the Voting Securities owned by such Holder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the Voting Securities owned by such Holder, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or the Voting Securities owned by such Holder are bound.

(b) The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or other third party by such Holder.

2

SECTION 2.03.   Title to the Stock.  As of the date hereof, each Holder is the record and beneficial owner of the number of shares of Common Stock and Series B Preferred set forth opposite its name on Appendix A attached hereto. Such Common Stock and Series B Preferred are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Holder’s voting rights, charges and other encumbrances of any nature whatsoever.  No Holder has previously appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Series B Preferred owned by such Holder.

ARTICLE III

COVENANTS

SECTION 3.01.   Grant of Proxy.  Each Holder hereby revokes any and all previous proxies granted with respect to its Common Stock or Series B Preferred.  By entering into this Agreement, each Holder hereby grants a proxy appointing the Company, with full power of substitution, as such Holder’s attorney-in-fact and proxy, for and in such Holder’s name, to be counted as present and to vote (including by written consent, if applicable) or otherwise to act on behalf of the Holder with respect to its Voting Securities solely with respect to the matters set forth in, and in the manner contemplated by Section 1.01, as such proxy or its substitutes shall, in the Company’s sole and absolute discretion, deem proper with respect to such Voting Securities.  The proxy granted by each Holder pursuant to this Section 3.01 is subject to the penultimate sentence of this Section 3.01, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the Delaware General Corporation Law and is granted in order to secure such Holder’s performance under this Agreement and also in consideration of the Company entering into this Agreement and the Securities Purchase Agreement.  If any Holder fails for any reason to be counted as present or to vote (including by written consent, if applicable) such Holder’s Voting Securities in accordance with the requirements of Section 1.01 above, then the Company shall have the right to cause to be present or vote such Holder’s Voting Securities in accordance with the provisions of Section 1.01.  The proxy granted by each Holder shall be automatically revoked upon termination of this Agreement in accordance with its terms.  Each Holder agrees, from the date hereof, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 3.01.

SECTION 3.02.   No Disposition or Encumbrance of Stock.  Each Holder hereby covenants and agrees that, until the Stockholder Approval and Authorized Share Approval have been obtained, such Holder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to (except in a manner that is consistent with Section 1.01 or Section 3.01), or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Holder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Voting Securities, or directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Holder may assign, sell or transfer any Voting Securities provided that any such recipient of the Voting Securities has delivered to the Company and each Investor a written agreement, in a form reasonably satisfactory to the Investors, that the recipient shall be bound by, and the Voting Securities so transferred, assigned or sold shall remain subject to, this Agreement.

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SECTION 3.03.   Company Cooperation.  The Company hereby covenants and agrees that it will not, and each Holder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Voting Securities subject to this Agreement unless the provisions of Section 3.02 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.   Further Assurances.  Each Holder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.   Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company or any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof (without the necessity of posting bond or other security, or proving actual damages), in addition to any other remedy at law or in equity.  Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.   Entire Agreement.  This Agreement constitutes the entire agreement among the Company and the Holders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Holders with respect to the subject matter hereof.

SECTION 4.04.   Amendment.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto and with the consent of the Investors.

SECTION 4.05.   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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SECTION 4.06.   Governing Law.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

SECTION 4.07.   Third-Party Beneficiaries.  The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

SECTION 4.08.   Termination.  This Agreement shall terminate immediately following the occurrence of the Stockholder Approval and Authorized Share Approval or upon the mutual consent of the Company, each Holder and the Investors.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, each Holder and the Company has duly executed this Agreement.

THE COMPANY:

CLEVELAND BIOLABS, INC.

	By:	/s/ Michael Fonstein
	Name:	Michael Fonstein
	Title:	President and Chief Executive Officer
Dated: _________, 2009
	Address:	73 High Street Buffalo, New York 14203

HOLDER:

Dated: __________, 2009	Address:

[SIGNATURE PAGES OF HOLDERS OMITTED]

APPENDIX A

Holder	Outstanding Common Stock Owned	Outstanding Series B Preferred Owned	Common Stock Beneficially Owned
Bernard L. Kasten	0	0	85,000[1]
James J. Antal	0	0	85,000[2]
Paul E. DiCorleto	0	0	70,000[3]
Michael Fonstein	1,311,200	0	1,485,950[4]
Andrei Gudkov	1,549,600	0	1,724,350[5]
Yakov Kogan	715,200	0	889,950[6]
H. Daniel Perez	0	0	85,000[7]
John A. Marhofer, Jr.	0	0	159,684[8]
The Cleveland Clinic Foundation	1,341,000	0	1,341,000

1 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

2 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

3 Includes stock options to purchase 70,000 shares of Common Stock, which are currently exercisable.

4 Includes 1,311,200 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

5 Includes 1,549,600 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

6 Includes 715,200 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

7 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

8 Includes stock options to purchase 154,684 shares of Common Stock, which are currently exercisable, and stock options to purchase 5,000 shares of Common Stock, which will become exercisable on March 1, 2009.

Holder	Outstanding Common Stock Owned	Common Stock Beneficially Owned
Chembridge Corporation	340,864	605,488[1]
Elena Feinstein	238,200	238,200
George Stark	236,757	236,757
Alexander Shakhov	36,060	36,060
Vadim Krivokrysenko	50,660	50,660
Dmitriy A. Bosykh	1,250	1,250
Katerina Gurova	60,000	60,000
Mikhail Chernov	37,260	37,260

1 Includes 264,624 shares of Common Stock underlying a warrant, which is currently exercisable.

AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of March 20, 2009, is entered into by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and each of the purchasers (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) to the Securities Purchase Agreement, dated as of February 13, 2009 (the “Purchase Agreement”). Any defined terms used herein and otherwise undefined shall have the same meaning ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company expects to sell additional shares of Series D Convertible Preferred Stock (the “Series D Preferred”) and Warrants to additional purchasers on the same terms and conditions as set forth in the Purchase Agreement except that (1) the Conversion Price of the Series D Preferred shall be reduced from $1.85 to $1.40, subject to further adjustment therein and (2) the Exercise Price of the Warrants shall be reduced from $2.60 to $1.60, subject to further adjustment therein (the “Additional Series D Transaction”).

WHEREAS, to effect the foregoing price reductions, immediately prior to the consummation of the Additional Series D Transaction, the Company will issue to the Placement Agent a common stock purchase warrant to purchase ten (10) shares of Common Stock at an exercise price of $1.40 per share, subject to adjustment therein, on the date hereof, which warrant shall be otherwise identical to the Warrants (such issuance, the “Warrant Issuance”).

WHEREAS, the Warrant Issuance constitutes a Dilutive Issuance under Section 7(b) of the Certificate of Designation.

WHEREAS, in connection with the foregoing Dilutive Issuance, the Company has requested that the Purchasers agree to certain amendments and waivers under the Transaction Documents, and the Purchasers have agreed to such request, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Purchaser hereby agrees as follows:

1.         Adjustment to Conversion Price of Series D Preferred.  Pursuant to Section 7(b) of the Certificate of Designation, effective upon the Warrant Issuance, the Conversion Price of the Series D Preferred shall be adjusted to be equal to $1.40 per share, subject to further adjustment therein (the “Adjusted Conversion Price”).  This Agreement shall constitute notice thereof under Section 7(g)(i) of the Certificate of Designation.  Each Purchaser acknowledges and agrees that that the Adjusted Conversion Price shall apply in the Additional Series D Transaction and any subsequent issuances of the Series D Preferred on the same terms and conditions as set forth in the Additional Series D Transaction.

2.        Partial Waiver of Anti-Dilution of Warrants and Adjustment to Exercise Price of Warrants.  Each Purchaser hereby agrees to a waiver of the adjustment of the Exercise Price pursuant to Section 3(b) of the Warrants as a result of the Warrant Issuance, the Additional Series D Transaction and any subsequent issuances of the Warrants on the same terms and conditions as set forth in the Additional Series D Transaction; provided, however, effective upon the Warrant Issuance, the Exercise Price of the Warrants shall be reduced to be equal to $1.60 per share, subject to further adjustment therein, and the number of Warrant Shares issuable under each Warrant shall be adjusted to be equal to the quotient of (x) a Purchaser’s Shares multiplied by the Stated Value, divided by (y) the Adjusted Conversion Price. This Agreement shall constitute notice of such adjustment under Section 3(g)(i) of the Warrants.

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3.        Extension of Offering Period.  The termination of the offering shall be extended from March 15, 2009 until March 27, 2009, and, as such, each reference to “March 15, 2009” in the Transaction Documents shall be replaced with a reference to “March 27, 2009.”

4.         Amendment to Deadline for Stockholder Meeting.  Each Purchaser hereby agrees that the deadline for the Company to hold a meeting of its stockholders for the purpose of obtaining Stockholder Approval and Authorized Share Approval pursuant to Section 4.11(c) of the Purchase Agreement shall be June 26, 2009 (which period may be reasonably extended in the case of Commission review of the Company’s proxy statement).

5.         Voting Agreements.  The definition of “Voting Agreements” in Section 1 of the Purchase Agreement shall be amended such that the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP or Sunrise Securities Corp. so long as the Company obtains Voting Agreements from stockholders holding at least 1,000,000 shares of Common Stock. As such, the definition of “Voting Agreement” in Section 1.1 shall be amended and restated as follows:

““Voting Agreements” means each of the written agreements, in the form of Exhibit E attached hereto, between the Company and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Company, which shall be as set forth on Schedule 2.2(a)(vi) attached hereto, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Company shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000; and, provided, further, the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP and Sunrise Securities Corp. (regardless of the Subscription Amounts) if the Company obtains Voting Agreements executed by stockholders of the Company (in addition to those listed above under subsections (a) and (d)) holding no less than 1,000,000 shares of Common Stock, in the aggregate.”

6.         Other Waivers

(a)           Waiver of Participation in Future Financing. The Purchasers hereby waive the terms of Section 4.12 of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

(b)           Waiver of Subsequent Equity Sales. The Purchasers hereby waive the terms of Section 4.13(a) of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

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(c)           Waiver of Most Favored Nation Provision. The Purchasers hereby waive the terms of Section 4.18 of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

7.         Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

8.         Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date of such Purchaser’s execution of this Agreement:

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(a)           Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate, if such Purchaser is an entity, any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or the authority or ability of such Purchaser to perform its obligations under this Agreement.

9.         Miscellaneous.

(a)           Effect on Transaction Documents. Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(c)           Construction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

4

(d)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

(e)           Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

(g)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Waiver.  No provision of this Agreement may be waived or amended except in accordance with the terms of the Purchase Agreement.

(i)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SIGNATURE PAGES TO FOLLOW

5

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Waiver Agreement to be duly executed as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name:	Michael Fonstein
Title:	President and Chief Executive Officer

[AMENDMENT AND WAIVER AGREEMENT FOR PURCHASERS]

Acknowledgement and Confirmation

The undersigned investor hereby acknowledges receipt of this Amendment and Waiver Agreement and confirms its agreement to the terms thereof.

Signature: _________________________

Name of Investor(s): _________________________

Title (if investor is not an individual):_________________________

Dated: March ___, 2009

[SIGNATURE PAGES OF PURCHASERS OMITTED]

AMENDMENT AND REAFFIRMATION AGREEMENT

THIS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of March __, 2009, has been prepared to provide additional information to prospective investors in the private placement of the securities of Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and supplements information contained in the Securities Purchase Agreement by and among each prospective investor (each, a “Purchaser” and collectively, the “Purchasers”) and the Company (the “Purchase Agreement”) and each of the Transaction Documents thereto.  Each Purchaser is requested to agree and acknowledge this Agreement by executing the attached signature page and failure to agree to this Agreement will result in the Company returning the funds of any such Purchaser. Capitalized terms not defined herein shall have the same meaning as set forth in the Purchase Agreement.

The following terms of the Transaction Documents have been amended as follows:

1.           Conversion Price of the Series D Preferred. The Conversion Price of the Series D Convertible Preferred Stock (the “Series D Preferred”) shall be equal to $1.40, subject to further adjustment as set forth in the Certificate of Designation.

2.           Exercise Price of the Warrants. The Exercise Price of the Warrants shall be equal to $1.60, subject to further adjustment therein.

3.           Extension of Offering Period. The termination of the offering shall be extended from March 15, 2009 until March 27, 2009, and, as such, each reference to “March 15, 2009” in the Transaction Documents shall be replaced with a reference to “March 27, 2009.”

4.           Amendment to Deadline for Stockholder Meeting.  Each Purchaser hereby agrees that the deadline for the Company to hold a meeting of its stockholders for the purpose of obtaining Stockholder Approval and Authorized Share Approval pursuant to Section 4.11(c) of the Purchase Agreement shall be June 26, 2009 (which period may be reasonably extended in the case of Commission review of the Company’s proxy statement).

5.           Voting Agreements.  The definition of “Voting Agreements” in Section 1 of the Purchase Agreement shall be amended such that the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP or Sunrise Securities Corp. so long as the Company obtains Voting Agreements from stockholders holding at least 1,000,000 shares of Common Stock. As such, the definition of “Voting Agreement” in Section 1.1 shall be amended and restated as follows:

““Voting Agreements” means each of the written agreements, in the form of Exhibit E attached hereto, between the Company and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Company, which shall be as set forth on Schedule 2.2(a)(vi) attached hereto, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Company shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000; and, provided, further, the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP and Sunrise Securities Corp. (regardless of the Subscription Amounts) if the Company obtains Voting Agreements executed by stockholders of the Company (in addition to those listed above under subsections (a) and (d)) holding no less than 1,000,000 shares of Common Stock, in the aggregate.”

1

6.           Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

2

7.           Miscellaneous.

(a)           Effect on Transaction Documents. Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(c)           Construction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(d)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

(e)           Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

(g)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3

(h)           Waiver. No provision of this Agreement may be waived or amended except in accordance with the terms of the Purchase Agreement.

(i)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SIGNATURE PAGES TO FOLLOW

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IN WITNESS WHEREOF, the undersigned has caused this Amendment and Reaffirmation Agreement to be duly executed as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name:	Michael Fonstein
Title:	President and Chief Executive Officer

5

[AMENDMENT AND REAFFIRMATION AGREEMENT FOR PURCHASERS]

Acknowledgement and Confirmation

The undersigned investor hereby acknowledges receipt of this Amendment and Reaffirmation Agreement and confirms its subscription to purchase Securities in the offering pursuant to the terms of the Purchase Agreement.

Signature:  ______________________________

Name of Investor(s):  ______________________________

Title (if investor is not an individual):   ______________________________

Dated: March ___, 2009

[SIGNATURE PAGES OF PURCHASERS OMITTED]

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS CONCLUDES PRIVATE PLACEMENT
OF SERIES D PREFERRED STOCK AND COMMON
STOCK WARRANTS

Buffalo, NY – March 30, 2009. Cleveland BioLabs, Inc. (NASDAQ:  CBLI) (the “Company”) announced today that it concluded its offering of series D convertible preferred stock (“Series D Preferred”), and warrants to purchase common stock, raising in a final closing on March 27, 2009, approximately $800,000 in capital through a private placement of 78.9 shares of Series D Preferred and warrants to purchase 563,576 shares of the Company’s common stock.  This issuance of Series D Preferred and warrants is in addition to the previous issuances of Series D Preferred and warrants to purchase common stock consummated on February 13, 2009, and March 20, 2009, announced by the Company on February 17, 2009, and March 23, 2009, respectively.

The aggregate purchase price paid by the purchasers in the recently consummated transaction was $789,000 bringing the total amount raised at all three closings to approximately $5,428,000. After related fees and expenses, the Company received approximately $4,460,000 in the aggregate.  The Company intends to use the proceeds of the private placement for working capital purposes.

Michael Fonstein, Ph.D., President and Chief Executive Officer of Cleveland BioLabs, commented, “The Company has prepared itself to weather the economic downturn currently experienced in the capital markets by adding to our coffers and streamlining our development programs.  With capital resources anticipated to be sufficient to see Protectan CBLB502 through to submission for FDA approval and potential commercialization for defense applications, and a rich pipeline of additional compounds at or nearing critical valuation inflection points, we believe the Company is positioned to achieve success in these challenging times and continue to deliver value to all of our stakeholders.”

Garden State Securities, Inc. (the “Agent”) served as exclusive placement agent in the transaction.  For its services, the Agent received gross cash compensation in the amount of approximately $543,000 and warrants (in gross amount) to purchase 387,736 shares of common stock.

Each share of Series D Preferred is convertible into approximately 7,143 shares of common stock at the conversion price of $1.40, and each warrant is exercisable for one share of common stock at the exercise price of $1.60.  In the aggregate, all of the Series D Preferred issued are convertible into 3,877,386 shares of common stock and all of the warrants issued (including those issued to the Agent) are exercisable for 4,265,122 shares of common stock.

At its annual meeting of stockholders, the Company intends to seek approval of various matters relating to the transaction.  Directors, executive officers and certain large stockholders of the Company who together hold approximately 33% of the total voting power of the outstanding capital stock of the Company eligible to vote as of the date of the issuance have agreed to vote in favor of these approvals.  The Company has scheduled the annual meeting for June 25, 2009 in Buffalo, New York, for stockholders of record on April 27, 2009.

The Company intends to file a Current Report or Form 8-K with the Securities and Exchange Commission today, which will include a more detailed description of the transaction.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is a drug discovery and development company leveraging its proprietary discoveries around programmed cell death to develop treatments for cancer and protection of normal tissues from exposure to radiation and other stresses.  The Company has strategic partnerships with the Cleveland Clinic, Roswell Park Cancer Institute, ChemBridge Corporation and the Armed Forces Radiobiology Research Institute.  To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The transaction described above does not assure that the Company’s business or financial results will be successful or that the Company will not need to raise additional capital.  The Company may not be able to raise needed additional capital on the same terms as those in the transactions described above or on any other terms.  Factors that may affect the business or financial results or condition of the Company include the availability of capital, the progress and outcome of clinical trials and obtaining necessary regulatory approvals and are described more extensively in the Company’s filings with the SEC.  Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and, except as expressly required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or development.

Additional Information
The Company intends to file a proxy statement and other relevant documents concerning the transaction described above with the SEC.  The proxy statement will be distributed to the Company’s stockholders in connection with a meeting of stockholders.  Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction.  Investors will be able to obtain these documents free of charge at the SEC’s website (http://www.sec.gov).  The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of approval of the transaction and related matters from the stockholders of the Company.  Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 1, 2008.  Additional information regarding the interests of such participants will be included in the transaction-related proxy statement and the other relevant documents filed with the SEC when they become available.

The preferred stock and warrants described in this press release will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Contact:
Rachel Levine, Director Corporate Development & Communications
Cleveland BioLabs, Inc.
T: (646) 284-9439
E: rlevine@cbiolabs.com

 United States Securities and Exchange Commission
WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)
☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2008

or

☐ Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from ___________to ___________

Commission file number 001-32954

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	20-0077155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 High Street, Buffalo, NY 14203	(716) 849-6810
(Address of principal executive offices)	Telephone No.

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange which registered
Common Stock, par value $0.005 per share	NASDAQ Capital Market

Securities Registered Pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter was $37,767,484. There were 14,014,137 shares of common stock outstanding as of March 16, 2009.

DOCUMENTS INCORPORATED BY REFERENCE

The definitive proxy statement relating to the registrant’s Annual Meeting of Stockholders, to be held on June 25, 2009, is incorporated by reference in Part III to the extent described therein.

CLEVELAND BIOLABS, INC.
FORM 10-K
03/30/09

Cleveland BioLabs, Inc.

Form 10-K

For the Fiscal Year Ended December 31, 2008

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this annual report, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. The actual future results for Cleveland BioLabs, Inc. may differ materially from those discussed here for various reasons. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this annual report including in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Item 1A “Risk Factors.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments. When used in the report, unless otherwise indicated, “CBLI,” the “Company,” “we,” “our” and “us” refers to Cleveland BioLabs, Inc.

PART I

Item 1.  Description of Business

GENERAL OVERVIEW

We were incorporated in Delaware and commenced business operations in June 2003 as a development-stage, biotechnology company, with a very specific and targeted focus on radiation drug discovery. We have devoted substantially all of our resources to the identification, development and commercialization of new types of drugs for protection of normal tissues from exposure to radiation and other stresses, such as toxic chemicals and cancer treatments. Our pipeline includes products from two primary families of compounds: protectans and curaxins. We are developing protectans as drug candidates that protect healthy tissues from acute stresses such as radiation, chemotherapy and ischemia (pathologies that develop as a result of blocking blood flow to a part of the body). Curaxins are being developed as anticancer agents that could act as mono-therapy drugs or in combination with other existing anticancer therapies.

On July 20, 2006, we sold 1,700,000 shares of common stock, par value $0.005 per share, in our initial public offering at a per share price of $6.00. After our initial public offering, our common stock was listed on the NASDAQ Capital Market under the symbol “CBLI” and on the Boston Stock Exchange under the symbol “CFB.” Our trading symbol on the Boston Stock Exchange was later changed to “CBLI.” On August 28, 2007, trading of our common stock transferred from the NASDAQ Capital Market to the NASDAQ Global Market. In September 2007, we ceased our listing on the Boston Stock Exchange.  On November 28, 2008, trading of our common stock transferred from the NASDAQ Global Market back to the NASDAQ Capital Market.

TECHNOLOGY

Our development efforts are based on discoveries made in connection with the investigation of the cell-level process known as apoptosis. Apoptosis is a highly specific and tightly regulated form of cell death that can occur in response to external events such as exposure to radiation, toxic chemicals or internal stresses. Apoptosis is a major determinant of tissue damage caused by a variety of medical conditions including cerebral stroke, heart attack and acute renal failure. Conversely, apoptosis is also an important protective mechanism that allows the body to shed itself of defective cells, which otherwise can cause cancerous growth.

Research has demonstrated that apoptosis is sometimes suppressed naturally. For example, most cancer cells develop resistance to apoptotic death caused by drugs or natural defenses of the human body. Our research is geared towards identifying the means by which apoptosis can be affected and manipulated depending on the need.

If the need is to protect healthy tissues against an external event such as exposure to radiation, we focus our research efforts on attempting to temporarily and reversibly suppress apoptosis in those healthy tissues, thereby imitating the apoptotic-resistant tendencies displayed by cancer cells. A drug with this effect would also be useful in ameliorating the toxicities of anticancer drugs and radiation that cause collateral damage to healthy tissues during cancer treatment. Because the severe toxicities of anticancer drugs and radiation often limit their dosage in cancer patients, an apoptosis suppressant drug may enable a more aggressive treatment regimen using anticancer drugs and radiation and thereby increase their effectiveness. At the present time,  the primary focus of our research is on the protection of healthy tissues against external exposures resulting from military or defense activities.

On the other hand, if the need is to destroy cancerous cells, we focus our research efforts on restoring apoptotic mechanisms that are suppressed in tumors, so that those cancerous cells will once again become vulnerable to apoptotic death. In this regard, we believe that our drug candidates could have significant potential for improving, and becoming vital to, the treatment of cancer patients. At the present time, our research efforts in this area are limited as we dedicate the majority of our resources to military and defense applications.

Through our research and development, or R&D, and our strategic partnerships, we have established a technological foundation for the development of new pharmaceuticals and their rapid preclinical evaluation.

We have acquired rights to develop and commercialize the following prospective drugs:

•
Protectans - modified factors of microbes and tumors that protect cells from apoptosis, and which therefore have a broad spectrum of potential applications. The potential applications include both non-medical applications such as protection from exposure to radiation, whether as a result of military or terrorist action or as a result of a nuclear accident, as well as medical applications such as reducing cancer treatment toxicities.

•
Curaxins - small molecules designed to kill tumor cells by simultaneously targeting two regulators of apoptosis. Initial test results indicate that curaxins can be effective against a number of malignancies, including hormone-refractory prostate cancer, renal cell carcinoma, or RCC (a highly fatal form of kidney cancer) and soft-tissue sarcoma.

In the area of radiation protection, we have achieved high levels of protection in animal models. With respect to cancer treatment, the biology of cancer is such that there is no single drug that can be successfully used to treat 100% or even 50% of all cancer patients. This means that there likely will be a need for additional anticancer drugs for each type of cancer.

These drug candidates demonstrate the value of our scientific foundation. Based on the expedited approval process currently available for non-medical applications such as protection from exposure to radiation, our most advanced drug candidate, Protectan CBLB502, may be approved for such applications within 24 months. Another drug candidate, Curaxin CBLC102, demonstrated efficacy and safety in a Phase IIa clinical trial concluded in late 2008.

INDUSTRY

CBLI is a biotechnology, or biotech, company focused on developing cancer treatment, tissue protection and biodefense drugs. Historically, biotech was defined by newly discovered “genetic engineering” technology, which was first developed in universities and new startup biotech companies in the mid-1970s. Later, other technologies (based on a constant flow of discoveries in the field of biology) started playing a leading role in biotech development. Medicine, and specifically drug development, is a lucrative field for use of these technologies. Large pharmaceutical, or Pharma, companies joined the biotech arena through licensing, sponsored research, and corporate agreement relationships. Today biotech is a $296 billion industry (based on total market capitalization) and includes large companies such as Amgen, Inc. and Genentech, Inc.

The traditional biotech business model is a derivative of the long drug development process. Typical biotech companies go through the following stages:

•	During the first stage, biotech companies fund their development through equity or debt financings while conducting R&D, which culminates in phased drug trials.

•
During the second stage, when their lead drug candidates enter the drug trials, biotech companies may start licensing their drug candidates to Pharma companies in order to (1) generate revenue, (2) gain access to additional expertise, and (3) establish relations with Pharma companies in the market who can eventually take a leading role in distributing successful drugs.

•	At the most advanced stage, biotech companies generate revenues by selling drugs or other biotech products to consumers or through alliances of equals.

The Project BioShield Act, which was signed into law in July 2004, allocated $5.6 billion over ten years to fund the research, development and procurement of drugs, biological products or devices to treat or prevent injury from exposure to biological, chemical, radiological or nuclear agents as a result of a military, terrorist or nuclear attack. The legislation provides for a more expedited approval process by allowing for approval based on Phase I safety studies in humans and efficacy studies in two animal species (rodents and non-human primates) instead of Phase II and III human clinical trials (see Government Regulation). With the Project BioShield Act, biotech companies now have greater access to grants and contracts with the U.S. government. Several biotech companies have secured grants and contracts from the U.S. government to develop drugs and vaccines as medical countermeasures against potential terrorist attacks. For biotech companies focused on these types of drugs and vaccines, this type of funding, together with the modified Food and Drug Administration, or FDA, approval process, are major departures from the traditional biotech business model. The principal provisions of this law are to:

•	Facilitate R&D efforts of biomedical countermeasures by the NIH;

•	Provide for the procurement of needed countermeasures through a special reserve fund of $5.6 billion over ten years; and

•	Authorize, under limited circumstances, the emergency use of medical products that have not been approved by the FDA.

 STRATEGIES AND OBJECTIVES

Our primary objective is to become a leading developer of drugs for the protection of human tissues against radiation and other stresses and for cancer treatment. Key elements of our strategy include:

Aggressively working towards the commercialization of Protectan CBLB502. Our most advanced drug candidate, Protectan CBLB502, offers the potential to protect normal tissues against exposure to radiation. Because of the potential military and defense implications of such a drug, the normally lengthy FDA approval process for these non-medical applications is substantially abbreviated resulting in a large cost savings to us. We expect to complete development of Protectan CBLB502 for these non-medical applications by the end of 2010.

Leveraging our relationship with leading research and clinical development institutions. The Cleveland Clinic Foundation, one of the top research medical facilities in the world, is one of our co-founders. In addition to providing us with drug leads and technologies, the Cleveland Clinic will share valuable expertise with us as clinical trials are performed on our drug candidates. In January 2007, we entered into a strategic research partnership with Roswell Park Cancer Institute, or RPCI, in Buffalo, New York. This partnership will enhance the speed and efficiency of our clinical research and provide us with access to the state-of-the-art clinical development facilities of a globally recognized cancer research center.

Utilizing governmental initiatives to target our markets. Our focus on drug candidates such as Protectan CBLB502, which has applications that have been deemed useful for military and defense purposes, provides us with a built-in market for our drug candidates. This enables us to invest less in costly retail and marketing resources. In an effort to improve our responsiveness to military and defense needs, we have established a collaborative relationship with the Armed Forces Radiobiology Research Institute.

Utilizing other strategic relationships. We have collaborative relationships with other leading organizations that enhance our drug development and marketing efforts. For example, one of our founders, with whom we maintain a strategic partnership, is ChemBridge Corporation. Known for its medicinal chemistry expertise and synthetic capabilities, ChemBridge provides valuable resources to our drug development research.

PRODUCTS IN DEVELOPMENT

Protectans

We are exploring a new natural source of factors that suppress the programmed cell death (apoptosis) response in human cells, which can be rapidly developed into therapeutic products. These inhibitors are anti-apoptotic factors developed by microorganisms of human microflora throughout millions of years of co-evolution with mammalian host.   We are using the same strategy that was applied for the discovery of antibiotics, one of the biggest medical achievements of the 20 th  century.  We have established a technological pipeline for screening of such factors, named protectans, and their rapid preclinical evaluation. Such inhibitors can be used as protection from cancer treatment side effects and antidotes against injuries induced by radiation and other stresses associated with severe pathologies (i.e., heart attack or stroke).

Fourteen families of patents have been filed over the past five years around various aspects and qualities of the protectan family of compounds. The first patent covering the method of protecting a mammal from radiation using flagellin or its derivatives, including Protectan CBLB502, was recently granted by the Eurasian Patent Organization (nine countries) and two other countries.

We spent approximately $8,995,500 and $11,828,423 on R&D for protectans for all applications in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $26,508,500 on R&D for protectans.

Protectan CBLB502

Protectan CBLB502 is our leading radioprotectant molecule in the protectans series. Protectan CBLB502 represents a rationally-designed derivative of the microbial protein, flagellin. Flagellin is secreted by Salmonella typhimurium and many other Gram-negative bacteria, and in nature, arranges itself in a hollow cylinder to form the filament in bacterial flagellum  and acts as a natural activator of NF-kB (nuclear factor-kappa B), a protein complex widely used by cells as a regulator of genes that control cell proliferation and cell survival. Thus, Protectan CBLB502 reduces injury from acute stresses by mobilizing several natural cell protective mechanisms, including inhibition of apoptosis, reduction of oxidative damage and induction of factors (cytokines) that induce protection and regeneration of stem cells in bone marrow and the intestines.

Protectan CBLB502 is a single agent anti-radiation therapy with significant survival benefits at a single dose. Animal studies indicate that Protectan CBLB502 protects mice without increasing the risk of radiation-induced cancer development. The remarkably strong radioprotective abilities of Protectan CBLB502 are the result of a combination of several mechanisms of action. Potential applications for Protectan CBLB502 include reduction of radiation therapy or chemotherapy toxicities in cancer patients, protection from Acute Radiation Syndrome (ARS) in defense scenarios, and protection from acute organ failure. Protectan CBLB502 is administered through intramuscular injection.

We spent approximately $8,021,040 and $10,701,175 on R&D for Protectan CBLB502 in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $23,378,126 on R&D for Protectan CBLB502.

We intend to enter into negotiations for contracts to purchase Protectan CBLB502 with various U.S. and international government agencies in the third quarter of 2009. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, our business will be harmed and it is unlikely that we will be able to ultimately commercialize our competitive product.

Non-medical Applications

Our scientists have demonstrated that injecting Protectan CBLB502 into mice, rats and non-human primates protects them from lethal doses of total body gamma radiation. An important advantage of Protectan CBLB502, above any other radioprotectant known to us, is the ability to effectively protect not only the hematopoietic system, but also the gastrointestinal, or GI, tract, which is among the most sensitive areas of the human body to radiation. High levels of radiation, among other effects, induce moderate to severe bone marrow damage. The immune and blood stem cells are also depleted and death is caused by anemia, infection, bleeding and poor wound healing. GI damage often occurs at higher doses of radiation, and may result in death through sepsis as a result of perforation of the GI tract. Protectan CBLB502’s ability to effectively protect the hematopoietic system and GI tract may make Protectan CBLB502 uniquely useful as a radioprotective antidote. Protectan CBLB502 was shown to be safe at its therapeutic doses in rodents and non-human primates. In addition, Protectan CBLB502 has proved to be a stable compound for storage purposes. It can be stored at temperatures close to freezing, room temperature or extreme heat. Manufacturing of Protectan CBLB502 is cost efficient, due to its high yield bacterial producing strain and simple purification process.

We have successfully established cGMP quality manufacturing for Protectan CBLB502 and are nearing completion of the first of two Phase I human safety studies for Protectan CBLB502 in ARS. Protectan CBLB502 is being developed under the FDA's animal efficacy rule to treat radiation injury following exposure to radiation from nuclear or radiological weapons, or from nuclear accident. This approval pathway requires demonstration of efficacy in two animal species and safety and drug metabolism testing in a representative sample of healthy human volunteers. Protectan CBLB502 has demonstrated activity as a radioprotectant in several animal species, including non-human primates. Phase I is the only stage of human testing required for approval in this indication.

The FDA gave us permission to start safety testing on humans on August 7, 2008. The first healthy volunteer in the dose escalation safety study was dosed on October 14, 2008. The initial safety study will involve single injections of Protectan CBLB502 in ascending dose groups of six healthy volunteers each. Participants in the study are being assessed for adverse side effects over two-week time period and blood samples are being obtained to assess the effects of Protectan CBLB502 on various biomarkers. The study is currently projected to be completed in spring 2009. The second safety study in a larger number of healthy volunteers is planned to start in the third quarter of 2009.

We are working towards filing a BLA for FDA approval of Protectan CBLB502 for non-medical applications by the end of 2010.

The Defense Threat Reduction Agency of the U.S. Department of Defense, or DoD, awarded us a $1.3 million grant in March 2007, to fund “development leading to the acquisition” of Protectan CBLB502 as a radiation countermeasure, in collaboration with the Armed Forces Radiobiology Research Institute, which has also received significant independent funding for work on Protectan CBLB502.

In March 2008, the U.S. Department of Defense, or DoD, awarded us a contract valued at up to $8.9 million through the Chemical Biological Medical Systems Joint Project Management Office Broad Agency Announcement, or BAA, for selected tasks in the advanced development of Protectan CBLB502 as a Medical Radiation Countermeasure to treat radiation injury following exposure to radiation from nuclear or radiological weapons.

On September 12, 2008, we were awarded a $774,183 grant from the National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH), to further study certain mitigating properties of Protectan CBLB502 in the context of hematopoietic damage from radiation exposure. The grant program, Medical Countermeasures to Enhance Platelet Regeneration and Increase Survival Following Radiation Exposure, is funded through the Project BioShield Act of 2004 and administered by the Department of Health and Human Services.

On September 16, 2008, the Biomedical Advanced Research and Development Authority (BARDA) of the Department of Health and Human Services (HHS) awarded us a contract under the Broad Agency Announcement titled, "Therapies for Hematopoietic Syndrome, Bone Marrow Stromal Cell Loss, and Vascular Injury Resulting from Acute Exposure to Ionizing Radiation," for selected tasks in the advanced development of Protectan CBLB502. The total contract value including all milestone-based options is $13.3 million over a three-year period, with the first year's award of $3.4 million. BARDA seeks to acquire developed medical countermeasures that will be clinically useful in a civilian medical emergency situation that results from or involves exposure of a large population to the effects of a nuclear detonation, a radiologic dispersive device (such as a dirty bomb), or exposure to radioactive material with or without combined injury or trauma.

Protectan CBLB502's unprecedented efficacy, unique ability to address both hematopoietic and GI damage, broad time window of use, and mitigation effects that do not require additional supportive care and set it apart from any other existing or therapies.

We spent approximately $7,264,813 and $9,885,776 on R&D for the non-medical applications of Protectan CBLB502 in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $21,601,196 on R&D for the non-medical applications of Protectan CBLB502.

Protectan CBLB502 is a candidate for procurement by the DoD, HHS/BARDA and other countries facing even more imminent threats. The HHS opportunity is particularly positive for us as the agency’s mandate is to protect the U.S. civilian population in the event of a radiological emergency, including stockpiling radiation countermeasures for mass distribution. Our contract awards from the DoD and from BARDA emphasize the government’s focus on acquiring adequate protection against nuclear and radiation threats for military and civilian populations. Upon FDA approval, our Protectan CBLB502 will be well positioned to fulfill both of these needs, with its demonstrated unprecedented efficacy and survival benefits, unique ability to address both hematopoietic and GI damage, broad window of efficacy relative to radiation exposure, and suitability for both military and civilian delivery scenarios. We believe that Protectan CBLB502 is the only radiation countermeasure with these capabilities in advanced development that can be self or buddy-administered, without the need of additional supportive care in a battlefield or civilian community setting.

Regulatory Status

Extraordinary radioprotective properties, an excellent toxicity profile, outstanding stability and cost efficient production of Protectan CBLB502 make it a primary candidate for entering formal preclinical and clinical studies. Initially, Protectan CBLB502 will be developed for non-medical purposes — as a radioprotectant antidote for the protection of people from severe doses of ionizing radiation. Our drug development strategy complies with the recently adopted FDA rules for investigational drugs that address situations such as radiation injury, where it would be unethical to conduct efficacy studies in humans. While Phase II and Phase III human clinical trials are normally required for the approval of marketing an investigational drug, under the FDA rules, Protectan CBLB502 would be considered for approval for this indication based on Phase I safety studies in humans and efficacy studies in two animal species (rodents and non-human primates). Based upon this expedited approval process, Protectan CBLB502 could be approved for non-medical applications within 24 months. Because Phase II and Phase III testing involves applying a drug candidate to a large numbers of participants who suffer from the targeted disease and condition and can last for a total of anywhere from three to six or additional years, bypassing these phases represents a significant time and cost savings in receiving FDA approval.

As part of this expedited approval process, the FDA has indicated that it intends to engage in a highly interactive review of Investigational New Drug, or IND, applications and New Drug Applications, or NDAs, and to provide for accelerated review or approval of certain medical products for counterterrorism applications, including granting eligible applications “Fast Track” approval status. The Fast Track designation ordinarily allows a product to be considered for accelerated approval through the use of surrogate endpoints to demonstrate effectiveness. As a result of these provisions, the FDA has broader authority to consider evidence of partial tumor shrinkage or other surrogate endpoints of clinical benefit in deciding on approval. This new policy is intended to facilitate the study of cancer therapies and shorten the total time required for marketing approvals. In cases where priority review is given to Fast Track applications, the applicant is permitted to submit applications on a rolling basis.

As part of the process to receive final FDA approval for Protectan CBLB502 for non-medical applications, we have completed Good Manufacturing Practices compliant (cGMP) manufacturing of Protectan CBLB502. The yields from the process and the purity of the final product exceeded our expectations. We were able to develop a complicated, high-yield manufacturing process for CBLB502 was and were able to prototype the process and resolve multiple challenges during the industrial development. We currently have drug substance corresponding to several hundred thousand projected human doses, or potentially many more, depending on the final therapeutic dose to be used, which will be determined through our Phase I safety trial. The process we developed gives us the ability to manufacture up to five million estimated doses within a year without any additional scale-up; and if necessary, scale-up could be implemented relatively easily.

Prior to our receiving final FDA approval for Protectan CBLB502 for non-medical applications, we will need to complete several interim steps, including:

•	Performing a Phase I dose-escalation human study on a small number of volunteers. We expect to complete this study in March 2009 at an approximate cost of $1,500,000.

•
Conducting pivotal animal efficacy studies with the cGMP manufactured drug candidate. We expect to complete these studies in mid 2010. At the present time, the costs of these studies cannot be approximated with any level of certainty.

•
Performing a human safety study in a larger number of volunteers using the dose of Protectan CBLB502 previously shown to be safe in humans and efficacious in animals. We estimate completion of this study in late 2010 at an approximate cost of $5,300,000 based on 500 subjects tested in four locations.

•	Filing a BLA which we expect to complete in late 2010. At the present time, the costs of the filing cannot be approximated with any level of certainty.

The Project BioShield Act of 2004, which further expedites the approval of drug candidates for certain uses, is intended to bolster our nation’s ability to provide protections and countermeasures against biological, chemical, radiological or nuclear agents that may be used in a military, terrorist or nuclear attack. This law also allows for the use of expedited peer review when assessing the merit of grants and contracts of up to $1,500,000 for countermeasure research. We have been awarded a $1,500,000 research grant pursuant to this law.

The DoD also awarded a $1 million grant to our founding partner, the Cleveland Clinic, to conduct pre-clinical studies on Protectan CBLB502 for use in tourniquet and other ligation-reperfusion battlefield injuries where blood flow is stopped and then restored after a prolonged period of time.

Medical Applications

While our current focus remains on its military and other non-medical applications, Protectan CBLB502 has been observed to dramatically increase the efficacy of radiotherapy of experimental tumors in mice. Protectan CBLB502 appears to increase the tolerance of mice to radiation while having no effect on the radiosensitivity of tumors, thus opening the possibility of combining radiotherapy with Protectan CBLB502 treatment to improve the overall anticancer efficacy of radiotherapy. Our animal efficacy studies have demonstrated that up to 100% of mice treated with Protectan CBLB502 prior to being exposed to radiation survived without any associated signs of toxicity. This compares to a 100% mortality rate in the animal group that received a placebo drug.

Specifically, Protectan CBLB502 has demonstrated the ability to reduce the toxicities of a chemotherapeutic drug, cisplatin (Platinol), broadly used for the treatment of ovarian, endometrial, head and neck, lung, stomach and other types of cancer in animal models. Cisplatin treatment was used in the study as an example of chemotherapy-associated toxicity. Cisplatin injected at toxic doses is known to induce myelosuppression (suppression of bone marrow) and nephrotoxicity (kidney damage).

The prospect of increasing patients' tolerance to chemotherapeutic drugs and optimizing treatment regimens would be a significant paradigm shift in cancer treatment. It is estimated that approximately 40% of the roughly $50 billion annually spent on cancer treatment represents supportive care addressing toxicities of various treatments, including chemotherapy.

Consistent with this strategy, we plan to initiate a Phase I/II study for Protectan CBLB502 in head and neck cancer patients in mid-2009. The endpoint of the study will be the reduction of toxicities of radiation and chemotherapy, such as mucositis (a painful inflammation and ulceration of oral mucosa causing difficulties with speaking and eating). Mucositis weakens the patient by not allowing for the oral intake of nutrients and fluids and forces the temporary suspension of radiotherapy and chemotherapy until the tissues of the mouth and throat have healed. Due to the ability of head and neck cancer cells to regrow during periods of interrupted treatment, any interruption in radiotherapy should be avoided. Since the main cause of treatment interruptions in radiotherapy or combinations of chemotherapy and radiotherapy treatment regimens of head and neck cancer is acute mucositis, the ability to prevent mucositis, and therefore, interruptions in treatment, could potentially result in better outcomes for patients with cancers of the head and neck.

In other studies, we have demonstrated the potential of Protectan CBLB502 to be applicable to ischemic conditions. Our researchers, in collaboration with investigators from Cleveland Clinic, have demonstrated that a single injection of Protectan CBLB502 effectively prevents acute renal failure and subsequent death in a mouse model of ischemia-reperfusion renal injury.

Moreover, studies funded by a grant from the DoD and conducted at the Cleveland Clinic, have demonstrated Protectan CBLB502’s ability to accelerate limb recovery in an animal model of tourniquet-mediated injury simulating the situation occurring in human. It has been demonstrated that injection of Protectan CBLB502 within 30 minutes of tourniquet removal leads to a marked reduction in the severity of injury, including reductions in tissue edema, pro-inflammatory cytokine production and leukocyte infiltration leading to accelerated recovery of limb function.

In contrast to the non-medical applications of CBLB502, the use of Protectan CBLB502 to ameliorate the side effects of radiation treatment and anticancer drugs will be subject to the full FDA approval process.

In order for us to receive final FDA approval for Protectan CBLB502 for medical applications, we will need to complete various tasks, including:

•
Submitting an amendment to our CBLB502 IND application and receiving allowance from the FDA. We cannot estimate with any certainty when the FDA may allow the application. We expect to submit the amendment upon the receipt of dedicated federal funding. We estimate that the approximate cost of filing will be less than $100,000.

•
Performing a Phase I/II human efficacy study on a small number of cancer patients. We expect to complete this study two years from the receipt of allowance from the FDA of the IND amendment at an approximate cost of $1,500,000.

•	Performing an additional Phase II efficacy study on a larger number of cancer patients. At the present time, the costs and the scope of this study cannot be approximated with any level of certainty.

•
Performing a Phase III human clinical study on a large number of cancer patients and filing a BLA with the FDA. At the present time, the costs and the scope of these steps cannot be approximated with any level of certainty.

We spent approximately $756,227 and $815,399 on R&D for the medical applications of Protectan CBLB502 in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $1,776,929 on R&D for the medical applications of Protectan CBLB502.

Protectan CBLB612

While the bulk of our R&D has focused on Protection CBLB502, we have conducted some preliminary research into a compound derived from the same family and which we refer to as Protectan CBLB612. Protectan CBLB612 is a modified lipopeptide mycoplasma that acts as a powerful stimulator and mobilizer of hematopoietic (bone marrow/blood production) stem cells, or HSC, to peripheral blood. Potential applications for Protectan CBLB612 include accelerated hematopoietic recovery during chemotherapy and during donor preparation for bone marrow transplantation.

Our research indicates that Protectan CBLB612 is not only a potent stimulator of bone marrow stem cells, but also causes their mobilization and proliferation throughout the blood. A single administration of Protectan CBLB612 resulted in a three-fold increase in the number of progenitor stem cells in mouse bone marrow within 24 hours after administration. Furthermore, the number of these stem cells in peripheral blood was increased ten-fold within four days of administration.

Protectan CBLB612 was also found to be highly efficacious in stimulating proliferation and mobilization of hematopoietic stem cells into peripheral blood in a primate model (Rhesus macaques).  A single injection of Protectan CBLB612 in Rhesus macaques resulted in a 20-fold increase of hematopoietic progenitor cells in blood.  At the peak of the effect (48-72 hours post-injection) the proportion of free-floating CD34+ cells in the total white blood cell count reached 30% (compared with 1.5% in normal blood).  CD34 is a molecule present on certain cells within the human body.  Cells expressing CD34, otherwise known as CD34+ cells, are normally found in the umbilical cord and bone marrow as hematopoietic cells.

This discovery opens a new and innovative way for us to address a broad spectrum of human diseases, some of which currently lack effective treatment. Direct comparisons of Protectan CBLB612 and the market leading drug used for stimulation of blood regeneration, G-CSF (Neupogen®, Amgen, Inc., Thousand Oaks, California), demonstrated a stronger efficacy of Protectan CBLB612 as a propagator and mobilizer of HSC in peripheral blood.

Protectan CBLB612's strength as a stem cell stimulator was further demonstrated by the outcome of its combined use with G-CSF and Mozibil (AMD3100) (a recently FDA approved stem cell mobilizer from Genzyme Corporation (Cambridge, Massachusetts)), where the addition of Protectan CBLB612 resulted in eight to ten times higher yields of HSC in peripheral blood in comparison with the standard protocol.

In addition to efficacy in stimulation and mobilization of stem cells, Protectan CBLB612 was found to be highly effective in an animal bone marrow stem cell transplantation model. Blood from healthy mice treated by Protectan CBLB612 was transplanted into mice that received a lethal dose of radiation that killed hematopoietic (bone marrow/blood production) stem cells.  A small amount of blood from the Protectan CBLB612 treated mice successfully rescued the mice with radiation-induced bone marrow stem cell deficiency.  100% of the deficient mice transplanted with blood from CBLB612 treated mice survived past the 60-day mark, while 85% of the untreated deficient mice died within the first three weeks of the experiment.  The 60-day mark is considered to be the critical point in defining the presence of long-term, adult bone marrow stem cells, which are capable of completely restoring lost or injured bone marrow function.  The rescuing effect of the peripheral blood of the treated mice was equivalent to that of conventional bone marrow transplantation.

Adult hematological bone marrow stem cell transplantation is currently used for hematological disorders (malignant and non-malignant), as well as some non-hematological diseases, such as breast cancer, testicular cancer, neuroblastoma, ovarian cancer, Severe Combined Immune Deficiency (SCID), Wiskott-Aldrich syndrome, and Chediak-Higashi syndrome.

With efficacy and non-GLP safety already studied in mice and monkeys, Protectan CBLB612 entered formal pre-clinical safety and manufacturing development in February 2008. Further development of CBLB612 will continue upon achieving sufficient funding for completing pre-clinical development and a Phase I study. Development of Protectan CBLB612 has been supported by a grant from the Defense Advanced Research Projects Agency of the Department of Defense.

In order for us to receive final FDA approval for Protectan CBLB612, we need to complete several interim steps, including:

•	Conducting pivotal animal safety studies with GMP-manufactured CBLB612.

•	Submitting an IND application and receiving approval from the FDA;

•	Performing a Phase I dose-escalation human study;

•	Performing a Phase II and Phase III human efficacy study using the dose of CBLB612 selected from the previous studies previously shown to be safe in humans and efficacious in animals; and

•	Filing a New Drug Application.

At this time, none of the above costs are reasonably estimitable.

We spent approximately $974,459 and $1,127,248 on R&D for Protectan CBLB612 in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $3,130,374 on R&D for Protectan CBLB612. Further development and extensive testing will be required to determine its technical feasibility and commercial viability.

Curaxins

Curaxins are small molecules that destroy tumor cells by simultaneously targeting two regulators of apoptosis. Our initial test results indicate that curaxins can be effective against a number of malignancies, including renal cell carcinoma, or RCC, soft-tissue sarcoma, and hormone-refractory prostate cancer.

The original focus of our drug development program was to develop drugs to treat one of the most treatment-resistant types of cancer, RCC. Unlike many cancer types that frequently mutate or delete p53, one of the major tumor suppressor genes, RCC belongs to a rare category of cancers that typically maintain a wild type form of this protein. Nevertheless, RCC cells are resistant to apoptosis, suggesting that in spite of its normal structure, p53 is functionally disabled. The work of our founders has shown that p53 function is indeed inhibited in RCC by an unknown dominant factor. We have established a drug discovery program to identify small molecules that selectively destroy tumor cells by restoring the normal function to functionally impaired p53 in RCC. This program yielded a series of chemicals with the desirable properties named curaxins (CBLC100 series). We have isolated three chemical classes of curaxins. One of them includes relatives of 9-aminoacridine, the compound that is the core structure of many existing drugs. Pre-existing information about this compound has allowed us to bypass the preclinical development and Phase I studies and bring one of our drug candidates into Phase IIa clinical trials, saving years of R&D efforts and improving the probability of success.

One of the most important outcomes of this drug discovery program was the identification of the mechanism by which curaxins deactivate NF-kB. This mechanism of action makes curaxins potent inhibitors of the production and the activity of NF-kB not only in its stimulated form, but also in its basal form. The level of active NF-kB is usually also increased in cancer cells. Moreover, due to curaxin-dependent functional conversion of NF-kB-DNA complexes, the cells with the highest basal or induced NF-kB activity are supposed to be the most significantly affected by curaxins. Clearly, this paradoxical activity makes deactivation of NF-kB by curaxins more advantageous compared to conventional strategies targeting NF-kB activators.

The discovery of the mechanism of action of curaxins allowed us to predict and later experimentally verify that curaxins could be used for treatment of multiple forms of cancers, including hormone-refractory prostate cancer, hepatocellular carcinoma, multiple myeloma, acute lymphocytic leukemia, acute myeloid leukemia, soft-tissue sarcomas and several others.

A significant milestone in the curaxin program was a recently achieved breakthrough in deciphering the finer details of the mechanism of action of these compounds.  Successful identification of the exact cellular moiety that binds to curaxins has provided a mechanistic explanation for the unprecedented ability of these compounds to simultaneously target several signal transduction pathways.

This new mechanistic knowledge enabled us to discover additional advantages of curaxins and to rationally design treatment regimens and drug combinations, which have since been validated in experimental models.  In addition, this understanding further strengthens our intellectual property position for this exciting class of principally new anticancer drugs.

We spent approximately $3,233,872 and $4,708,773 on R&D for curaxins overall in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $11,641,592 on R&D for curaxins.

Curaxin CBLC102

One of the curaxins from the 9-aminoacridine group is a long-known, anti-infective compound known as quinacrine, which we refer to as Curaxin CBLC102. It has been used for over 40 years to treat malaria, osteoarthritis and autoimmune disorders. However, we have discovered new mechanisms of action for quinacrine in the area of apoptosis. Through assay testing performed at Dr. Andrei Gudkov’s laboratories at the Cleveland Clinic beginning in 2002, which included testing in a variety of human tumor-derived cell lines representing cancers of different tissue origin (including RCC, sarcomas, prostate, breast and colon carcinomas), we have observed that Curaxin CBLC102 behaves as a potent NF-kB suppressor and activator of p53 in these types of cancer cells. It has favorable pharmacological and toxicological profiles and demonstrates the anticancer effect in transplants of human cancer cells into primates.

We have applied for a patent covering the use of Curaxin CBLC102 as an anticancer agent.

We have an agreement with Regis Technologies, Inc., a GMP manufacturer, to produce sufficient quantities of Curaxin CBLC102 according to the process previously used for the production of this drug when it was in common use.

We launched a Phase II study with CBLC102 in January 2007 to provide proof of safety and of anti-neoplastic activity in cancer patients and establish a foundation for clinical trials of our new proprietary curaxin molecules, which have been designed and optimized for maximum anticancer effects, as well as for additional treatment regimens based on ongoing research into the precise molecular mechanisms of action of curaxins.

Thirty-one patients were enrolled in a Phase II study of CBLC102 as a monotherapy in late stage, hormone-refractory taxane-resistant prostate cancer.  All patients had previously received hormonal treatment for advanced prostate cancer and 28 of the 31 had also previously received chemotherapy.  One patient had a partial response, while 50% of the patients exhibited a decrease or stabilization in PSA velocity, a measure of the speed of prostate cancer progression.  CBLC102 was well tolerated and there were no serious adverse events attributed to the drug.  The trial demonstrated indications of activity and a remarkable safety profile in one of the most difficult groups of cancer patients.

The indications of activity and remarkable safety demonstrated in the CBLC102 Phase II trial, in conjunction with new mechanistic discoveries, point to additional potential treatment paradigms including combination therapies with existing drugs or prospective use as a cancer prevention agent.  Additional potential uses for CBLC102 will be explored in conjunction with our strategic partners at Roswell Park Cancer Institute.

We anticipate that additional clinical efficacy studies will be required before we are able to apply for FDA approval. Because of the uncertainties of the scope of the remaining clinical studies, we cannot currently estimate when any development efforts may be completed or the cost of completion. Nor can we estimate when we may realize any cash flow from the development of Curaxin CBLC102.

We spent approximately $1,741,194 and $2,712,521 on R&D for Curaxin CBLC102 in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $6,466,483 on R&D for Curaxin CBLC102.

Other Curaxins

As mentioned above, screening of the chemical library for compounds capable of restoring normal function to wild type p53 in the context of RCC yielded three chemical classes of compounds. Generation of focused chemical libraries around the hits from one of these classes and their structure-activity optimization brought about a new generation of curaxins. As the part of this program performed in the partnership with ChemBridge Corporation, more than 800 proprietary compounds were screened for p53 activation, efficacy in animal tumor models, selective toxicity and metabolic stability in the presence of rat and human microsomes. The most active compounds were efficacious in preventing tumor growth in models for colon carcinoma, melanoma, ovarian cancer, RCC, and breast cancer.

As a result of this comprehensive hit-to-lead optimization program, we have developed CBLC137, which is a drug candidate with proprietary composition of matter intellectual property protection belonging to our next generation of highly improved curaxins. CBLC137 has demonstrated reliable anti-tumor effects in animal models of colon, breast, renal and prostate cancers.  CBLC137 has favorable pharmacological characteristics, is suitable for oral administration and demonstrates a complete lack of genotoxicity.  It shares all of the positive aspects of CBLC102, but significantly exceeds the former compound’s activity and efficacy in preclinical tumor models.  CBLC137 is currently undergoing manufacturing and preclinical toxicology studies in preparation for clinic trials in 2010.

We spent approximately $1,492,678 and $1,996,252 on R&D for other curaxins in the fiscal years ended December 31, 2008 and December 31, 2007, respectively. From our inception to December 31, 2008, we spent approximately $5,175,110 on R&D for other curaxins.

CBLC137 is at a very early stage of its development and, as a result, it is premature to estimate when any development may be completed, the cost of development or when any cash flow could be realized from development.

COLLABORATIVE RESEARCH AGREEMENTS

Cleveland Clinic Foundation

We have a unique opportunity to accelerate our development by utilizing intellectual property, drug leads, new research technologies, technical know-how and original scientific concepts derived from 25 years of research achievements relevant to cancer by Dr. Andrei Gudkov and his research team while at the Cleveland Clinic. Pursuant to an agreement we entered into with the Cleveland Clinic effective as of July 1, 2004, we were granted an exclusive license to the Cleveland Clinic’s research base underlying our therapeutic platform (the CBLC100, CBLB500 and CBLB600 series). In consideration for obtaining this exclusive license, we agreed to:

•	Issue to the Cleveland Clinic 1,341,000 shares of common stock;

•	Make certain milestone payments (ranging from $50,000 to $4,000,000, depending on the type of drug and the stage of such drug’s development);

•	Make royalty payments (calculated as a percentage of the net sales of the drugs ranging from 1-2%); and

•	Make sublicense royalty payments (calculated as a percentage of the royalties received from the sublicenses ranging from 5-35%).

The schedule of milestone payments is as follows:

File IND application for Protectan CBLB502 (completed February 2008)	$50,000
Complete Phase I studies for Protectan CBLB502	$100,000
File NDA application for Protectan CBLB502	$350,000
Receive regulatory approval to sell Protectan CBLB502	$1,000,000

File IND application for Curaxin CBLC102 (completed May 2006)	$50,000
Commence Phase II clinical trials for Curaxin CBLC102 (completed January 2007)	$250,000
Commence Phase III clinical trials for Curaxin CBLC102	$700,000
File NDA application for Curaxin CBLC102	$1,500,000
Receive regulatory approval to sell Curaxin CBLC102	$4,000,000

Under this license agreement, we may exclusively license additional technologies discovered by Dr. Gudkov in this field by providing the Cleveland Clinic with notice within 60 days after receiving an invention disclosure report from the Cleveland Clinic relating to any such additional technologies. We believe that this relationship will prove valuable, not only for the purposes of developing the discoveries of Dr. Gudkov and his colleagues, but also as a source of additional new technologies. We also expect that the Cleveland Clinic will play a critical role in validating therapeutic concepts and in conducting trials. The Cleveland Clinic may terminate the license upon a material breach by us, as specified in the agreement. However, we may avoid such termination if we cure the breach within 90 days of receipt of a termination notice.

In August 2004, we entered into a cooperative research and development agreement, or CRADA, with (i) the Uniformed Services University of the Health Sciences, which includes the Armed Forces Radiobiology Research Institute, or AFRRI, (ii) the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and (iii) the Cleveland Clinic, to evaluate one of our radioprotective drug candidates and its effects on intracellular and extracellular signaling pathways. As a collaborator under this agreement, we are able to use the laboratories of the Armed Forces Radiobiology Research Institute to evaluate Protectan CBLB502 and its effects on intracellular and extracellular signaling pathways in order to improve countermeasures to lethal doses of radiation. Under the terms of the agreement, all parties are financially responsible for their own expenses related to the agreement. The agreement has a five-year term, but may be unilaterally terminated by any party upon 30 days prior written notice with or without cause.

In February 2008, the terms of the agreement were extended by an additional two years expiring August 15, 2010 and an additional scope of the research to be performed under the CRADA has been added. As the part of the extended research plan AFRRI will perform additional experiments in non-human primates to evaluate radioprotection efficacy of Protectan CBLB502 and perform analysis of hematopoietic stem cell mobilization by Protectan CBLB612.

Roswell Park Cancer Institute

In January 2007, we entered into a strategic research partnership with Roswell Park Cancer Institute, or RPCI, to develop our anticancer and radioprotectant drug candidates.

RPCI, founded in 1898, is a world-renowned cancer research hospital and the nation's first cancer research, treatment and education center. RPCI is a member of the prestigious National Comprehensive Cancer Network, an alliance of the nation's leading cancer centers, and is one of only ten free-standing cancer centers in the nation.

RPCI and various agencies of the state of New York will provide us with up to $5 million of grant and other funding. We established a major research/clinical facility at the RPCI campus in Buffalo, New York, which has become the foundation for several of our advanced research and clinical trials.

Our partnership with RPCI will enhance the speed and efficiency of our clinical research, and will provide us with access to state-of-the-art clinical development facilities in partnership with a globally recognized cancer research center. We believe that our proprietary technology, combined with the assistance of RPCI, and our continuing strong relationship with the Cleveland Clinic, will position us to become a leading oncology company. A key element of our long-term business strategy is to partner with world-class institutions to aid us in accelerating our drug development timeline. We believe that our firm alliances with both RPCI and the Cleveland Clinic provide us with a significant competitive advantage.

ChemBridge Corporation

Another vital component of our drug development capabilities is our strategic partnership with ChemBridge Corporation, an established leader in combinatorial chemistry and in the manufacture of diverse chemical libraries.

On April 27, 2004, we entered into a library access agreement with ChemBridge that, in exchange for shares of our common stock and warrants, provides us with continual access to a chemical library of 214,000 compounds. Under the library access agreement, we have also agreed to collaborate with ChemBridge in the future on two optimization projects, wherein ChemBridge will have the responsibility of providing the chemistry compounds for the project and we will have the responsibility of providing the pharmacological/biological compounds. Upon providing ChemBridge with our data after at least two positive repeat screening assays, which have been confirmed in at least one additional functional assay, ChemBridge will have the option to select such compound as one of the two optimization projects. ChemBridge will retain a 50% ownership interest in two lead compounds selected by ChemBridge and all derivative compounds thereof. The parties will jointly manage the development and commercialization of any compounds arising from an optimization project. The library access agreement does not have a specified term or any termination provisions.

We have a strong working relationship with ChemBridge.  As is December 31, 2008 we have fully completed one joint hit-to-lead optimization program with ChemBridge.  As a result of this program, we have developed CBLC137, which is a drug candidate belonging to our next generation of highly improved curaxins with proprietary, composition of matter, intellectual property protection.  CBLC137 has demonstrated reliable anti-tumor effects in animal models of colon, breast, renal and prostate cancers.  CBLC137 has favorable pharmacological characteristics, is suitable for oral administration and demonstrates a complete lack of genotoxicity.  It shares all of the positive aspects of CBLC102, but significantly exceeds that compound’s activity and efficacy in preclinical tumor models.

PATENTS

As a result of the license agreement with the Cleveland Clinic, we have filed, on the Cleveland Clinic’s behalf, thirteen patent applications covering new classes of anticancer and radiation-protecting compounds, their utility and mode of action.

Our intellectual property platform is based primarily on these thirteen patent applications exclusively licensed to us by the Cleveland Clinic and five patent applications, which we have filed and own exclusively.

The aforementioned thirteen patent applications licensed from the Cleveland Clinic are as follows:

•	Methods of Inhibiting Apoptosis Using Latent TFGß;

•	Methods of Identifying Modulators of Apoptosis From Parasites and Uses Thereof;

•	Methods of Inhibiting Apoptosis Using Inducers of NF-kB;

•	Methods of Protecting Against Radiation Using Inducers of NF-kB;

•	Methods of Protecting Against Radiation Using Flagellin;

•	Small Molecules Inhibitors of MRP1 and Other Multidrug Transporters;

•	Flagellin Related Polypeptides and Uses Thereof;

•	Modulation of Apoptosis Using Aminoacridines;

•	Modulation of Immune Responses;

•	Methods of Protecting Against Apoptosis Using Lipopeptides;

•	Modulation of Cell Growth;

•	Mitochondrial Cytochrome B; and

•	Methods of Reducing the Effects of Reperfusion.

The aforementioned five patent applications, which we filed, are as follows:

•	Modulation of Androgen Receptor for Treatment of Prostate Cancer;

•	Method of Increasing Hematopoietic Stem Cells;

•	Method for Reducing the Effects of Chemotherapy Using Flagellin Related Polypeptides;

•	Modulation of Heat Shock Response; and

•	Carbozole Compounds and Therapeutic Uses of the Compounds.

In 2008, four patent applications were introduced and filed for approval with the U.S. Patent Office. One of the patent applications is licensed from the Cleveland Clinic and three are licensed to us.

We review our patent applications on a continuing basis. In 2008, two patent applications were abandoned. The first was an application licensed from the Cleveland Clinic titled ‘Activation of p53 and Inhibition of NF-kB for Cancer Treatment’. This patent application was abandoned due to developing another Curaxin for the same application. The second patent application was licensed to us and titled ‘Quinacrine Isomers”.  The patent application was abandoned due to the discovery of improved technology.

MANUFACTURING

We do not intend to establish or operate facilities to manufacture our drug candidates, and therefore will be dependent upon third parties to do so. As we develop new products or increase sales of any existing product, we must establish and maintain relationships with manufacturers to produce and package sufficient supplies of our finished pharmaceutical products. We have established a relationship with SynCo Bio Partners B.V. or SynCo, a leading biopharmaceutical manufacturer, to produce Protectan CBLB502 under cGMP specifications, and have completed an agreement to produce sufficient amounts for clinical trials and a commercial launch. As discussed above, the yields from the established manufacturing process at SynCo have been very high and the current process is expected to handle up to several million estimated human doses per year without need for any additional scale up.. For CBLC102, we have contracted with Regis Technologies, Inc. to manufacture sufficient amounts for clinical trials.

Reliance on third party manufacturing presents several risks, however, including the following:

•
Delays in the delivery of quantities needed for multiple clinical trials or failure to manufacture such quantities to our specifications, either of which could cause delays in clinical trials, regulatory submissions or commercialization of our drug candidates;

•
Inability to fulfill our needs in the event market demand for our drug candidates suddenly increases, which may require us to seek new manufacturing arrangements, which, in turn, could be expensive and time consuming; and

•
Ongoing inspections by the FDA or other regulators and other regulatory authorities for compliance with rules, regulations and standards, the failure to comply with which may subject us to, among other things, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecution.

GOVERNMENT REGULATION

The R&D, manufacturing and marketing of drug candidates are subject to regulation, primarily by the FDA in the U.S. and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs, and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval for a new drug may take many years and generally involves the expenditure of substantial resources. The steps required before a new drug can be produced and marketed for human use include clinical trials and the approval of an NDA and typically proceed as follows:

Preclinical Testing

In the preclinical phase of development, the promising compound is subjected to extensive laboratory and animal testing to determine if the compound is biologically active and safe.

Investigational New Drug (IND)

Before human tests can start, the drug sponsor must file an IND application with the FDA, showing how the drug is made and the results of animal testing. IND status allows initiation of clinical investigation within 30 days of filing if the FDA does not respond with questions during the 30-day period.

Human Clinical Testing

The human clinical testing program usually involves three phases that generally are conducted sequentially, but which, particularly in the case of anti-cancer and other life-saving drugs, may overlap or be combined. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA as part of the IND filing. Each clinical study is conducted under the direction of an independent Institutional Review Board, or IRB, for each institution at which the study will be conducted. The IRB will consider, among other things, all existing pharmacology and toxicology information on the product, ethical factors, the risk to human subjects and the potential benefits of therapy relative to risk.

In Phase I clinical trials, studies usually are conducted on healthy volunteers or, in the case of certain terminal illnesses such as advanced prostate cancer, patients with the disease who have failed to respond to other treatment, to determine the maximum tolerated dose, side effects and pharmacokinetics of a product. Phase II studies are conducted on a small number of patients having a specific disease to determine initial efficacy in humans for that specific disease, the most effective doses and schedules of administration, and possible adverse effects and safety risks. Phase II/III differs from Phase II in that the trials involved may include more patients and, at the sole discretion of the FDA, be considered the “pivotal” trials, or trials that will form the basis for FDA approval. Phase III normally involves the pivotal trials of a drug, consisting of wide-scale studies on patients with the same disease, in order to evaluate the overall benefits and risks of the drug for the treated disease compared with other available therapies. The FDA continually reviews the clinical trial plans and results, and may suggest design changes or may discontinue the trials at any time if significant safety or other issues arise.

As described above, for several of the product opportunities we are pursuing, we may apply for approval based upon a rule adopted by the FDA in 2002, titled “Approval of New Drugs When Human Efficacy Studies Are Not Ethical or Feasible” (Part 314, Subpart I), which is also referred to as the two animal rule. Pursuant to this new rule, in situations where it would be unethical to conduct traditional Phase II and Phase III efficacy studies in humans, as is the case with countermeasures to a number of weapons of mass destruction, the FDA will review new drugs for approval on the basis of safety in humans and efficacy in relevant animal models.

New Drug Application (NDA)

Upon successful completion of Phase III clinical trials, the drug sponsor files an NDA with the FDA for approval, containing all information that has been gathered. The NDA must include the chemical composition of the drug, scientific rationale, purpose, animal and laboratory studies, results of human tests, formation and production details, and proposed labeling.

Post-Approval Regulation

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This will include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug, manufacturer or facility, including withdrawal of the drug from the market. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

The testing and approval process is likely to require substantial time and effort, and there can be no assurance that any FDA approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, primarily the side effects of the drug (safety) and its therapeutic benefits (efficacy). Additional preclinical or clinical trials may be required during the FDA review period and may delay marketing approval. The FDA may also deny an NDA if applicable regulatory criteria are not met.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk.

Sales outside the U.S. of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the U.S., the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific FDA regulations that govern this process.

We also are subject to the following risks and obligations relating to government regulation, among others:

•	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials differently than we interpret them;

•
If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems;

•	The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities;

•	The FDA or foreign regulators may change their approval policies or adopt new regulations;

•
Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license;

•
If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses;

•
In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us; and

•	We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

EMPLOYEES

As of March 16, 2009, we had 33 employees, 31 of whom were full-time employees.

ENVIRONMENT

We have made, and will continue to make, expenditures for environmental compliance and protection. Expenditures for compliance with environmental laws and regulations have not had, and are not expected to have, a material effect on our capital expenditures, results of operations, or competitive position.

COMPETITION

Non-Medical Applications

In the area of radiation-protective antidotes, various companies, such as RxBio, Inc., Exponential Biotherapies Inc., Osiris Therapeutics, Inc., ImmuneRegen BioSciences, Inc., Onconova Therapeutics, Inc and Humanetics Corporation are developing biopharmaceutical products that potentially directly compete with our non-medical application drug candidates even though their approaches to such treatment are different.

We believe that due to the global political environment, the level of development advancement is the critical factor in the marketing of an effective medical radiation countermeasure for federal agencies, such as DoD and HHS.  New developments in this area are expected to continue at a rapid pace in both industry and academia.

Anticancer Applications

The arsenal of medical radiation-protectors is limited to ETHYOL™ (amifostine), sold by MedImmune, and recently acquired by AstraZeneca International. This radiation-protector is limited because of the serious side effects of the drug. Other radiation-protectors may enter the market.

Biomedical research for anticancer therapies is a large industry, with many companies, universities, research institutions and foreign government-sponsored companies competing for market share. The top ten public U.S.-based companies involved in cancer therapy have a combined market capitalization exceeding $1 trillion. In addition, there are several hundred biotech companies who have as their mission anticancer drug development. These companies account for the approximately 150 anticancer compounds currently in drug trials. However, despite the numerous companies in this field, there is still a clear, unmet need in the anticancer drug development market.

Each of the approximately 200 types of cancer recognized by the National Cancer Institute, or NCI, has dozens of subtypes, both etiological and on a treatment basis. Due to this market segmentation, the paradigm of a one-size-fits-all, super-blockbuster approach to drug treatments does not work well in cancer therapy. Currently, even the most advanced therapeutics on the market do not provide substantial health benefits.

This suggests that innovative anticancer therapies are driven by the modest success of current therapeutics, the need for an improved understanding of the underlying science, and a shift in the treatment paradigm towards more personalized medicine. Our technology addresses this need for an improved understanding of the underlying science and implements a fundamental shift in the approach to developing anticancer therapies.

Stem Cell Mobilization

G-CSF (Neupogen® and Neulast@, Amgen, Inc., Thousand Oaks, California) is the current standard against which all other mobilization agents for stem cells are measured. This is because it has been shown to both mobilize more CD34+ stem cells and have less toxicity than any other single agent against which it has been tested to date. In a few cases, the use of G-SCF has caused deaths attributed to thrombosis (acute myocardial infarction and stroke) in sibling donors. Other side effects include pain, nausea, vomiting, diarrhea, insomnia, chills, fevers, and night sweats.

Mozibil (Genzyme Corporation (Cambridge, Massachusetts)is a newly FDA approved drug designed to help increase the number of stem cells collected in a patient’s blood before being transplanted back into the body after chemotherapy.

Sargramostim (Bayer HealthCare Pharmaceuticals Inc., Wayne, New Jersey) as a single agent is used less often today for mobilization than G-CSF, because it mobilizes somewhat less well than G-CSF and because of a relatively higher incidence of both mild and severe side effects. Erythropoietin (Amgen, Inc.), now commonly used among cancer patients undergoing chemotherapy to maintain hemoglobin in the near normal range, also has some ability to mobilize CD34+ cells.

Other Sources of Competition

In addition to the direct competition outlined above, there is potential for adverse market effects from other outside developments. For example, producing a new drug with fewer side effects reduces the need for anti-side effects therapies. Because of this, we must monitor a broad area of anticancer R&D and be ready to fine-tune our development as needed.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and intense competition. This competition comes both from biotech firms and from major pharmaceutical and chemical companies. Many of these companies have substantially greater financial, marketing and human resources than we do (including, in some cases, substantially greater experience in clinical testing, manufacturing and marketing of pharmaceutical products). Our drug candidates’ competitive position among other biotech and biopharmaceutical companies may be based on, among other things, patent position, product efficacy, safety, reliability, availability, patient convenience, delivery devices, and price, as well as the development and marketing of new competitive products.

We also experience competition in the development of our drug candidates from universities and other research institutions and compete with others in acquiring technology from such universities and institutions. In addition, certain of our drug candidates may be subject to competition from products developed using other technologies, some of which have completed numerous clinical trials. As a result, our actual or proposed drug candidates could become obsolete before we recoup any portion of our related R&D and commercialization expenses. However, we believe our competitive position is enhanced by our commitment to research leading to the discovery and development of new products and manufacturing methods.

Some of our competitors are actively engaged in R&D in areas where we also are developing drug candidates. The competitive marketplace for our drug candidates is significantly dependent upon the timing of entry into the market. Early entrants may have important advantages in gaining product acceptance and market share contributing to the product’s eventual success and profitability. Accordingly, in some cases, the relative speed with which we can develop products, complete the testing, receive approval, and supply commercial quantities of the product to the market is vital towards establishing a strong competitive position.

Our ability to sell to the government also can be influenced by indirect competition from other providers of products and services. For instance, a major breakthrough in an unrelated area of biodefense could cause a major reallocation of government funds from radiation protection. Likewise, an outbreak or threatened outbreak of some other form of disease or condition may also cause a reallocation of funds away from the condition that Protectan CBLB502 is intended to address.

Item 1A. Risk Factors

Risks Relating to our Operations

We have a history of operating losses. We expect to continue to incur losses and may not continue as a going concern.

We have a history of losses and can provide no assurance as to future operating results. As a result of losses that will continue throughout our development stage, we may exhaust our financial resources and be unable to complete the development of our drug candidates.

We expect losses to continue for the next few years as we spend substantial additional sums on the continued R&D of proprietary drugs and technologies, and there is no certainty that we will ever become profitable as a result of these expenditures.

Our ability to become profitable depends primarily on the following factors:

•	our ability to obtain approval for, and if approved, to successfully commercialize, Protectan CBLB502;

•	our ability to bring to market other proprietary drugs that are progressing through our development process;

•	our R&D efforts, including the timing and cost of clinical trials; and

•	our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, manufacturing, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

We will likely require substantial additional financing in order to meet our business objectives.

Upon expiration of current capital reserves or sooner if we experience unanticipated cash requirements, we may be required to issue additional equity or debt securities or enter into other financial arrangements, including relationships with corporate and other partners, in order to raise substantial additional capital during the period of product development and FDA testing. Depending upon market conditions and subject to limitations imposed by the terms of our outstanding securities and contractual obligations; we may not be successful in raising sufficient additional capital for our long-term requirements. If we fail to raise sufficient additional financing, we will not be able to develop our product candidates, and may be required to reduce staff, reduce or eliminate R&D, slow the development of our product candidates, outsource or eliminate several business functions or shut down operations. Even if we are successful in raising such additional financing, we may not be able to successfully complete planned clinical trials, development, and marketing of all, or of any, of our product candidates. In such event, our business, prospects, financial condition and results of operations could be materially adversely affected.

If we lose our funding from R&D contracts and grants, we may not be able to fund future R&D and implement technological improvements, which would materially harm our financial conditions and operating results.

We receive over 90% of our revenues from grant and contract development work in connection with grants from the Department of Defense, NIH, NASA and the Defense Advanced Research Projects Agency, or DARPA.

These revenues have funded some of our personnel and other R&D costs and expenses. However, if these awards are not funded in their entirety or if new grants and contracts are not awarded in the future, our ability to fund future R&D and implement technological improvements would be diminished, which would negatively impact our ability to compete in our industry.

We can provide no assurance of the successful and timely development of new products.

Our products are in their developmental stage. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we may develop are not likely to be commercially available for a few years. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects and the unproven technology involved, we may not be able to complete successfully the development or marketing of any products.

We may fail to successfully develop and commercialize our products because they:

•	are found to be unsafe or ineffective in clinical trials;

•	do not receive necessary approval from the FDA or foreign regulatory agencies;

•	fail to conform to a changing standard of care for the diseases they seek to treat; or

•	are less effective or more expensive than current or alternative treatment methods.

Product development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our product candidates will be. Furthermore, our products may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our product candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

Many of our projects are in the early stages of drug development which carry their own set of risks.

Projects that appear promising in the early phases of development may fail to reach the market for several reasons including:

•
pre-clinical or clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;

•
failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or a  NDA/BLA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;

•	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and

•	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Our R&D expenses are subject to uncertainty.

We are highly dependent on the success of our R&D efforts and, ultimately, upon regulatory approval and market acceptance of our products under development. Our ability to complete our research and development on schedule is, however, subject to a number of risks and uncertainties. Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

•	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;

•
the number of products entering into development from late-stage research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision or that an external candidate will be available on terms acceptable to us, and some promising candidates may not yield sufficiently positive pre-clinical results to meet our stringent development criteria;

•
in-licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense; or

•
future levels of revenue; R&D expenses as a percentage of future potential revenues can fluctuate with the changes in future levels of revenue and lower revenues can lead to less spending on R&D efforts.

  U.S. government agencies have special contracting requirements, which create additional risks.

    We have entered into contracts with various U.S. government agencies. For the near future, substantially all of our revenue may be derived from government contracts and grants. In contracting with government agencies, we will be subject to various federal contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet these requirements, certain of which we may not be able to satisfy.

U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

•	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

•	terminate our existing contracts;

•	reduce the scope and value of our existing contracts;

•	audit and object to our contract-related costs and fees, including allocated indirect costs;

•	control and potentially prohibit the export of our products; and

•	change certain terms and conditions in our contracts.

As a U.S. government contractor, we may become subject to periodic audits and reviews. Based on the results of these audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, compensation and/or management information systems. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our R&D costs and some marketing expenses, may not be reimbursable or allowed under our contracts. Further, as a U.S. government contractor, we may become subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

We are subject to numerous risks inherent in conducting clinical trials any of which could delay or prevent us from developing or commercializing our products.

Before obtaining required regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through pre-clinical testing and clinical trials that our product candidates are safe and effective for use in humans. We must outsource our clinical trials and negotiate with third parties to conduct such trials. We are not certain that we will successfully or promptly finalize agreements for the conduct of all our clinical trials. Delay in finalizing such agreements would delay the commencement of the Phase I/II trials of Protectan CBLB502 for medical applications and Phase II/III clinical trials of Curaxin CBLC102 in multiple cancers.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize Protectan CBLB502, Curaxin CBLC102 or other product candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our products or we may be criminally prosecuted.

We cannot assure that our products will obtain regulatory approval or that the results of clinical studies will be favorable.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such product from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for non-medical applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling anticancer drugs, however, does require such development. We plan to sell anticancer drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaborations with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

Manufacturers producing our drug candidates must follow cGMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the cGMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. In addition to the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

We rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others with which we have entered into licensing agreements. We have exclusively licensed thirteen patent applications from the Cleveland Clinic and have filed five patent applications on our own. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the products we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the Cleveland Clinic. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we fail to comply with our obligations under our license agreement with the Cleveland Clinic and other parties, we could lose our ability to develop our drug candidates.

The manufacture and sale of any products developed by us may involve the use of processes, products or information, the rights to certain of which are owned by others. Although we have obtained licenses with regard to the use of the Cleveland Clinic’s patent applications as described above and certain processes, products and information of others, we cannot assure you that such licenses will not be terminated or expire during critical periods, that we will be able to obtain licenses for other rights that may be important to us, or, if obtained, that such licenses will be obtained on commercially reasonable terms. If we are unable to maintain and/or obtain licenses, we may have to develop alternatives to avoid infringing upon the patents of others, potentially causing increased costs and delays in product development and introduction or preclude the development, manufacture, or sale of planned products. Additionally, we cannot assure that the patents underlying any licenses will be valid and enforceable. To the extent any products developed by us are based on licensed technology, royalty payments on the licenses will reduce our gross profit from such product sales and may render the sales of such products uneconomical.

Our current exclusive license with the Cleveland Clinic imposes various development, royalty, diligence, record keeping, insurance and other obligations on us. If we breach any of these obligations and do not cure such breaches within the 90 day period provided, the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. In addition, while we cannot currently determine the dollar amount of the royalty obligations we will be required to pay on sales of future products, if any, the amounts may be significant. The dollar amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any.

We may incur substantial liabilities from any product liability claims if our insurance coverage for those claims is inadequate.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials, and will face an even greater risk if the product candidates are sold commercially. An individual may bring a liability claim against us if one of the product candidates causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our product candidates;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	diversion of our management’s time and attention;

•	substantial monetary awards to patients or other claimants;

•	loss of revenues;

•	the inability to commercialize product candidates; and

•	increased difficulty in raising required additional funds in the private and public capital markets.

We currently have product liability insurance and intend to expand such coverage from coverage for clinical trials to include the sale of commercial products if marketing approval is obtained for any of our product candidates. However, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage that will be adequate to satisfy any liability that may arise.

Our laboratories use certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various safety and environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

Risks Relating to our Industry and Other External Factors

Adverse conditions in the capital and credit markets may significantly affect our ability to obtain financing. If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development, and thus may be forced to curtail or cease operations or discontinue our business.

We cannot assure that we will be able to obtain financing when it is needed. Over the past year, the capital and credit markets have reached unprecedented levels of volatility and disruption, and if such adverse conditions continue, our ability to obtain financing may be significantly diminished. Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain financing on favorable terms, or at all. If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to continue our operations and development, and thus may be forced to curtail or cease operations or discontinue our business.

The successful development of biopharmaceuticals is highly uncertain.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	pre-clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;

•
failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or a BLA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;

•	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and

•	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

Political or social factors may delay or impair our ability to market our products.

Products developed to treat diseases caused by or to combat the threat of bio-terrorism will be subject to changing political and social environments. The political and social responses to bio-terrorism have been highly charged and unpredictable. Political or social pressures may delay or cause resistance to bringing our products to market or limit pricing of our products, which would harm our business. Changes to favorable laws, such as the Project BioShield Act, could have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We hope to continue receiving funding from the Department of Defense, BARDA and other government agencies for the development of our bio-defense product candidates. Changes in government budgets and agendas, however, may result in future funding being decreased and de-prioritized, and government contracts contain provisions that permit cancellation in the event that funds are unavailable to the government agency. Furthermore, we cannot be certain of the timing of any future funding, and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund R&D programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop a product candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this product, our future business may be harmed.

Risks Relating to our Securities

The price of our common stock may be volatile, which may in turn expose us to securities litigation.

Our common stock is listed on the NASDAQ Capital Market. The listing of our common stock on the NASDAQ Capital Market does not assure that a meaningful, consistent and liquid trading market will exist, and in recent years, the market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	general economic conditions and trends;

•	major catastrophic events;

•	sales of large blocks of our stock;

•	departures of key personnel;

•	changes in the regulatory status of our product candidates, including results of our clinical trials;

•	events affecting the Cleveland Clinic, Roswell Park Cancer Institute or any other collaborators;

•	announcements of new products or technologies, commercial relationships or other events by us or our competitors;

•	regulatory developments in the United States and other countries;

•	failure of our common stock to be listed or quoted on the NASDAQ Capital Market, other national market system or any national stock exchange;

•	changes in accounting principles; and

•	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has occasionally been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Regardless of its outcome, securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Sales of additional equity securities may adversely affect the market price of our common stock.

We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. Any new securities issued may have greater rights, preferences or privileges than our existing common stock.

Additional authorized shares of common stock available for issuance may adversely affect the market.

We are currently authorized to issue 40,000,000 shares of our common stock and 10,000,000 of our preferred stock As of December 31, 2008, we had 13,775,805 shares of our common stock and 3,160,974 shares of our preferred stock issued and outstanding, excluding shares issuable upon the exercise of our outstanding warrants and options. As of March 16, 2009, we had 14,014,137 shares of our common stock and 3,024,144 shares of our preferred stock issued and outstanding and 4,797,396 warrants and 1,938,742 options outstanding. To the extent the shares of common stock are issued or options and warrants are exercised, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution.

Item 1B. Unresolved Staff Comments

None

Item 2.  Description of Property

Our corporate headquarters is located at 73 High Street, Buffalo, New York 14203. We have approximately 28,000 square feet of laboratory and office space under a five year lease through June of 2012. This space serves as the corporate headquarters and primary research facilities. In addition, we have leased approximately 2,500 square feet of office space located at 9450 W. Bryn Mawr Rd., Rosemont, Illinois, 60018 through July 2011. We do not own any real property.

Item 3. Legal Proceedings

As of March 16, 2009, we were not a party to any litigation or other legal proceeding.

Item 4. Submission of Matters to a Vote of Security Holders

Not applicable.

Executive Officers of the Registrant as of March 16, 2009

Name	Age	Position

Michael Fonstein. Ph.D.	49	President and Chief Executive Officer
Andrei Gudkov, Ph.D., D.Sci.	52	Chief Scientific Officer
Yakov Kogan, Ph.D.	35	Chief Operating Officer
John A. Marhofer, Jr., CMA, CFM	46	Chief Financial Officer

The Board of Directors appoints all executive officers annually and such officers serve at the discretion of the Board of Directors. There is no family relationship between or among any of the executive officers or directors.

          Michael Fonstein, Ph.D. Dr. Fonstein has served as our Chief Executive Officer, President, and as one of our directors since our inception in June 2003. He served as Director of the DNA Sequencing Center at the University of Chicago from its creation in 1994 to 1998, when he left to found Integrated Genomics, Inc. located in Chicago, Illinois. He served as CEO and President of Integrated Genomics from 1997 to 2003. Dr. Fonstein has won several business awards, including the Incubator of the Year Award from the Association of University Related Research Parks. He was also the winner of a coveted KPMG Illinois High Tech Award.

          Andrei Gudkov, Ph.D., D. Sci. Dr. Gudkov has served as one of our directors and as our Chief Scientific Officer since our inception in June 2003. Prior to 1990, he worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. In 1990, he reestablished his lab at the University of Illinois at Chicago where he became a tenured faculty member in the Department of Molecular Genetics. His lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. In 1999, he defined p53 as a major determinant of cancer treatment side effects and suggested this protein as a target for therapeutic suppression. In 2001, Dr. Gudkov moved his laboratory to the Lerner Research Institute at the Cleveland Clinic where he became Chairman of the Department of Molecular Biology and Professor of Biochemistry at Case Western Reserve University. In May 2007, Dr. Gudkov became Senior Vice President of Research Programming and Development for Roswell Park Cancer Institute. He continues in his capacity as a consultant with CBLI.

          Yakov Kogan, Ph.D. Dr. Kogan has served as one of our directors since our inception in June 2003, as Secretary since March 2006, and as Chief Operating Officer since February 2008. Dr. Kogan also served as our Executive Vice President of Business Development from our inception until February 2008. From 2002 to 2003, as Director for Business Development at Integrated Genomics, he was responsible for commercial sales and expansion of the company’s capital base. Prior to his tenure in business development, Dr. Kogan worked as a Group Leader/Senior Scientist at Integrated Genomics and ThermoGen, Inc. and as Research Associate at the University of Chicago. Dr. Kogan holds a Ph.D. degree in Molecular Biology from All-Union Research Institute of Genetics and Selection of Industrial Microorganisms (VNIIGenetika) (Moscow, Russia), as well as an MBA degree from the University of Chicago Graduate School Of Business.

John (Jack) A. Marhofer, Jr., CMA, CFM Mr. Marhofer joined us as Controller and General Manager in February 2005 and was subsequently appointed to be our Chief Financial Officer in August 2005. He was Corporate Controller of Litehouse Products, Inc. from June 2001 to February 2005. Mr. Marhofer earned his Bachelor of Science in Accounting and Marketing from Miami University in Ohio in 1984, and his Masters in Business Administration in Finance from Akron University in Ohio in 1997, where he was named to the National Honor Society of the Financial Management Association.

PART II

Item 5: Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Stock Exchange Listing

Our common stock trades on the NASDAQ Capital Market under the symbol “CBLI.” We have not paid dividends on our common stock. We currently intend to retain all future income for use in the operation of our business and for future stock repurchases and, therefore, we have no plans to pay cash dividends on our common stock at this time.

Common Stockholders

As of December 31, 2008, there were approximately 40 stockholders of record of our Common Stock. Because many of our shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial stockholders represented by these record holders.

We made no repurchases of our securities during the year ended December 31, 2008.

Stock Prices

The following table sets forth the range of high and low sale prices on The NASDAQ Stock Market and/or NASDAQ Capital Market, as applicable, for each quarter during 2008 and 2007. On March 16, 2009, the last reported sale price of our common stock was $1.40 per share.

2008	High	Low
First Quarter	$8.79	$2.03
Second Quarter	$6.40	$3.82
Third Quarter	$5.65	$3.70
Fourth Quarter	$4.59	$1.51

2007	High	Low
First Quarter	$13.99	$4.49
Second Quarter	$11.98	$8.00
Third Quarter	$13.89	$9.10
Fourth Quarter	$13.07	$6.64

Item 6: Selected Financial Data

The following selected financial data has been derived from our audited financial statements. The information below is not necessarily indicative of the results of future operations and should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 1A, “Risk Factors,” of this Form 10-K, and the financial statements and related notes thereto included in Item 8 of this Form 10-K, in order to fully understand factors that may affect the comparability of the information presented below

SELECTED FINANCIAL DATA
(in thousands, except per share data)

	2008		2007		2006		2005		2004
Total Operating Revenue	$4,706		$2,019		$1,708		$1,139		$636
Government contract or grant	4,586		1,729		1,503		1,000		531
Commercial	120		290		205		139		105

Net loss	$(14,026	) (1)	$(26,997	) (1)	$(7,223	) (1)	$(2,678	) (1)	$(2,523)

Net loss per share, basic and diluted	$(1.13)		$(2.34)		$(0.84)		$(0.43)		$(0.55)

Total assets	$4,706		$17,422		$6,417		$4,253		$382
Long-term debt	-		-		50		303		334
Stockholder's equity (deficit)	538		14,194		5,593		3,557		(374)

We have not paid any dividends on common stock.
All per share amounts reflect the 596-to-1 stock split that was effected in 2004.

(1)
Net loss in 2008, 2007, 2006 and 2005 included employee stock-based compensation costs of $1.5 million, $7.8 million, $0.5 million and $0.3 million, net of tax, respectively, due to our adoption of Statement of Financial Accounting Standards No. 123(R),“Share-Based Payment,” on a modified prospective basis on January 1, 2005. No employee stock-based compensation expense was recognized in reported amounts in any period prior to January 1, 2005.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis of financial condition and results of operations and other portions of this filing contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, results of our R&D efforts and clinical trials, product demand, market acceptance and other factors discussed in this annual report and the Company’s other SEC filings under the heading “Risk Factors.” This management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this filing.

Overview

We incorporated in Delaware and commenced business operations in June 2003. We secured a $6,000,000 investment via a private placement of Series A Preferred Stock in March 2005. On July 20, 2006, we sold 1,700,000 shares of common stock in our initial public offering at $6.00 per share. The net proceeds from this offering were approximately $8,300,000. Beginning July 21, 2006, our common stock was listed on the NASDAQ Capital Market and on the Boston Stock Exchange under the symbols “CBLI” and “CFB” respectively. On August 28, 2007, trading of our stock moved from the NASDAQ Capital Market to the NASDAQ Global Market. In September 2007, we ceased our listing on the Boston Stock Exchange. On November 28, 2008, trading of our common stock transferred from the NASDAQ Global Market to the NASDAQ Capital Market.

On September 21, 2006, the SEC declared effective a registration statement of the Company registering up to 4,453,601 shares of common stock for resale from time to time by the selling stockholders named in the prospectus contained in the registration statement. We will not receive any proceeds from the sale of the underlying shares of common stock, although to the extent the selling stockholders exercise warrants for the underlying shares of common stock, we will receive the exercise price of those warrants. The registration statement was filed to satisfy registration rights that we had previously granted in connection with our Series A Preferred transaction.

On March 16, 2007, we consummated a transaction with various accredited investors pursuant to which we agreed to sell to the investors, in a private placement, an aggregate of approximately 4,288,712 shares of Series B Convertible Preferred Stock, par value $0.005 per share, and Series B Warrants to purchase approximately 2,144,356 shares of our common stock pursuant to a Securities Purchase Agreement of the same date. The aggregate purchase price paid by the investors for the Series B Preferred and Series B Warrants was approximately $30,000,000. After  related fees and expenses, we received net proceeds of approximately $29,000,000. We intend to use the proceeds for general corporate and working capital purposes.

The Series B Preferred have an initial conversion price of $7.00 per share, and in the event of a conversion at such conversion price, one share of Series B Preferred would convert into one share of common stock. Based on the closing price of our stock on March 16, 2007 of $10.19, the Series B Preferred sold to investors and issued to certain of the Agents had a market value of $46,660,112. The Series B Warrants have an exercise price of $10.36 per share, the closing bid price on the day prior to the private placement. To the extent, however, that the conversion price of the Series B Preferred or the exercise price of the Series B Warrants is reduced as a result of certain anti-dilution protections, the number of shares of common stock into which the Series B Preferred are convertible and for which the Series B Warrants are exercisable may increase.

We also issued to the placement agents in the private placement, as compensation for their services, Series B Preferred, Series B Warrants, and Series C Warrants. The agents collectively received Series B Preferred that are convertible into an aggregate of 290,298 shares of common stock, Series B Warrants that are exercisable for an aggregate of 221,172 shares of our common stock, and Series C Warrants that are exercisable for 267,074 shares of our common stock. The Series C Warrants have an exercise price of $11.00 per share, and are also subject to antidilution protections that could increase the number of shares of common stock for which they are exercisable.

In total, the securities issued in the private placement were convertible into, or exercisable for, up to approximately 7,211,612 shares of common stock (subject to adjustments for stock splits, anti-dilution, etc.). As of March 16, 2009 the securities issued in the transaction, in the aggregate, were convertible into or exercisable for approximately 6,249,469 shares of common stock that remain outstanding (subject to adjustments for stock splits, anti-dilution, etc.).

Proceeds from these transactions, together with grants we have received, have supported our R&D activities through December 31, 2008. We are actively seeking new grants and co-development contacts with premier pharmaceutical partners to support further development of other promising leads resulting from our R&D program.

On December 11, 2007, the SEC declared effective a registration statement of the Company registering up to 5,514,999 shares of common stock for resale from time to time by the selling stockholders named in the prospectus contained in the registration statement. This number represents 5,514,999 shares of common stock issuable upon the conversion or exercise of the securities issued the Company’s March 2007 private placement at the current conversion and exercise prices. Of these 5,514,999 shares of common stock, 3,717,515 shares are issuable upon conversion of Series B Preferred and 1,797,484 shares are issuable upon exercise of the Series B Warrants. We will not receive any proceeds from the sale of the underlying shares of common stock, although to the extent the selling stockholders exercise warrants for the underlying shares of common stock, we will receive the exercise price of those warrants. The registration statement was filed to satisfy registration rights that we had previously granted.  Subsequent to the effectiveness of the registration statement, 1,418,036 Series B Preferred were converted and $321,293 in dividends earned have been accrued as of December 31, 2008.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the U.S., or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues, expenses and other reported disclosures. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances.

Note 2 to our financial statements include disclosure of our significant accounting policies. While all decisions regarding accounting policies are important, we believe that our policies regarding revenue recognition, R&D expenses, intellectual property related costs, stock-based compensation expense and income taxes could be considered critical.

Revenue Recognition

We recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition”, and Statement of Financial Accounting Standards No. 116, or SFAS 116. Our revenue sources consist of government contracts, government grants and a commercial development contract.

Government contract and grant revenue is recognized using two different methods depending on the type of contract or grant. Cost reimbursement contracts and grants require us to submit proof of costs incurred that are invoiced by us to the government agency, which then pays the invoice. In this case, revenue is recognized during the period that the costs were incurred.

Fixed-cost grants require no proof of costs and are paid as a request for payment is submitted for expenses. The grant revenue under these fixed cost grants is recognized using a percentage-of-completion method, which uses assumptions and estimates. These assumptions and estimates are developed in coordination with the principal investigator performing the work under the government fixed-cost grants to determine key milestones, expenses incurred, and deliverables to perform a percentage-of-completion analysis to ensure that revenue is appropriately recognized. Critical estimates involved in this process include total costs incurred and anticipated to be incurred during the remaining life of the grant.

We recognize revenue related to the funds received in 2007 from the State of New York under the sponsored research agreement with the Roswell Park Cancer Institute in accordance with SFAS 116. The principles of SFAS 116 result in the recognition of revenue as allowable costs are incurred. We recognize revenue on research laboratory services and the purchase and subsequent use of related equipment. The amount paid as a payment toward future use related to the equipment is recognized as a prepaid asset and will be recognized as revenue as the equipment is amortized over its useful life and the prepaid asset is recognized as expense.

Government contract revenue is recognized as allowable research and development expenses are incurred during the period and according to the terms of the contract. Commercial development revenues are recognized when the service or development is delivered.

Research and Development Expenses

R&D costs are expensed as incurred. These expenses consist primarily of our proprietary R&D efforts, including salaries and related expenses for personnel, costs of materials used in our R&D, costs of facilities and costs incurred in connection with our third-party collaboration efforts. Pre-approved milestone payments made by us to third parties under contracted R&D arrangements are expensed when the specific milestone has been achieved. As of December 31, 2008, $50,000 has been paid to CCF for milestone payments relating to the filing of an IND with the FDA for Curaxin CBLC102, $250,000 has been paid to CCF as a result of commencing Phase II clinical trials for Curaxin CBLC102 and $50,000 has been paid to CCF relating to the filing of an IND with the FDA for Protectan CBLB502. Once a drug receives regulatory approval, we will record any subsequent milestone payments in identifiable intangible assets, less accumulated amortization, and amortize them evenly over the remaining agreement term or the expected drug life cycle, whichever is shorter.

Intellectual Property Related Costs

We capitalize costs associated with the preparation, filing and maintenance of our intellectual property rights. Capitalized intellectual property is reviewed annually for impairment. If a patent application is approved, costs paid by us associated with the preparation, filing and maintenance of the patent will be amortized on a straight line basis over the shorter of 20 years or the anticipated useful life of the patent. If the patent application is not approved, costs paid by us associated with the preparation, filing and maintenance of the patent will be expensed as part of general and administrative expenses at that time.

Through December 31, 2007, we had capitalized $459,102 in expenditures associated with the preparation, filing and maintenance of certain of our patents. For the year ending December 31, 2008, we capitalized an additional $333,995.  In addition, the company abandoned two patent applications and expensed $60,046 to selling, general and administrative expenses.  This resulted in a balance of $733,051 in expenditures associated with the filing and maintenance of certain patents as a December 31, 2008 capitalized balance for intellectual property.

Stock-based Compensation

The Financial Accounting Standards Board (FASB) issued SFAS No. 123(R) requiring all share-based payments to employees, including grants of employee stock options, be recognized in the statement of operations based at their fair values. Accordingly, effective January 1, 2005, we value employee stock based compensation under the provisions of SFAS 123(R) and related interpretations.

The fair value of each stock option granted is estimated on the grant date using the Black-Scholes option valuation model or the Monte Carlo Simulation depending on the terms and conditions present within the specific option being valued. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the Black-Scholes valuations model requires the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our options. For those stock options where market conditions are present within the stock options, we utilize Monte Carlo simulation to value the stock options. There was one issuance in the fiscal year ended December 31, 2007, for a total of 90,000 options to an outside consultant where Monte Carlo simulation was used to value the issuance.

On March 1, 2006, we granted 116,750 options pursuant to stock award agreements to certain employees and key consultants. On July 20, 2006, we granted a total of 45,000 fully-vested, stock options to our new independent board members (Messrs. Antal, Kasten, and Perez) pursuant to stock award agreements.

In the fiscal year ended December 31, 2007, we granted 520,000 options pursuant to stock award agreements to certain employees and key consultants. On June 12, 2007 we granted 140,000 fully- vested stock options to the independent board members (Messrs. Antal, DiCorleto, Kasten, and Perez) pursuant to stock award agreements.

In the fiscal year ended December 31, 2008, we granted 857,721 options pursuant to stock award agreements to certain employees and key consultants.   On April 29, 2008 we granted 140,000 fully-vested stock options to the independent board members (Messrs. Antal, DiCorleto, Kasten, and Perez) pursuant to stock award agreements.  In addition, during the fiscal year ended December 31, 2008, we issued 130,000 restricted shares to certain key employees and key consultants and granted an additional 15,000 restricted shares to a key employee that vest over a three year period.

We recognized a total of $828,377, $3,401,499, and $506,078 in expense for options for the years ended December 31, 2008, 2007 and 2006 respectively. For the year ended December 31, 2008, we recognized a total of $626,500 in expense for shares issued and a total of $72,722 in expense related to the amortization of restricted shares.  For the year ended December 31, 2007 and 2006, the Company recognized a total of $1,700,450 and $0, respectively, in expense for shares issued to various consultants.

The weighted average, estimated grant date fair values of stock options granted during the years ended December 31, 2008, 2007 and 2006 were $3.16, $6.08 and $3.14, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to operating loss and tax credit carryforwards, and temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those operating loss carryforwards and temporary differences are expected to be recovered or settled.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is established, if necessary, to reduce the deferred tax asset to the amount that will, more likely than not, be realized.  The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

Impact of Recently Issued Accounting Pronouncements

In June 2008, the Financial Accounting Standards Board ("FASB") issued EITF Issue No. 07-5 ("EITF 07-5"), Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock. EITF No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No. 133 - specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company's own stock and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS No. 133 paragraph 11(a) scope exception. The adoption of EITF 07-5 is not anticipated to materially impact our financial statements.

In June 2008, the FASB issued EITF 08-4, "Transition Guidance for Conforming Changes to Issue No. 98-5." The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," that result from EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," and SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. We are currently evaluating the impact of adoption of EITF 08-4.

In May 2008, the FASB issued SFAS No. 162, Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. The implementation of this standard did not have an impact on our financial statements.

In April 2008, the FASB issued FASB Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other U.S. generally accepted accounting principles.  The new standard is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  We are currently evaluating the impact, if any of FSP FAS 142-3 upon adoption on our financial statements.

In March 2008, the FASB issued SFAS No. 161.  “Disclosures about Derivative Instruments and Hedging Activities,” (SFAS No. 161).  SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.  SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.  The adoption of SFAS No.161 will not affect our financial condition and results of operations, but may require additional disclosures if we enter into derivative and hedging activities.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, or SFAS 160. SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. In addition, SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect a material impact from the adoption of SFAS 160.

In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations ("SFAS 141(R)"), which replaces SFAS 141. SFAS 141(R) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. In addition, SFAS 141(R) will require acquisition costs to be expensed as incurred, acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies, in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) also includes a substantial number of new disclosure requirements. SFAS 141(R) is effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We anticipate that the prospective application of the provisions of SFAS 141(R) could have a material impact on the fair values assigned to assets and liabilities of any future acquisitions.

In October 2008, the FASB issued FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (FAS 157-3). FAS 157-3 clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective upon issuance, including for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, Accounting Changes and Error Corrections. However, the disclosure provisions in Statement 154 for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application. We believe the impact of this pronouncement on our financial statements to be immaterial.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements.” SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities and expands disclosure with respect to fair value measurement. This statement was originally effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued Staff Position FSP 157-2 which allows companies to elect a one year deferral of adoption of SFAS No. 157 for non-financial assets and non-financial liabilities that are recognized or disclosed at fair values in the financial statements on a non-recurring basis. The Company has adopted SFAS No. 157 as of January 1, 2008. There has been no material impact to our financial statements due to the adoptions of SFAS No. 157.

Results of Operations

Our operating results for the past three fiscal years have been nominal. The following table sets forth our statement of operations data for the years ended December 31, 2008, 2007 and 2006 and should be read in conjunction with our financial statements and the related notes appearing elsewhere in this annual report on Form 10-K.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006

Revenues	$4,705,597	$2,018,558	$1,708,214
Operating expenses	19,050,965	27,960,590	9,126,315
Other expense (income)	(59,597)	2,058,236	-
Net interest expense (income)	(259,844)	(1,003,766)	(195,457)
Net income (loss)	$(14,025,927)	$(26,996,502)	$(7,222,644)

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue

Revenue increased from $2,018,558 for the year ended December 31, 2007 to $4,705,597 for the year ended December 31, 2008, representing an increase of $2,687,039 or 133.1%, resulting primarily from an increase in revenue from the DoD contract, the BARDA contract and the NIAID grant.

See the table below for further details regarding the sources of our grant and government contract revenue:

			Period of	Revenue	Revenue
Agency	Program	Amount	Performance	2008	2007

DoD	DTRA Contract	$1,263,836	03/2007-02/2009	$613,901	$466,322
NIH	Phase II NIH SBIR program	$750,000	07/2006-06/2008	$77,971	$459,621
NASA	Phase I NASA STTR program	$100,000	01/2006-01/2007	$-	$33,197
NY State/RPCI	Sponsored Research Agreement	$3,000,000	03/2007-02/2012	$305,298	$329,390
NIH	NCI Contract	$750,000	09/2006-08/2008	$219,618	$440,028
DoD	DOD Contract	$8,900,000	05/2008 - 09/2009	$2,938,357	$-
HHS	BARDA Contract	$13,300,000	09/2008-09/2011	$219,412	$-
NIH	NIAID Grant	$774,183	09/2008-02/2010	$211,040	$-
			Totals	$4,585,597	$1,728,558

We anticipate our revenue over the next year to be derived mainly from government grants and contracts. We have been awarded 17 government contracts and grants totaling over $30 million in funding for R&D.  We plan to submit proposals for additional government contracts and grants over the next two years totaling over $30 million in funding. Many of the proposals will be submitted to government agencies that have awarded contracts and grants to us in the recent past, but there is no guarantee that any will be awarded to us.

If these awards are not funded in their entirety or if new grants and contracts are not awarded in the future, our ability to fund future R&D and implement technological improvements would be diminished, which would negatively impact our ability to compete in our industry.

Operating Expenses

Operating expenses have historically consisted of costs relating to R&D and general and administrative expenses. R&D expenses have consisted mainly of supporting our R&D teams, process development, sponsored research at the Roswell Park Cancer Institute and the Cleveland Clinic, clinical trials and consulting fees. We plan to incur only those R&D costs that are properly funded, either through a government contract or grant or other capital sources such as direct investment. General and administrative expenses include all corporate and administrative functions that serve to support our current and future operations while also providing an infrastructure to support future growth. Major items in this category include management and staff salaries, rent/leases, professional services and travel-related expenses. Some of these costs will be funded through government contracts and grants that provide indirect cost reimbursement for certain indirect costs such as fringe benefits, overhead and general and administrative expenses.

Operating expenses decreased from $27,960,590 for the year ended December 31, 2007 to $19,050,965 for the year ended December 31, 2008. This represents a decrease of $8,909,625 or 31.9%. We recognized a total of $1,527,598 of non-cash compensation for stock based compensation for the year December 31, 2008 compared to $7,789,305 for the year ended December 31, 2007. If these non-cash stock based compensation expenses were excluded, operating expenses would have decreased from $20,171,285 for the year ended December 31, 2007 to $17,523,367 for the year ended December 31, 2008. This represents a decrease in operating expenses of $2,647,918 or 15.1%.

This decrease resulted primarily from a decrease in R&D expenses from $17,429,652 for the year ended December 31, 2007 to $13,160,812 for the year ended December 31, 2008, a decrease of $4,268,840 or 24.5%. The reduced R&D expenses were incurred primarily as a result of decreasing the number of R&D subcontracts and other costs until sufficient funding is obtained.  We recognized a total of $1,836,787 of non-cash compensation for R&D stock based compensation for the year ended December 31, 2007 compared to $632,252 for the year ended December 31, 2008. Without the non-cash stock based compensation, the R&D expenses decreased from $15,592,865 for the year ended December 31, 2007 to $12,528,560 for the year ended December 31, 2008; a decrease of $3,064,305 or 19.7%.

The following table summarizes research and development expenses for the years ended December 31, 2008, 2007 and 2006 and since inception:

	Year Ended	Year Ended	Year Ended	Total
	December 31,	December 31,	December 31,	Since
	2008	2007	2006	Inception

Research and development	$13,160,812	$17,429,652	$6,989,804	$43,256,722

General	$931,441	$892,456	$378,113	$5,106,630
Protectan CBLB502 - non-medical applications	$7,264,813	$9,885,776	$3,574,593	$21,601,196
Protectan CBLB502 - medical applications	$756,227	$815,399	$144,369	$1,776,929
Protectan CBLB612	$974,459	$1,127,248	$466,715	$3,130,374
Curaxin CBLC102	$1,741,194	$2,712,521	$1,372,998	$6,466,483
Other Curaxins	$1,492,678	$1,996,252	$1,053,016	$5,175,110

In addition, selling, general and administrative expenses decreased from $10,530,938 for the year ended December 31, 2007 to $5,890,153, for the year ended December 31, 2008. This represents a decrease of $4,640,785 or 44.1%. These lower selling, general and administrative expenses were incurred as a result of a substantial reduction in the non-cash stock based compensation for the selling, general and administrative area of the Company. We recognized a total of $5,952,517 of non-cash stock-based compensation for general and administrative compensation for the year ended December 31, 2007 compared to $895,346 for the year ended December 31, 2008. Without the non-cash stock based compensation, the general and administrative expenses increased from $4,578,421 for the year ended December 31, 2007 to $4,994,807 for the year ended December 31, 2008; an increase of $416,386 or 9.1%.

Until we introduce a product to the market, expenses in the categories mentioned above will be the largest component of our income statement.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Revenue

Revenue increased from $1,708,214 for the year ended December 31, 2006 to $2,018,558 for the year ended December 31, 2007, representing an increase of $310,344 or 18.2%, resulting primarily from an increase in revenue from various grants including the sponsored research agreement with RPCI, the DTRA contract, and the NCI contract. As the term of the BioShield grant ended, the proceeds from the BioShield grant were $0 for the year ended December 31, 2007 as compared to $1,100,293 for the year ended December 31, 2006.

Operating Expenses

Operating expenses increased from $9,126,315 for the year ended December 31, 2006 to $27,960,590 for the year ended December 31, 2007. This represents an increase of $18,834,275 or 206.4%. We recognized a total of $7,789,305 of non-cash compensation for stock based compensation for the year December 31, 2007 compared to $506,078 for the year ended December 31, 2006. If these non-cash stock based compensation expenses were excluded, operating expenses would have increased from $8,620,237 for the year ended December 31, 2006 to $20,171,285 for the year ended December 31, 2007. This represents an increase in operating expenses of $11,551,048 or 134.0%.

This increase resulted primarily from an increase in R&D expenses from $6,989,804 for the year ended December 31, 2006 to $17,429,652 for the year ended December 31, 2007, an increase of $10,439,848 or 149.4%. The higher R&D expenses were incurred as a result of increasing the number of research and development personnel, commencing clinical trials for CBLC102 and completing the cGMP manufacturing of CBLB502. We recognized a total of $250,682 of non-cash compensation for R&D stock based compensation for the year ended December 31, 2006 compared to $1,836,787 for the year ended December 31, 2007. Without the non-cash stock based compensation, the R&D expenses increased from $6,739,122 for the year ended December 31, 2006 to $15,592,865 for the year ended December 31, 2007; an increase of $8,853,743 or 131.4%.

In addition, general and administrative expenses increased from $2,136,511 for the year ended December 31, 2006 to $10,530,938, for the year ended December 31, 2007. This represents an increase of $8,394,427 or 392.9%. These higher general and administrative expenses were incurred as a result of creating and improving the infrastructure of the company and the costs associated with being a publicly traded company. We recognized a total of $255,396 of non-cash stock-based compensation for general and administrative compensation for the year ended December 31, 2006 compared to $5,952,517 for the year ended December 31, 2007. Without the non-cash stock based compensation, the general and administrative expenses increased from $1,881,115 for the year ended December 31, 2006 to $4,578,421 for the year ended December 31, 2007; an increase of $2,697,306 or 143.4%.

Liquidity and Capital Resources

We have incurred annual operating losses since our inception, and, as of December 31, 2008 we had an accumulated deficit of $56,246,173.  Our principal sources of liquidity have been cash provided by sales of our securities, and government grants, contracts and agreements. Our principal uses of cash have been R&D and working capital. We expect our future sources of liquidity to be primarily government contracts and grants, equity financing, licensing fees and milestone payments in the event we enter into licensing agreements with third parties, and research collaboration fees in the event we enter into research collaborations with third parties.

Net cash used in operating activities totaled $12,121,102 for the year ended December 31, 2008, compared to $16,607,922 used in operating activities for the same period in 2007. This decrease in cash used in operating activities resulted from a reduction in our net loss due to increase contract and grant revenues.  Net cash used in operating activities totaled $6,653,602 for the same period in 2006.

Net cash used in investing activities was $558,407 for the year ended December 31, 2008 and $442,523 used for the same period in 2007. The increase in cash used for investing activities resulted primarily from an increase in the investment in intellectual property and the reduction in proceeds from the maturity of short term investment as compared to 2007. Net cash used in investing activities was $14,281 for the same period in 2006.

Net cash used in financing activities totaled $1,232,831 for the year ended December 31, 2008, compared to $28,200,591 provided by financing activities for the same period in 2007. The decrease in cash provided by financing activities was attributed to the dividends paid on the Series B Preferred in 2008 as compared to the proceeds from the issuance of Series B Preferred in connection with our private placement offering in 2007. Net cash provided by financing activities totaled $8,523,414 for the same period in 2006. The funds provided for the year ended December 31, 2006 were attributable primarily to the net proceeds from our initial public offering in July 2006.

Under our exclusive license agreement with the Cleveland Clinic, we may be responsible for making milestone payments to the Cleveland Clinic in amounts ranging from $50,000 to $4,000,000. The milestones and corresponding payments for Protectan CBLB502 and Curaxin CBLC102 are set forth below:

File IND application for Protectan CBLB502 (completed February 2008)	$50,000
Complete Phase I studies for Protectan CBLB502	$100,000
File NDA application for Protectan CBLB502	$350,000
Receive regulatory approval to sell Protectan CBLB502	$1,000,000
File IND application for Curaxin CBLC102 (completed May 2006)	$50,000
Commence Phase II clinical trials for Curaxin CBLC102 (completed January 2007)	$250,000
Commence Phase III clinical trials for Curaxin CBLC102	$700,000
File NDA application for Curaxin CBLC102	$1,500,000
Receive regulatory approval to sell Curaxin CBLC102	$4,000,000

As of December 31, 2008, we had accrued and paid $50,000 for the milestone payment relating to the filing of the IND application for Curaxin CBLC102, $50,000 for the milestone related to the filing of the IND application for Protectan CBLB502 and $250,000 for the milestone payment relating to starting a Phase II hormone-refractory prostate cancer clinical trial for Curaxin CBLC102.

Our agreement with CCF also provides for payment by us to the CCF of royalty payments calculated as a percentage of the net sales of the drug candidates ranging from 1-2%, and sublicense royalty payments calculated as a percentage of the royalties received from the sublicenses ranging from 5-35%. However, any royalty payments and sublicense royalty payments assume that we will be able to commercialize our drug candidates, which are subject to numerous risks and uncertainties, including those associated with the regulatory approval process, our R&D process and other factors. Accrued milestone payments, royalty payments and sublicense royalty payments are payable upon achievement of the milestone.

To more effectively match short-term investment maturities with cash flow requirements, we have obtained a working capital line of credit, which is fully secured by our short-term investments. This line of credit has an interest rate of prime, a borrowing limit of $1,000,000 and expires on September 25, 2009. At December 31, 2008, there were no outstanding borrowings under this credit facility.

We believe that existing cash resources will be sufficient to finance our currently planned operations for the near-term (approximately 12-24 months), such amounts will not be sufficient to meet our longer-term cash requirements, including our cash requirements for the commercialization of certain of our drug candidates currently in development. We may be required to issue equity or debt securities or enter into other financial arrangements, including relationships with corporate and other partners, in order to raise additional capital. Depending upon market conditions, we may not be successful in raising sufficient additional capital for our long-term requirements. In such event, our business, prospects, financial condition and results of operations could be materially adversely affected.

The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: the results of our R&D efforts, the timing and success of preclinical testing, the timing and success of any clinical trials we may commence in the future, the timing of and responses to regulatory submissions, the amount of cash generated by our operations, the amount of competition we face, and how successful we are in obtaining any required licenses and entering into collaboration arrangements.

Subsequent Event

On February 13, 2009, March 20, 2009, and March 27, 2009, the Company entered into Securities Purchase Agreements (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 542.84 shares (the “Shares”) of Series D Convertible Preferred Stock, with a par value of $0.005 per share and a stated value of $10,000 per share (“Series D Preferred”), and Common Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of 3,877,386 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”).  The Warrants have a seven-year term and an exercise price of $1.60. Each share of Series D Preferred is convertible into approximately 7,143 shares of Common Stock, subject to the adjustment as described below.

The aggregate purchase price paid by the Purchasers for the Shares and the Warrants was approximately $5,428,307 (representing $10,000 for each Share together with a Warrant).  After related fees and expenses, the Company received net proceeds of approximately $4,460,000.  The Company intends to use the proceeds for working capital purposes.

In consideration for its services as exclusive placement agent, Garden State Securities, Inc. (“GSS”), received cash compensation and Warrants to purchase an aggregate of approximately 387,736 shares of Common Stock.  In the aggregate, Series D Preferred and Warrants issued in the transaction (including those issued to GSS) are convertible into, and exercisable for, approximately 8,142,508 shares of Common Stock. Each share of Series D Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($10,000), divided by (2) $1.40, subject to adjustment as discussed below (the “Conversion Price”).

The Series D Preferred ranks junior to the Company’s Series B Convertible Preferred Stock (“Series B Preferred”) and senior to all shares of Common Stock and other capital stock of the Company.

If the Company does not meet certain milestones, the Conversion Price will, unless the closing price of the Common Stock is greater than $3.69 on the date the Milestone is missed, be reduced to 80% of the Conversion Price in effect on that date (the “Milestone Adjustment”).  In addition to the Milestone Adjustment, (a) on August 13, 2009 (the “Initial Adjustment Date”), the Conversion Price shall be reduced to 95% of the then Conversion Price, and (b) on each three month anniversary of the Initial Adjustment Date (each, an “Adjustment Date”), the then Conversion Price shall be reduced by $0.05 (subject to adjustment) until maturity.  The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock and to anti-dilution adjustment in the event of any Dilutive Issuance (as defined in the Certificate of Designation).

If the closing price for each of any 20 consecutive trading days after the effective date of the initial registration statement filed pursuant to the Registration Rights Agreement (as defined below) (the “Effective Date”) exceeds 300% of the then effective Conversion Price and various other equity conditions are satisfied, the Series D Preferred will automatically convert into shares of Common Stock.

At any time after February 13, 2012, the Company may, if various equity conditions are satisfied, elect either to redeem any outstanding Series D Preferred in cash or to convert any outstanding Series D Preferred into shares of Common Stock at the conversion rate then in effect.

If the Company receives any cash funds after February 13, 2009 from fees, royalties or revenues as a result of the license of any of its intellectual property (such net proceeds the “IP Proceeds”), cash funds from development grants from any government agency for the development of anti-cancer applications of any of the Company’s curaxin compounds or anti-cancer or biodefense applications for the Company’s CBLB502 compound (the “Governmental Grant Proceeds”) or allocates cash proceeds to its Escrow Account (as defined in the Purchase Agreement) (the “Company Allocation”), then the Company must deposit 40% of the IP Proceeds, 20% of the Governmental Grant Proceeds and the Company Allocation into an escrow account (the “Sinking Fund”).  At any time after the later of the Effective Date and the 6-month anniversary of the initial contribution by the Company to the Sinking Fund, but no more than once in every six-month period, the Company will be required to use the funds then in the Sinking Fund to redeem outstanding shares of Series D Preferred, from the holders on a pro rata basis, at a premium of 15% to the stated value through February 13, 2010, and 20% thereafter.

Immediately after the completion of the transactions contemplated by the Purchase Agreement, the conversion price of the Company’s Series B Preferred was adjusted, pursuant to weighted-average anti-dilution provisions, to $4.67, causing the conversion rate of Series B Preferred into Common Stock to change to approximately 1-to-1.49893.  In addition, the exercise prices of the Company’s Series B Warrants and Series C Warrants were adjusted, pursuant to weighted-average anti-dilution provisions, to $6.79 and $7.20, respectively, from the original exercise prices of $10.36 and $11.00.  In addition to the adjustment to the exercise prices of the Series B Warrants and the Series C Warrants, the aggregate number of shares issuable upon exercise of the Series B Warrants and the Series C Warrants increased to 3,609,261 and 408,032, respectively, from 2,365,528 and 267,074. Certain other warrants issued prior to the Company’s initial public offering were also adjusted pursuant to anti-dilution provisions contained in those warrants such that their per share exercise price reduced from $2.00 to $1.48 and the aggregate number of shares of Common Stock issuable increased from approximately 281,042 to approximately 379,787.

Impact of Inflation

We believe that our results of operations are not dependent upon moderate changes in inflation rates.

Impact of Exchange Rate Fluctuations

We believe that our results of operations are somewhat dependent upon changes in foreign currency exchange rates. We have entered into agreements with foreign third parties to produce one of our drug compounds and are required to make payments in the foreign currency. As a result, our financial results could be affected by changes in foreign currency exchange rates. As of December 31, 2008, we are obligated to make payments under these agreements of 916,354 Euros and 39,100 Great British Pounds. We have established means to purchase forward contracts to hedge against this risk.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements.

Item 7A: Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks, including changes to interest rates, foreign currency exchange rates and equity investment prices. To reduce the volatility related to these exposures, we may enter into various derivative hedging transactions pursuant to our investment and risk management policies. There are inherent risks that may only be partially offset by our hedging programs should there be unfavorable movements in interest rates, foreign currency exchange rates, or equity investment prices.

Interest Rate Risk. Our interest income is sensitive to changes in the general level of domestic interest rates, particularly since our investments are in short-term held to maturity.  Due to our intention to hold our investments to maturity, we have concluded that there is no material interest rate risk exposure.

Our revolving credit facility also would have been affected by fluctuations in interest rates as it is based on prime minus 1% or the Federal Funds Effective Rate in effect plus 0.50%. As of December 31, 2008, we had not drawn on this facility.

Foreign Currency Risk. As of December 31, 2008, we have agreements with third parties that require payment in the foreign currency. As a result, our financial results could be affected by changes in foreign currency exchange rates. Currently, the Company's exposure primarily exists with the Euro and the British Pound.  As a consequence, movements in exchange rates could cause our foreign currency denominated expenses to fluctuate as a percentage of net revenue, affecting our profitability and cash flows. At this time, our exposure to foreign currency fluctuations is not material.

In addition, the indirect effect of fluctuations in interest rates and foreign currency exchange rates could have a material adverse effect on our business financial condition and results of operations. For example, currency exchange rate fluctuations could affect international demand for our products in the future. Furthermore, interest rate and currency exchange rate fluctuations may broadly influence the United States and foreign economies resulting in a material adverse effect on our business, financial condition and results of operations. As a result, we cannot give any assurance as to the effect that future changes in foreign currency rates will have on our consolidated financial position, results of operations or cash flows.

Item 8: Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Cleveland BioLabs, Inc.

We have audited the accompanying balance sheets of CLEVELAND BIOLABS, INC. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008. Cleveland BioLabs, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cleveland BioLabs Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

MEADEN & MOORE, LTD.
Certified Public Accountants

Cleveland, Ohio
March 27, 2009

CLEVELAND BIOLABS, INC.

BALANCE SHEETS

December 31, 2008 and December 31, 2007

	December 31	December 31
	2008	2007
ASSETS

CURRENT ASSETS
Cash and equivalents	$299,849	$14,212,189
Short-term investments	1,000,000	1,000,000
Accounts receivable:
Trade	1,043,821	163,402
Interest	9,488	50,042
Other prepaid expenses	510,707	325,626
Total current assets	2,863,865	15,751,259

EQUIPMENT
Computer equipment	309,323	258,089
Lab equipment	1,102,465	966,517
Furniture	312,134	274,903
	1,723,922	1,499,509
Less accumulated depreciation	637,840	313,489
	1,086,082	1,186,020

OTHER ASSETS
Intellectual property	733,051	459,102
Deposits	23,482	25,445
	756,533	484,547

TOTAL ASSETS	$4,706,480	$17,421,826

CLEVELAND BIOLABS, INC.

BALANCE SHEETS

December 31, 2008 and December 31, 2007

	December 31	December 31
	2008	2007
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,101,961	$710,729
Deferred revenue	2,365,312	1,670,610
Dividends payable	321,293	396,469
Accrued expenses	379,653	449,774
Total current liabilities	4,168,219	3,227,582

STOCKHOLDERS' EQUITY
Series B convertible preferred stock, $.005 par value
Authorized - 10,000,000 shares at December 31, 2008
and December 31, 2007
Issued and outstanding 3,160,974 and 3,870,267
shares at December 31, 2008 and December 31, 2007, respectively	15,805	19,351
Additional paid-in capital	19,918,696	24,383,695
Common stock, $.005 par value
Authorized - 40,000,000 shares at December 31, 2008
and December 31, 2007
Issued and outstanding 13,775,805 and 12,899,241
shares at December 31, 2008 and December 31, 2007, respectively	68,879	64,496
Additional paid-in capital	36,781,054	30,764,914
Accumulated deficit	(56,246,173)	(41,038,212)
Total stockholders' equity	538,261	14,194,244

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,706,480	$17,421,826

CLEVELAND BIOLABS, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2008, 2007, and 2006

	December 31	December 31	December 31
	2008	2007	2006
REVENUES
Contract and Grant	$4,585,597	$1,728,558	$1,503,214
Service	120,000	290,000	205,000
	4,705,597	2,018,558	1,708,214

OPERATING EXPENSES
Research and development	13,160,812	17,429,652	6,989,804
Selling, general and administrative	5,890,153	10,530,938	2,136,511
Total operating expenses	19,050,965	27,960,590	9,126,315

LOSS FROM OPERATIONS	(14,345,368)	(25,942,032)	(7,418,101)

OTHER INCOME
Interest income	259,844	1,004,853	206,655
Buffalo relocation reimbursement	220,000	-	-
Sublease revenue	12,475	4,427	-
Gain on disposal of fixed assets	1,394	-	-
Gain on investment	3,292	-	-
Total other income	497,005	1,009,280	206,655

OTHER EXPENSE
Interest expense	-	1,087	11,198
Corporate relocation	177,564	1,741,609	-
Loss on disposal of fixed assets	-	15,575	-
Loss on investment	-	305,479	-
	177,564	2,063,750	11,198

NET LOSS	(14,025,927)	(26,996,502)	(7,222,644)

DIVIDENDS ON CONVERTIBLE PREFERRED STOCK	(1,182,033)	(1,265,800)	(214,928)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(15,207,960)	$(28,262,302)	$(7,437,572)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS
PER SHARE OF COMMON STOCK - BASIC AND
DILUTED	$(1.13)	$(2.34)	$(0.84)

WEIGHTED AVERAGE NUMBER OF SHARES USED
IN CALCULATING NET LOSS PER SHARE, BASIC AND
DILUTED	13,492,391	12,090,430	8,906,266

CLEVELAND BIOLABS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
Period From January 1, 2006 to December 31, 2008

	Common Stock
			Additional
			Paid-in	Penalty
	Shares	Amount	Capital	Shares
Balance at January 1, 2006	6,396,801	31,984	3,338,020	81,125
Issuance of shares - previously accrued penalty shares	54,060	270	80,855	(81,125)
Issuance of shares - stock dividend	184,183	922	367,445	-
Issuance of penalty shares	15,295	76	(76)	-
Issuance of shares - initial public offering	1,700,000	8,500	10,191,500	-
Fees associated with initital public offering	-	-	(1,890,444)	-
Conversion of preferred stock to common stock	3,351,219	16,756	5,291,385	-
Conversion of notes payable to common stock	124,206	621	312,382	-
Issuance of options	-	-	506,078	-
Exercise of options	625	3	2,810	-
Issuance of warrants	-	-	114,032	-
Proceeds from sales of warrants	-	-	110	-
Net loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2006	11,826,389	$59,132	$18,314,097	$-
Issuance of options	-	-	3,401,499	-
Options to be issued in 2008	-	-	2,687,355	-
Issuance of shares - Series B financing	-	-	-	-
Fees associated with Series B Preferred offering	-	-	-	-
Issuance of restricted shares	190,000	950	1,699,500	-
Exercise of options	126,046	630	110,650	-
Exercise of warrants	48,063	240	90,275	-
Conversion of Series B Preferred Shares to Common	708,743	3,544	4,461,537	-
Dividends on Series B Preferred shares	-	-	-	-
Net Loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2007	12,899,241	$64,496	$30,764,914	$-
Issuance of options	-	-	2,287,803	-
Partial recapture of expense for options expensed in 2007	-	-	(1,459,425)	-
but issued in 2008
Issuance of restricted shares	130,000	650	625,850	-
Restricted stock awards	-	-	72,722	-
Exercise of options	37,271	186	24,191	-
Conversion of Series B Preferred Shares to Common	709,293	3,547	4,464,999	-
Dividends on Series B Preferred shares	-	-	-	-
Net Loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2008	13,775,805	$68,879	$36,781,054	$-

CLEVELAND BIOLABS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
Period From January 1, 2006 to December 31, 2008

Preferred Stock
Additional
			Paid-in	Penalty
	Shares	Amount	Capital	Shares
Balance at January 1, 2006	3,051,219	15,256	4,932,885	360,000
Issuance of shares - previously accrued penalty shares	240,000	1,200	358,800	(360,000)
Issuance of shares - stock dividend	-	-	-	-
Issuance of penalty shares	60,000	300	(300)	-
Issuance of shares - initial public offering	-	-	-	-
Fees associated with initital public offering	-	-	-	-
Conversion of preferred stock to common stock	(3,351,219)	(16,756)	(5,291,385)	-
Conversion of notes payable to common stock	-	-	-	-
Issuance of options	-	-	-	-
Exercise of options	-	-	-	-
Issuance of warrants	-	-	-	-
Proceeds from sales of warrants	-	-	-	-
Net loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2006	-	$-	$-	$-
Issuance of options	-	-	-	-
Options to be issued in 2008	-	-	-	-
Issuance of shares - Series B financing	4,579,010	22,895	32,030,175	-
Fees associated with Series B Preferred offering	-	-	(3,184,943)	-
Issuance of restricted shares	-	-	-	-
Exercise of options	-	-	-	-
Exercise of warrants	-	-	-	-
Conversion of Series B Preferred Shares to Common	(708,743)	(3,544)	(4,461,537)	-
Dividends on Series B Preferred shares	-	-	-	-
Net Loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2007	3,870,267	$19,351	$24,383,695	$-
Issuance of options	-	-	-	-
Partial recapture of expense for options expensed in 2007	-	-	-	-
but issued in 2008
Issuance of restricted shares	-	-	-	-
Restricted stock awards	-	-	-	-
Exercise of options	-	-	-	-
Conversion of Series B Preferred Shares to Common	(709,293)	(3,547)	(4,464,999)	-
Dividends on Series B Preferred shares	-	-	-	-
Net Loss	-	-	-	-
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	-
Comprehensive loss
Balance at December 31, 2008	3,160,974	$15,805	$19,918,696	$-

CLEVELAND BIOLABS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
Period From January 1, 2006 to December 31, 2008

	Other			Comprehensive
	Comprehensive	Accumulated		Income
	Income/(Loss)	Deficit	Total	(Loss)

Balance at January 1, 2006	(17,810)	(5,184,856)	3,556,604
Issuance of shares - previously accrued penalty shares	-	-	-
Issuance of shares - stock dividend	-	(368,410)	(43)
Issuance of penalty shares	-	-	-
Issuance of shares - initial public offering	-	-	10,200,000
Fees associated with initital public offering	-	-	(1,890,444)
Conversion of preferred stock to common stock	-	-	-
Conversion of notes payable to common stock	-	-	313,003
Issuance of options	-	-	506,078
Exercise of options	-	-	2,813
Issuance of warrants	-	-	114,032
Proceeds from sales of warrants	-	-	110
Net loss	-	(7,222,644)	(7,222,644)	(7,222,644)
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	6,678	-	6,678	$6,678
Less reclassification adjustment for (gains) losses
included in net loss	6,967	-	6,967	$6,967
Comprehensive loss				$(7,208,999)
Balance at December 31, 2006	$(4,165)	$(12,775,910)	$5,593,154
Issuance of options	-	-	3,401,499
Options to be issued in 2008	-	-	2,687,355
Issuance of shares - Series B financing	-	-	32,053,070
Fees associated with Series B Preferred offering	-	-	(3,184,943)
Issuance of restricted shares	-	-	1,700,450
Exercise of options	-	-	111,280
Exercise of warrants	-	-	90,515
Conversion of Series B Preferred Shares to Common	-	-	-
Dividends on Series B Preferred shares	-	(1,265,800)	(1,265,800)
Net Loss	-	(26,996,502)	(26,996,502)	(26,996,502)
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	$-
Less reclassification adjustment for (gains) losses
included in net loss	4,165	-	4,165	$4,165
Comprehensive loss				$(26,992,337)
Balance at December 31, 2007	$-	$(41,038,212)	$14,194,244
Issuance of options	-	-	2,287,803
Partial recapture of expense for options expensed in 2007	-	-	(1,459,425)
but issued in 2008
Issuance of restricted shares	-	-	626,500
Restricted stock awards	-	-	72,722
Exercise of options	-	-	24,378
Conversion of Series B Preferred Shares to Common	-	-	(0)
Dividends on Series B Preferred shares	-	(1,182,033)	(1,182,033)
Net Loss	-	(14,025,927)	(14,025,927)	(14,025,927)
Other comprehensive income
Unrealized gains (losses) on short term investments
Changes in unrealized holding gains (losses)
arising during period	-	-	-	$-
Less reclassification adjustment for (gains) losses
included in net loss	-	-	-	$-
Comprehensive loss				$(14,025,927)
Balance at December 31, 2008	$-	$(56,246,172)	$538,261

CLEVELAND BIOLABS, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,025,927)	$(26,996,502)	$(7,222,644)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	324,351	188,395	94,931
Noncash interest expense	-	-	9,929
Noncash salaries and consulting expense	1,527,600	7,789,305	620,119
Deferred compensation	-	-	5,886
Loss on disposal of fixed assets	-	15,575	-
Loss on investments	-	305,479	-
Loss on abandoned patents	60,045	-	-
Changes in operating assets and liabilities:
Accounts receivable - trade	(880,419)	(3,652)	(159,750)
Accounts receivable - interest	40,553	(12,870)	(5,616)
Prepaid expenses	(185,081)	109,049	(422,427)
Deposits	1,963	(10,390)	(3,750)
Accounts payable	391,232	65,923	380,023
Deferred revenue	694,702	1,670,610	(100,293)
Accrued expenses	(70,121)	321,206	99,990
Milestone payments	-	(50,000)	50,000
Total adjustments	1,904,825	10,388,630	569,042
Net cash (used by) provided by operating
activities	(12,121,102)	(16,607,872)	(6,653,602)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term investments	(2,000,000)	(1,000,000)	(4,800,000)
Sale of short-term investments	2,000,000	2,000,000	5,200,000
Issuance of notes receivable	-	(250,000)	(50,000)
Purchase of equipment	(224,413)	(987,649)	(187,660)
Sale of equipment	-	1,250	-
Costs of patents pending	(333,994)	(206,124)	(176,621)
Net cash (used in) provided by investing activities	(558,407)	(442,523)	(14,281)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of preferred stock	-	30,020,984	-
Financing costs	-	(1,152,857)	(1,679,456)
Dividends	(1,257,209)	(869,331)	(43)
Issuance of common stock	-	-	10,200,000
Exercise of stock options	24,378	111,280	2,813
Exercise of warrants	-	90,515	-
Issuance of warrants	-	-	100
Net cash (used in) provided by financing activities	(1,232,831)	28,200,591	8,523,414

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(13,912,340)	11,150,196	1,855,531

CASH AND EQUIVALENTS AT BEGINNING OF	14,212,189	3,061,993	1,206,462
PERIOD

CASH AND EQUIVALENTS AT END OF PERIOD	$299,849	$14,212,189	$3,061,993

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$1,087	$1,269
Cash paid during the year for income taxes	$-	$-	$-

Supplemental schedule of noncash financing activities:
Issuance of stock options to employees, consultants, and	$2,287,803	$3,401,499	$506,078
independent board members
Expense recapture for expense for options expensed in 2007 but issued in 2008	$(1,459,425)	$-	$-
Stock options due to employees and a consultant	$-	$2,687,355	$-
Issuance of shares to consultants and employees	$626,500	$1,700,450	$368,367
Amortization of restricted shares to be issued to employees and consultants	$72,722	$-	$-
Issuance of non-cash financing fees	$-	$2,032,086	$-
Conversion of preferred stock to common stock	$4,468,546	$4,465,081	$5,308,141
Accrual of preferred stock dividends	$321,293	$396,469	$-
Issuance of warrants to consultant	$-	$-	$114,042
Conversion of notes payable and accrued interest to common stock	$-	$-	$313,003

CLEVELAND BIOLABS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization

Cleveland BioLabs, Inc. (“CBLI” or the “Company”) is engaged in the discovery, development and commercialization of products for cancer treatment and protection of normal tissues from radiation and other stresses. The Company was incorporated under the laws of the State of Delaware on June 5, 2003 and is headquartered in Buffalo, New York.

The Company’s financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and it has a working capital deficit which raises a question about its ability to continue as a going concern. The Company sustained a net loss of $14,025,927 for the fiscal year ended December 31, 2008 and it had a working capital deficit of $1,304,354 at December 31, 2008.

The Company plans to secure additional financing to sustain operations by issuing additional preferred shares and exploring individual investment or licensing arrangements.  Subsequent to year-end, the Company has raised approximately $4,300,000 from the issuance of additional preferred shares (see Note 8 for details). The Company also plans to submit proposals for government contracts and grants over the next two years totaling over $30 million. Many of the proposals will be submitted to government agencies that have awarded contracts and grants to the Company in the recent past.  Finally, the Company plans to incur costs only on R&D projects that are properly funded, either through a government contract or grant or other capital sources such as direct investment.
.
Note 2. Summary of Significant Accounting Policies

A.
Cash and Equivalents - The Company considers highly liquid investments with a maturity date of three months or less to be cash equivalents. In addition, the Company maintains cash and equivalents at financial institutions, which may exceed federally insured amounts at times and which may, at times, significantly exceed balance sheet amounts due to outstanding checks.

B.
Marketable Securities and Short Term Investments - The Company considers investments with a maturity date of more than three months to be short-term investments and has classified these securities as available-for-sale. Such investments are carried at fair value, with unrealized gains and losses included as accumulated other comprehensive income (loss) in stockholders' equity. The cost of available-for-sale securities sold is determined based on the specific identification method.

C.
Accounts Receivable - The Company extends unsecured credit to customers under normal trade agreements, which generally require payment within 30 days. Management estimates an allowance for doubtful accounts which is based upon management's review of delinquent accounts and an assessment of the Company's historical evidence of collections. There is no allowance for doubtful accounts as of December 31, 2008 and December 31, 2007.

D.
Equipment - Equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally five years) using the straight-line method. Leasehold improvements are depreciated on the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for renewals and betterments are capitalized and depreciated. Depreciation expense was $324,351, $188,395, and $94,931 for the years ended December 31, 2008, 2007 and 2006, respectively

E.
Impairment of Long-Lived Assets - In accordance with Statements of Financial Accounting Standards, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets to be held and used, including equipment and intangible assets subject to depreciation and amortization, are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amounts of the assets or related asset group may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the asset or asset group, the carrying amount of the asset is written down to its estimated net realizable value.

F.
Intellectual Property - The Company capitalizes the costs associated with the preparation, filing, and maintenance of patent applications relating to intellectual property. If the patent applications are approved, costs paid by the Company associated with the preparation, filing, and maintenance of the patents will be amortized on a straight-line basis over the shorter of 20 years or the anticipated useful life of the patent. If the patent application is not approved, the costs associated the patent application will be expensed as part of selling, general and administrative expenses at that time. Capitalized intellectual property is reviewed annually for impairment.

A portion of this intellectual property is owned by the Cleveland Clinic Foundation, or CCF, and granted to the Company through an exclusive licensing agreement. As part of the licensing agreement, CBLI agrees to bear the costs associated with the preparation, filing and maintenance of patent applications relating to this intellectual property. Gross capitalized patents pending costs were $629,363 and $407,425 for thirteen patent applications as of December 31, 2008 and December 31, 2007, respectively. All of the CCF patent applications are still pending approval. During 2008, the Company abandoned one patent application due to developing another drug for the same application and expensed $44,790 in selling, general and administrative expenses.

The Company also has submitted five patent applications as a result of intellectual property exclusively developed and owned by the Company. Gross capitalized patents pending costs were $103,688 and $51,677 for five patent applications as of December 31, 2008 and December 31, 2007, respectively. The patent applications are still pending approval. During 2008, the Company abandoned one patent application due to discovering that the patent would provide no future economic benefit and expensed $15,256 in selling, general and administrative expenses.

G.
Line of Credit - The Company has a working capital line of credit that is fully secured by short-term investments. This fully-secured, working capital line of credit carries an interest rate of prime minus 1%, a borrowing limit of $1,000,000, and expires on September 25, 2009. At December 31, 2008 and 2007, there were no outstanding borrowings under this credit facility.

H.
Fair Value of Financial Instruments - Financial instruments, including cash and equivalents, accounts receivable, notes receivable, accounts payable and accrued liabilities, are carried at net realizable value.

In September 2006, The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.”  SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities and expands disclosure with respect to fair value measurements.  This statement was originally effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP157-2 which allows companies to elect a one-year deferral of adoption of SFAS No. 157 for non-recurring assets and non-financial liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis. The Company has adopted SFAS No. 157 as of January 1, 2008.

SFAS No. 157 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value.  This hierarchy prioritizes the inputs into three broad levels as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs in which little or no market data exists, therefore requiring a company to develop its own assumptions.  The Company does not have any significant assets or liabilities measured at fair value using Level 1 or Level 3 inputs as of December 31, 2008.

I.
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under these circumstances. Actual results could differ from those estimates.

J.
Revenue Recognition - The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition”, or SAB 104, and Statement of Financial Accounting Standards No. 116, or SFAS 116.   Revenue sources consist of government grants, government contracts and commercial development contracts.

Revenues from government grants and contracts are for research and development purposes and are recognized in accordance with the terms of the award and the government agency per SAB 104. Grant revenue is recognized in one of two different ways depending on the grant. Cost reimbursement grants require us to submit proof of costs incurred that are invoiced by us to the government agency, which then pays the invoice. In this case, grant revenue is recognized during the period that the costs were incurred according to the terms of the government grant. Fixed cost grants require no proof of costs at the time of invoicing, but proof is required for audit purposes and grant revenue is recognized during the period that the costs were incurred according to the terms of the government grant. The grant revenue under these fixed costs grants is recognized using a percentage-of-completion method, which uses assumptions and estimates. These assumptions and estimates are developed in coordination with the principal investigator performing the work under the government fixed-cost grants to determine key milestones, expenses incurred, and deliverables to perform a percentage-of-completion analysis to ensure that revenue is appropriately recognized. Critical estimates involved in this process include total costs incurred and anticipated to be incurred during the remaining life of the grant.

Government contract revenue is recognized as allowable research and development expenses are incurred during the period and according to the terms of the government contract. The Company has recognized grant revenue from the following agencies: the Department of Defense (DoD), the Defense Threat Reduction Agency (DTRA), the Defense Advanced Research Projects Agency (DARPA), National Aeronautics and Space Administration (NASA), the National Institutes of Health (NIH) and the Department of Health and Human Services (HHS).

The Company recognizes revenue related to the funds received from the State of New York under the sponsored research agreement with the Roswell Park Cancer Institute (RPCI) in accordance with SFAS 116.  The principles of SFAS 116 result in the recognition of revenue as allowable costs are incurred. The Company recognizes revenue on research laboratory services and the subsequent use of related equipment. The amount paid as a payment toward future services related to the equipment is recognized as a prepaid asset and will be recognized as revenue as the services are performed and the prepaid asset is recognized as expense.

Commercial development revenues are recognized when the service or development is delivered.

K.
Deferred Revenue – Deferred revenue results when payment is received in advance of revenue being earned. The Company makes a determination as to whether the revenue has been earned by applying a percentage-of-completion analysis to compute the need to recognize deferred revenue. The percentage of completion method is based upon (1) the total income projected for the project at the time of completion and (2) the expenses incurred to date. The percentage-of-completion can be measured using the proportion of costs incurred versus the total estimated cost to complete the contract.

The Company received $2,000,000 in funds from the State of New York through the Roswell Park Cancer Institute (“RPCI”) during the second quarter of 2007.  The Company received an additional $1,000,000 in funds from the State of New York through the RPCI during the second quarter of 2008.  The Company is recognizing this revenue over the terms and conditions of the sponsored research agreement. The Company recognizes revenue on research laboratory services and the purchase and subsequent use of related equipment. The amount paid as a payment toward future services related to the equipment is recognized as a prepaid asset and will be recognized as revenue as the services are performed.

The following table summarizes the deferred revenue activity for the years ended December 31, 2008 and December 31, 2007, respectively:

Activity

Beginning Balance, December 31, 2007	$1,670,610
Funds Recived From State of NY	$1,000,000
Funds Recognized as Revenue	$(305,298)
Ending Balance, December 31, 2008	$2,365,312

Activity

Beginning Balance, December 31, 2006	$-
Funds Recived From State of NY	$2,000,000
Funds Recognized as Revenue	$(329,390)
Ending Balance, December 31, 2007	$1,670,610
..
L.
Research and Development - Research and development expenses consist primarily of costs associated with salaries and related expenses for personnel, costs of materials used in research and development, costs of facilities and costs incurred in connection with third-party collaboration efforts. Expenditures relating to research and development are expensed as incurred.

M.
2006 Equity Incentive Plan - On May 26, 2006, the Company's Board of Directors adopted the 2006 Equity Incentive Plan (“Plan”) to attract and retain persons eligible to participate in the Plan, motivate participants to achieve long-term Company goals, and further align participants' interests with those of the Company's other stockholders. The Plan expires on May 26, 2016 and the aggregate number of shares of stock which may be delivered under the Plan shall not exceed 2,000,000 shares. On February 14, 2007, these 2,000,000 shares were registered with the SEC by filing a Form S-8 registration statement. On April 29, 2008, the stockholders of the Company approved an amendment and restatement of the Plan (the “Amended Plan”). The Amended Plan increases the number of shares available for issuance by an additional 2,000,000 shares, clarifies other aspects of the 2006 Plan, and contains updates that reflect changes and developments in federal tax laws.  As of December 31, 2008 there were 1,702,721 stock options and 235,000 shares granted under the Amended Plan and 18,053 forfeited leaving 2,080,332 shares of stock to be awarded under the Amended Plan.

N.
Executive Compensation Plan - On May 11, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors approved an executive compensation program designed to reward each of the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Scientific Officer (the “Executive Officers”) for the achievement of certain pre-determined milestones. The purpose of the program is to link each Executive Officer’s compensation to the achievement of key Company milestones that the Compensation Committee believes have a strong potential to create long-term stockholder value.

Under the terms of this program, after each fiscal year beginning with the fiscal year ended December 31, 2007, each component of our Executive Officers’ compensation packages - base salary, cash bonus and stock option awards - will be measured against the Company’s achievement of (1) stock performance milestones, (2) scientific milestones, (3) business milestones and (4) financial milestones, each of which will be weighted equally. The milestones will be set at the beginning of each fiscal year. Each set of milestones has a minimum threshold performance level, a target level and a high performance level. For base salary, increases will range between 2% for threshold performance to 6% for high performance. For cash bonuses, increases will range between 15% for threshold performance and 60% for high performance. For stock option awards, awards will range between 50,000 stock options for threshold performance and 300,000 for high performance.

For the year ended December 31, 2008 the Compensation Committee awarded no cash bonuses or stock option awards under the Executive Compensation Plan.  For 2007, the Compensation Committee awarded $185,288 in cash bonuses and expensed $2,687,355 in non-cash, stock-based compensation for the stock options to be awarded by the Compensation Committee and issued in the subsequent year. In 2008, $1,459,425 of this non-cash, stock-based compensation was recaptured as discussed in note O below.

O.
Stock-Based Compensation - The FASB issued SFAS No. 123(R) (revised December 2004), Share Based Payment, which is a revision of SFAS No. 123 Accounting for Stock-Based Compensation. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company values employee stock-based compensation under the provisions of SFAS 123(R) and related interpretations.

The fair value of each stock option granted is estimated on the grant date. The Black Scholes model is used for standard stock options, but if market conditions are present within the stock options, the Company utilizes Monte Carlo simulation to value the stock options. The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect the Company's experience. The Company uses a risk-free rate published by the St. Louis Federal Reserve at the time of the option grant, assumes a forfeiture rate of zero, assumes an expected dividend yield rate of zero based on the Company's intent not to issue a dividend in the foreseeable future, uses an expected life based on the safe harbor method, and computes an expected volatility based on similar high-growth, publicly-traded, biotechnology companies. In 2008, the Company began to include the use of its own stock in the volatility calculation and is layering in the volatility of the stock of the Company with that of comparable companies since there is not an adequate trading history to rely solely on the Company’s volatility. The Company recognizes the fair value of stock-based compensation in net income on a straight-line basis over the requisite service period.

The assumptions used to value these option and warrant grants using the Black-Scholes option valuation model are as follows:

	2008	2007	2006

Risk-free interest rate	2.43-3.58%	3.38-5.11%	4.66-5.04%
Expected dividend yield	0%	0%	0%
Expected life	5-6 years	2.74-6 years	5 years
Expected volatility	64.25-82.47%	71.86-76.29%	71.43-75.11%

During the year ended December 31, 2008, the Company granted 997,721 stock options pursuant to stock award agreements. The Company recognized a total of $2,287,803 in expense related to stock options granted for the year ended December 31, 2008.  The Company also recaptured $1,459,425 of previously recognized expense relating to the stock options awarded under the 2007 Executive Compensation Plan.  These options were originally expensed based on the December 31, 2007 variables, but were not issued until February 4, 2008.  The change in dates resulted in a difference in valuation assumptions used in the Black-Scholes model causing a reduction in the grant date fair value.  This reduction in the grant date fair value from $5.34 to $2.58 per share resulted in the recapture of $1,459,425 in expense and a net expense for options granted for the year ended December 31, 2008 of $828,377.

The Company issued 997,721, 660,000 and 161,750 stock options during the years ended December 31, 2008, 2007, and 2006, respectively, pursuant to various stock award agreements. The Company recognized a total of $828,377, $3,401,499, and $506,078 in expense related to options for the years ended December 31, 2008, 2007, and 2006, respectively. The weighted average, estimated grant date fair values of stock options granted was $3.16, $6.08, and $3.14 during the years ended December 31, 2008, 2007, and 2006, respectively.

The following tables summarize the stock option activity for the years ended December 31, 2008 and December 31, 2007, respectively.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
		Price per	Contractual
	Shares	Share	Term (in Years)

Outstanding, December 31, 2007	1,011,740	$7.29
Granted	997,721	$3.16
Exercised	42,534	$1.04
Forfeited, Canceled	18,053	$9.00
Outstanding, December 31, 2008	1,948,874	$6.17	8.53
Exercisable, December 31, 2008	1,597,837	$5.52	8.50

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
		Price per	Contractual
	Shares	Share	Term (in Years)

Outstanding, December 31, 2006	483,490	$2.17
Granted	660,000	$9.85
Exercised	131,750	$1.34
Forfeited, Canceled	0	n/a
Outstanding, December 31, 2007	1,011,740	$7.29	8.80
Exercisable, December 31, 2007	646,930	$6.89	8.75

The table summarizing the stock option activity for the year ended December 31, 2008 indicates 42,534 shares exercised. This figure includes 5,263 shares used to compensate the Company for a cashless stock option exercise and therefore, were surrendered instead of issued.

For the year ended December 31, 2008, the Company recognized a total of $626,500 in expense for shares issued under the Amended Plan and a total of $72,722 in expense related to the amortization of restricted shares.  For the year ended December 31, 2007 the Company recognized a total of $1,700,450 in expense for shares issued under the Plan to various consultants. During the year ended December 31, 2006, there was no compensation expense related to share issuance because there were no shares issued for compensation.

P.	Net Loss Per Share - Basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period.

The following table presents the calculation of basic and diluted net loss per share for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006

Net loss available to common stockholders	$(15,207,960)	$(28,262,302)	$(7,437,572)

Net loss per share, basic and diluted	$(1.13)	$(2.34)	$(0.84)

Weighted-average shares used in computing net loss per share, basic and diluted	13,492,391	12,090,430	8,906,266

The Company has excluded all outstanding warrants and options from the calculation of diluted net loss per share because all such securities are antidilutive for all applicable periods presented.

The total number of shares excluded from the calculations of diluted net loss per share, prior to application of the treasury stock method for warrants, was 3,453,268, 3,453,268, and 814,424 for the years ended December 31, 2008, 2007 and 2006, respectively. Such securities, had they been dilutive, would have been included in the computation of diluted earnings per share.

The total number of shares excluded from the calculations of diluted net loss per share, prior to the application of the treasury stock method for options, was 1,948,874, 1,011,740, and 483,490 for the years ended December 31, 2008, 2007 and 2006, respectively. Such securities, had they been dilutive, would have been included in the computation of diluted earnings per share.

Q.
Concentrations of Risk - Grant revenue accounted for 97.4%, 85.6% and 88.0% for the year ended December 31 2008, 2007 and 2006, respectively. Although the Company anticipates ongoing federal government contract and grant revenue, there is no guarantee that this revenue stream will continue in the future.

Financial instruments that potentially subject us to a significant concentration of credit risk consist primarily of cash and cash equivalents and securities available-for-sale. The Company maintains deposits in federally insured institutions in excess of federally insured limits. The Company does not believe it is exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. Additionally, the Company has established guidelines regarding diversification of its investment portfolio and maturities of investments, which are designed to meet safety and liquidity.

R.
Foreign Currency Exchange Rate Risk - The Company has entered into a manufacturing agreement to produce one of its drug compounds and into an agreement for assay development and validation with foreign third parties and is required to make payments in the foreign currency. As a result, the Company's financial results could be affected by changes in foreign currency exchange rates. Currently, the Company's exposure primarily exists with the Euro and the British Pound, or GBP. As of December 31, 2008, the Company is obligated to make payments under the agreements of 916,354 Euros and 39,100 GBP. As of December 31, 2008, the Company has not purchased any forward contracts for Euros or GBP and, therefore, at December 31, 2008, had foreign currency commitments of $1,275,473 for Euros and $46,635 for GBP given prevailing currency exchange spot rates..

S.
Comprehensive Income/(Loss) - The Company applies Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income.” SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

T.
Segment Reporting – As of December 31, 2008, the Company has determined that it operates in only one segment.  Accordingly, no segment disclosures have been included in the notes to the consolidated financial statements.

U.
Recently Issued Accounting Pronouncements – In June 2008, the Financial Accounting Standards Board ("FASB") issued EITF Issue No. 07-5 ("EITF 07-5"), Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock. EITF No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No. 133 - specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company's own stock and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS No. 133 paragraph 11(a) scope exception. The adoption of EITF 07-5 is not anticipated to materially impact the Company's financial statements.

In June 2008, the FASB issued EITF 08-4, "Transition Guidance for Conforming Changes to Issue No. 98-5." The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," that result from EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," and SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. Management is currently evaluating the impact of adoption of EITF 08-4.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. Effective December 31, 2008, the Company adheres to SFAS No. 162, which did not have any impact on the Company’s financial statements.

In March 2008,  the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133," which requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under FASB Statement No.133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance and cash flows. SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. SFAS No. 161 will be effective for the Company on January 1, 2009. The Company does not expect that the adoption of SFAS No. 161 will have a material impact on its consolidated financial statement disclosures.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), or SFAS No. 141R, "Business Combinations" and SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51." SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS No. 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 141R and SFAS No. 160 are effective for the Company on January 1, 2009. Early adoption is not permitted. The Company does not expect that the adoption of SFAS No. 141R and SFAS No. 160 will have will have a material impact on its consolidated financial statements.

In December 2007, the FASB ratified the consensuses reached in Emerging Issue Task Force, or EITF, Issue No. 07-1, "Collaborative Arrangements". EITF Issue No. 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangements and third parties. Under EITF Issue No. 07-1, payments between participants pursuant to a collaborative arrangement that are within the scope of other authoritative accounting literature on income statement classification should be accounted for using the relevant provisions of that literature. If the payments are not within the scope of other authoritative accounting literature, the income statement classification for the payments should be based on an analogy to authoritative accounting literature or if there is no appropriate analogy, a reasonable, rational, and consistently applied accounting policy election. EITF Issue No. 07-1 also provides disclosure requirements and is effective for the Company on January 1, 2009. The effect of applying EITF Issue No. 07-1 will be reported as a change in accounting principle through retrospective applications to all prior periods presented for all collaborative arrangements existing as of the effective date, unless it is impracticable. The Company does not expect the adoption of EITF Issue No. 07-1 will have a material impact on its financial statements.

Note 3. Significant Alliances and Related Parties

The Cleveland Clinic Foundation

Effective July 2004, the Company entered into a strategic alliance with CCF. Under the agreement, the Company received an exclusive license to use CCF licensed patents and CCF technology for the benefit of the Company for research and drug development. The Company has primary responsibility to fund all newly developed patents; however, CCF retains patent ownership on those contained in the agreement. The Company also has the responsibility to secure applicable regulatory approvals. In partial consideration of this agreement, in December 2004, the Company issued 1,341,000 shares of its common stock to CCF and recognized $2,250,000 as non-cash research and development expense in exchange for the stock. The calculation of this expense was based in part on an estimate of the Company’s value based on discussions in 2004 with potential investors, in which the Company was estimated to have a value of approximately $12,500,000. This valuation was reflected in an agreement between the Company and an investment bank dated September 30, 2004. This agreement set forth the terms on which the investment bank was to raise equity capital for the Company. In light of the preliminary and subjective nature of that estimate, the Company discounted that estimate to arrive at a valuation of $10,000,000.

CCF will receive milestone payments for each product developed with CCF technology as development passes through major developmental stages. In addition, the Company will pay CCF royalties and sublicense royalties as a percentage of net sales of all commercial products developed with CCF technology. Milestone payments amounted to $50,000, $300,000, and $0 for the years ended December 31, 2008, 2007, and 2006, respectively.

The Company also incurred $518,904, $927,347, and $1,142,290 in subcontract expense to CCF related to research grants and other agreements for the years ended December 31, 2008, 2007 and 2006, respectively. The balance remaining in accrued payables is $15,209, $70,539 and $7,309 at December 31, 2008, 2007 and 2006, respectively. Finally, the Company recognized a balance of $0, $10,227 and $0 in accounts receivable at December 31, 2008, 2007 and 2006, respectively.

Roswell Park Cancer Institute

In January 2007, the Company entered into a sponsored research agreement with RPCI to develop the Company’s cancer and radioprotectant drug candidates. The Company received $2,000,000 in funds from RPCI during the second quarter of 2007 and received an additional $1,000,000 in the second quarter of 2008. This money was funded by the State of New York as part of an incentive package for the Company to relocate and establish a major research/clinical facility in Buffalo, New York. The Company has an open-ended license to any intellectual property resulting from any basic research conducted within, or in collaboration with RPCI.

The Company also incurred $1,120,571 $414,389, and $0 in subcontract expense to RPCI related to research grants and agreements for the years ended December 31, 2008, 2007 and 2006, respectively. The balance remaining in accrued payables is $174,693 and $16,190 at December 31, 2008 and 2007, respectively

ChemBridge Corporation

In April 2004, ChemBridge Corporation acquired 357,600 shares of the Company’s common stock valued at $6,081 (subject to antidilution provisions for future equity issues) and holds warrants to purchase an additional 264,624 shares of the Company’s common stock for $1.13 per share. The warrants expire in April 2010. Under the agreement, ChemBridge has agreed to provide chemical technology and expertise for the benefit of the Company for research and drug development.

In April 2004, the Company entered into a chemical libraries license agreement with ChemBridge. Under the terms of the agreement, the Company has a non-exclusive worldwide license to use certain chemical compound libraries for drug research conducted on its own or in collaboration with others. In return, ChemBridge will receive royalty payments on any revenue received by the Company for all contracts, excluding CCF, in which the libraries are used. No revenues or royalties are due or have been paid through the year ended December 31, 2008.

The Company has also agreed to collaborate with ChemBridge on two optimization projects, wherein ChemBridge will have the responsibility of providing the chemistry compounds of the project and the Company will have the responsibility of providing the biological expertise. ChemBridge will retain a 50% ownership interest in two selected “confirmed hits” that make up the optimization projects. The parties will jointly manage the development and commercialization of any compounds arising from an optimization project. No “confirmed hits” have been selected during the year ended December 31, 2008.

In addition, the Company paid ChemBridge $916, $41,780, and $29,910 for the purchase of chemical compounds in the normal course of business in 2008, 2007 and 2006, respectively.

Cooperative Research and Development Agreement

In August 2004, the Company entered into a five-year cooperative research and development agreement (CRADA) with the Uniformed Service University of the Health Sciences, which includes the Armed Forces Radiobiology Research Institute, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and CCF, to evaluate the Company’s radioprotective drug candidates and their effects on intracellular and extracellular signaling pathways. Under the terms of the agreement, all parties are financially responsible for their own expenses related to the agreement. The agreement may be unilaterally terminated by any party upon 30 days prior written notice.

In August 2007, the Company entered into an additional one-year CRADA with the Uniformed Service University of the Health Sciences to evaluate the Company’s radioprotective drug candidate Protectan CBLB502 in non-human primates. Under the terms of the agreement, the Company paid $628,465 to Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc to purchase, house and irradiate animals and perform blood and cytokine analysis. The agreement may be unilaterally terminated by any party upon 30 days prior written notice.

Sunrise Securities Corp.

The Company engaged Sunrise Securities Corporation, or SSC, to act as the investment banker for the private placement that took place in March 2005, as a lead underwriter for the initial public offering in 2006, and as placement agent for its private placement of Series B Convertible Preferred Stock, or Series B Preferred. SSC and its related parties are owners of both common stock and warrants of the Company as a result of the private placement and the initial public offering. The Company paid SSC $75,000 as an initial retainer for underwriting work associated with the initial public offering and SSC received $945,000 in underwriting commissions from the initial public offering. In addition, the Company paid SSC $95,000 related to legal fees incurred in the March 2007 Series B Preferred offering.

Consultants

In addition, a Company stockholder, who serves as the Company’s Chief Scientific Officer, received payments for consulting services performed on certain grant awards and internal research and development. Total cash consultant expense made to this person amounted to $114,215, $120,580, and $104,168 for the years ended December 31, 2008, 2007 and 2006, respectively. The Company recaptured $378,810 in non-cash, stock-based compensation expense in 2008 previously expensed as discussed in Note 2O to this consultant.  In 2007, the Company incurred $198,375 in non-cash, stock-based compensation expense to this consultant, accrued an additional $732,915 in non-cash, stock-based compensation and an additional $19,215 in subcontractor expense related to the 2007 Executive Compensation Plan.

A Company stockholder, who serves as the Company’s Vice President of Research - Radioprotectant Group, received payment for consulting services performed related to the Company’s research efforts. Total consultant expense made to this person amounted to $78,380, $95,520, and $84,330 for the years ended December 31, 2008, 2007, and 2006, respectfully.

Note 4. Equity Transactions

On February 1, 2006, the Company paid a common stock dividend of 91,776 shares to holders of the Series A preferred stock to satisfy the dividend requirement of the preferred stock issuance.

On March 1, 2006, the Company issued 116,750 stock options to various employees and consultants of the Company under non-qualified stock option agreements. These options allow for the purchase of 116,750 shares of common stock at a price of $4.50. These options have a three-year vesting schedule and expire on February 29, 2016.

On June 21, 2006, after the expiration of the 115-day extension and an additional 30-day period, the Company incurred one additional penalty period in which 60,000 shares of Series A preferred stock were earned at $120,000 and 15,295 shares of common stock were earned at $30,590. The Company has not incurred any further obligation to issue penalty shares since these issuances.

On July 20, 2006, the Company sold 1,700,000 shares of common stock in its initial public offering at $6.00 per share. The net proceeds to the Company from this offering were approximately $8,300,000. Beginning July 21, 2006, the Company’s shares were quoted on the NASDAQ Capital Market and listed on the Boston Stock Exchange under the symbols “CBLI” and “CFB” respectively. On August 28, 2007, trading of the Company’s common stock moved from the NASDAQ Capital Market to the NASDAQ Global Market. In September 2007, we ceased our listing on the Boston Stock Exchange. In connection with its initial public offering, the Company sold warrants to purchase 170,000 shares of common stock to the underwriters and their designees at a cost of $100.00. The warrants have an exercise price of $8.70 per share.

On July 20, 2006, the effective date of the Company’s initial public offering, the Company issued 92,407 shares of common stock as accumulated dividends to the Series A preferred stockholders. On the same date, all of the Company’s Series A Preferred shares automatically converted on a one-for-one basis into 3,351,219 shares of common stock and notes of the Company in the principal amount of $283,500 plus accrued interest of $29,503 automatically converted into 124,206 shares of common stock. In connection with their appointment to the Board, the Company issued to each of the Company’s three new independent directors, options to purchase 15,000 shares of common stock with an exercise price of $6.00 per share.

On September 21, 2006, the SEC declared effective a registration statement of the Company registering up to 4,453,601 shares of common stock for resale from time to time by the selling stockholders named in the prospectus contained in the registration statement. The Company will not receive any proceeds from the sale of the underlying shares of common stock, although to the extent the selling stockholders exercise warrants for the underlying shares of common stock, the Company will receive the exercise price of those warrants. The registration statement was filed to satisfy registration rights that the Company had previously granted.

On November 16, 2006 the Company issued 50,000 warrants to an outside consultant. These warrants are immediately exercisable into common shares of the Company and have an exercise price of $6.00 per share and an expiration date of November 16, 2011.

On February 14, 2007, the Company issued 99,500 stock options to various employees and consultants of the Company under non-qualified stock option agreements. These options allow for the purchase of 99,500 shares of common stock at a price of $9.14. These options have various vesting schedules from immediate vesting to three years and expire on February 14, 2017.

On February 26, 2007, the Company issued 55,000 warrants at an exercise price of $9.19 per share, to a placement agent as incentive for work on the private placement offering.

On March 16, 2007, the Company entered into a Securities Purchase Agreement with various accredited investors (the Buyers), pursuant to which the Company agreed to sell to the Buyers Series B Convertible Preferred Stock (Series B Preferred) convertible into an aggregate of 4,288,712 shares of common stock and Series B Warrants that are exercisable for an aggregate of 2,144,356 shares of common stock. The Series B Preferred have an initial conversion price of $7.00 per share, pay an annual dividend of $.35 per share, and in the event of a conversion at such conversion price, one share of Series B Preferred would convert into one share of common stock. The Series B Warrants have an exercise price of $10.36 per share, the closing bid price on the day prior to the private placement. To the extent, however, that the conversion price of the Series B Preferred or the exercise price of the Series B Warrants is reduced as a result of certain anti-dilution protections, the number of shares of common stock into which the Series B Preferred are convertible and for which the Series B Warrants are exercisable may increase.

The Company also issued to the placement agents in the private placement (the Agents), as compensation for their services, Series B Preferred, Series B Warrants, and Series C Warrants. The Agents collectively received Series B Preferred that are convertible into an aggregate of 290,298 shares of common stock, Series B Warrants that are exercisable for an aggregate of 221,172 shares of the Company’s common stock, and Series C Warrants that are exercisable for 267,074 shares of the Company’s common stock. The Series C Warrants have an exercise price of $11.00 per share, and are also subject to anti-dilution protections that could increase the number of shares of common stock for which they are exercisable.

In total, the securities issued in the private placement will be convertible into, or exercisable for, up to approximately 7,211,612 shares of common stock, which amount is subject to adjustment in the event of certain corporate events such as stock splits or issuances of securities at a price below the conversion price of the Series B Preferred or exercise price of the warrants, as the case may be.  On September 13, 2007, the Company paid $807,913 to the Series B Preferred stockholders for the semiannual dividend.

On March 19, 2007, the Company issued 20,000 stock options to members of the Scientific Advisory Board of the Company under non-qualified stock option agreements. These options are immediately exercisable and allow for the purchase of 20,000 shares of common stock at a price of $8.82. These options expire on March 18, 2017.

On April 6, 2007, the Company issued 152,500 stock options to officers and consultants under non-qualified stock option agreements. These options are immediately exercisable and allow for the purchase of 152,500 shares of common stock at a price of $8.36.  These options expire on April 5, 2017.  The Company also issued 115,000 shares of common stock to consultants under the Plan.

On June 12, 2007, the Company issued 140,000 stock options to four independent members of the Board of Directors of the Company under non-qualified stock option agreements.  These options are immediately exercisable and allow for the purchase of 140,000 shares of common stock at a price of $9.40.  These options expire on June 11, 2017.

On June 15, 2007, the Company issued 110,000 stock options to various key employees and consultants under non-qualified stock option agreements.  These options have various vesting schedules including immediate vesting, up to three year vesting, and vesting upon the company stock price obtaining certain levels.  These options allow for the purchase of 110,000 shares of common stock at a price ranging from $9.93 to $17.00.  These options expire on June 14, 2017. The Company also issued 30,000 shares of common stock to the same consultants under the Plan.

On June 21, 2007, the Company issued 3,000 stock options to a consultant under a non-qualified stock option agreement.  These options vest over a six month period and allow for the purchase of 3,000 shares of common stock at a price of $10.84.  These options expire on June 20, 2017.

On June 27, 2007, the Company issued 30,000 shares of common stock to various outside consultants under the Plan.

On July 18, 2007, the Company issued 15,000 shares of common stock to an outside consultant under the Plan.  On that date, the Company also issued 18,000 stock options to another consultant under a non-qualified stock option agreement.  These options are immediately exercisable and allow for the purchase of 18,000 shares of common stock at a price of $10.61.  These options expire on December 31, 2012.

On December 4, 2007, the Company issued 117,000 stock options to various key employees and consultants under non-qualified stock option agreements.  These options have up to three year vesting.  These options allow for the purchase of 117,000 shares of common stock at an exercise price of $10.00 per share.  These options expire on or before December 3, 2017.

On December 11, 2007, the SEC declared effective a registration statement of the Company registering up to 5,514,999 shares of common stock for resale from time to time by the selling stockholders named in the prospectus contained in the registration statement. This number represents 5,514,999 shares of common stock issuable upon the conversion or exercise of the securities issued in the Company’s March 2007 private placement at the current conversion and exercise prices. Of these 5,514,999 shares of common stock, 3,717,515 shares are issuable upon conversion of Series B Preferred and 1,797,484 shares are issuable upon exercise of the Series B Warrants. The Company will not receive any proceeds from the sale of the underlying shares of common stock, although to the extent the selling stockholders exercise warrants for the underlying shares of common stock, the Company will receive the exercise price of those warrants. The registration statement was filed to satisfy registration rights that the Company had previously granted.  Subsequent to the effectiveness of the registration statement, 708,743 Series B Preferred were converted and $61,418 in dividends earned were paid as of December 31, 2007. At December 31, 2007, $396,469 in dividends were accrued on the outstanding Series B Preferred.

On January 1, 2008, the Company issued 100,000 options to a new employee and 60,000 options to a key consultant of the Company under the Plan.  The options vest over a period from one to three years and allow for the purchase of 160,000 shares of common stock at a price of $8.00 per share.  These options expire on December 31, 2017.

On January 4, 2008, the Company issued 20,000 restricted shares of common stock to a new employee.  These shares vest over a three-year period with 25% vested on issuance and 25% vesting on the anniversary date of the agreement for each of the next three years.

On February 4, 2008, the Company issued options to purchase 503,250 shares of common stock under non-qualified stock option agreements to the executive management team under the 2007 Executive Compensation Plan.  These options were originally expensed in 2007 at the December 31, 2007 closing price of $8.80.  These options vest immediately, contain an exercise price of $4.00 per share, and expire on February 4, 2018.   The Company also issued options to purchase 34,398 shares of common stock to various employees under non-qualified stock option agreements under an employee bonus program.  These options vest immediately, contain an exercise price of $4.00 per share, and expire on February 3, 2018.  Finally, the Company issued stock options to various key employees under non-qualified stock option agreements.  These options have up to three years vesting.  These options allow for the purchase of 21,300 shares of common stock at an exercise price of $4.00 per share and expire on February 3, 2018.

On March 12, 2008, the Company issued 1,000 stock options to a consultant under a non-qualified stock option agreement.  These options vest immediately and allow for the purchase of 1,000 shares of common stock at an exercise price of $4.81 per share.  These options expire on March 11, 2018.

On March 14, 2008, the Company issued 100,000 unrestricted shares of common stock to a key consultant under the Plan.

On April 8, 2008, the Company issued 40,000 stock options to three consultants under non-qualified stock option agreements.  These options vest immediately and allow for the purchase of 40,000 shares of common stock at an exercise price of $4.18 per share.  These options expire on April 7, 2018.  On April 8, 2008, the Company also issued 25,000 restricted shares of common stock.  These shares vest over a three-month period with 40% vested on issuance and 60% vesting three months from the date of the agreement.

On April 29, 2008, the Company issued 140,000 stock options to four independent members of the Board of Directors of the Company under non-qualified stock option agreements.  These options vest immediately and allow for the purchase of 140,000 shares of common stock at an exercise price of $5.33 per share.  These options expire on April 28, 2018.

On May 7, 2008, the Company issued 14,976 stock options to various employees under non-qualified stock option agreements under an employee bonus program. These options vest immediately and allow for the purchase of 14,976 shares of common stock at an exercise price of $5.28 per share.  These options expire on May 6, 2018.

On July 15, 2008, the Company issued 28,456 stock options to various employees under non-qualified stock option agreements under an employee bonus program. These options vest immediately and allow for the purchase of 28,456 shares of common stock at an exercise price of $3.98 per share.  These options expire on July 14, 2018.

On September 22 2008, the Company issued 35,000 stock options to a new employee under non-qualified stock option agreements.  These options vest over a three-year period and allow for the purchase of 35,000 shares of common stock at an exercise price of $4.69 per share.  These options expire on September 21, 2018.

On November 14, 2008, the Company issued 19,341 stock options to various employees under non-qualified stock option agreements under an employee bonus program. These options vest immediately and allow for the purchase of 19,341 shares of common stock at an exercise price of $3.10 per share.  These options expire on November 13, 2018.

For the year ending December 31, 2008, Series B Preferred Shares were converted into 709,293 shares of common stock. At December 31, 2008, there were 3,160,974 outstanding Series B Preferred for which $321,293 in dividends had been accrued.

Note 5. Income Taxes

The provisions for income taxes charged to continuing operations is $0 for the years ended December 31, 2008, 2007, and 2006, respectively.

Deferred tax assets (liabilities) are comprised of the following at December 31:

	2008	2007	2006
Deferred tax assets:
Operating loss carryforwards	$18,383,000	$13,289,000	$4,586,000
Tax credit carryforwards	1,772,000	737,000	-
Deferred compensation	3,102,000	2,765,000	345,000
Other	4,000	-	2,000
Total deferred income tax assets	23,261,000	16,791,000	4,933,000

Deferred tax liabilities
Equipment	(83,000)	(61,000)	(35,000)

Net deferred income tax asset	23,178,000	16,730,000	4,898,000
Valuation allowance	(23,178,000)	(16,730,000)	(4,898,000)

	$-	$-	$-

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to the pretax loss from continuing operations as a result of the following differences:

	2008	2007	2006

Tax at the U.S. statutory rate	$(4,769,000)	$(9,474,000)	$(2,456,000)

Stock option exercises	(20,000)	(363,000)	-

Valuation allowance	4,879,000	9,831,000	2,456,000

Other	(90,000)	6,000	-

	$-	$-	$-

At December 31, 2008, the Company has federal net operating loss carryforwards of approximately $46,658,000, which begin to expire if not utilized by 2023, and approximately $1,509,000 of tax credit carryforwards that begin to expire if not utilized by 2024.  The utilization of approximately $329,000 of the net operating loss carryforwards and approximately $203,000 of the tax credit carryforwards is limited through 2011 as a result of ownership changes. The Company also has state net operating loss carryforwards of approximately $35,486,000, which begin to expire if not utilized by 2027, and state tax credit carryforwards of approximately $517,000, which begin to expire if not utilized by 2010.  The utilization of these federal and state net operating loss and tax credit carryforwards is limited as a result of ownership changes.

The Company files a United States federal tax return, along with various state and local income tax returns. The federal, state and local tax returns for the years ended December 31, 2007, 2006 and 2005 are still open for examination.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board FIN 48, “Accounting for Uncertainty in Income Taxes”, which prescribes a minimum recognition threshold and measurement methodology that a tax position taken or expected to be taken in a tax return is required to meet before being recognized in the financial statements. There was no impact to the financial statements upon the adoption of FIN 48.

The following presents a rollforward of the unrecognized tax benefits under FIN 48, and the associated interest and penalties:

	Unrecognized	Interest
	Tax Benefits	and Penalties
Balance at January 1, 2007 (adoption)	$-	$-
Prior year tax positions	-	-
Current year tax positions	-	-
Deferred tax positions	230,000	-
Settlements with tax authorities	-	-
Expiration of the statute of limitations	-	-

Balance at December 31, 2007	230,000	-

Prior year tax positions	-	-
Current year tax positions	-	-
Deferred tax positions	24,000	-
Settlements with tax authorities	-	-
Expiration of the statute of limitations	-	-

Balance at December 31, 2008	$254,000	$-

The Company’s 2007 and 2008 New York state tax returns include approximately $724,000 of refundable state incentive tax credits, which are based upon research and development activities, real estate tax payments, hiring employees and equipment purchases.  At December 31, 2008, none of these refunds have been received from the NY tax authorities, and accordingly, no benefit has been recorded in the accompanying financial statements.

Note 6. Other Balance Sheet Details

Available-For-Sale Cash Equivalents and Marketable Securities

Available-for-sale Marketable Securities consist of the following:

			Gross	Gross
		Accrued	Unrealized	Unrealized	Fair
	Cost	Interest	Gains	Losses	Value
December 31, 2008 - Current Marketable Securities	$1,000,000	$9,488	$-	$-	$1,009,488

The Company considers investments with a maturity date of more than three months from the date of purchase to be short-term investments and has classified these securities as available-for-sale. Such investments are carried at fair value, with unrealized gains and losses included as accumulated other comprehensive income (loss) in stockholders’ equity. The cost of available-for-sale securities sold is determined based on the specific identification method. As a result of changes in market interest rates on investment, the Company recognized unrealized gains/(losses) of $0 $4,165, and $13,645 for the years ending December 31, 2008, 2007, and 2006, respectively.

Equipment

Equipment consists of the following:

	2008	2007

Laboratory Equipment	$309,323	$966,517
Computer Equipment	1,102,465	258,089
Furniture	312,134	274,903
	1,723,922	1,499,509
Less accumulated depreciation	(637,840)	(313,489)
	$1,086,082	$1,186,020

Note 7. Commitments and Contingencies

The Company has entered into various agreements with third parties and certain related parties in connection with the research and development activities of its existing product candidates as well as discovery efforts on potential new product candidates. These agreements include costs for research and development and license agreements that represent the Company's fixed obligations payable to sponsor research and minimum royalty payments for licensed patents. These amounts do not include any additional amounts that the Company may be required to pay under its license agreements upon the achievement of scientific, regulatory and commercial milestones that may become payable depending on the progress of scientific development and regulatory approvals, including milestones such as the submission of an investigational new drug application to the FDA and the first commercial sale of the Company's products in various countries. These agreements include costs related to manufacturing, clinical trials and preclinical studies performed by third parties.

The Company is also party to three agreements that require it to make milestone payments, royalties on net sales of the Company's products and payments on sublicense income received by the Company. As of December 31, 2008, $350,000 in milestone payments have been made under one of these agreements.

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, the Company is not a party to any pending material litigation or other material legal proceedings. From time to time in the ordinary course of business, the Company may be subject to claims brought against it. It is not possible to state the ultimate liability, if any, in these matters

The Company currently has operating lease commitments in place for facilities in Buffalo, New York and Chicago, Illinois as well as office equipment. The Company recognizes rent expense on a straight-line basis over the term of the related operating leases. The operating lease expense recognized were $332,584, $218,635 and $160,742 for the years ended December 31, 2008, 2007 and 2006, respectively.

Annual future minimum lease payments under present lease commitments are as follows.

Operating
Leases

2009	$355,900
2010	343,656
2011	311,803
2012	144,375
2013	-

$1,155,734

The Company has entered into stock option agreements with key employees, board members and consultants with exercise prices ranging from $0.66 to $17.00. These awards were approved by the Company’s Board of Directors. The options expire ten years from the date of grant except 18,000 options that expire on December 31, 2012, subject to the terms applicable in the agreement.

The following tables summarize the stock option activity for the year ended December 31, 2008 and 2007:

	Number of	Weighted Average
	Options	Exercise Price

Outstanding at December 31, 2006	483,490	$2.17
Granted	660,000	$9.85
Exercised	131,750	$1.34
Forfeited	0	n/a
Outstanding at December 31, 2007	1,011,740	$7.29
Granted	997,721	$3.16
Exercised	42,534	$1.04
Forfeited	18,053	$9.00
Outstanding at December 31, 2008	1,948,874	$6.17

The number of options and weighted average exercise price of options fully vested and exercisable for the years ending December 31, 2008, 2007 and 2006 were 1,597,837, 646,930, and 243,183 options at $5.52, $6.89, and $2.27 respectively. A table showing the number of options outstanding and exercisable (fully vested) at December 31, 2008 appears below:

The Company has entered into warrant agreements with strategic partners, consultants and investors with exercise prices ranging from $1.13 to $11.00. These awards were approved by the Company’s Board of Directors. The warrants expire between five and six years from the date of grant, subject to the terms applicable in the agreement. A list of the total warrants awarded and exercised appears below:

	Number of	Weighted Average
	Warrants	Exercise Price

Outstanding at December 31, 2006	814,424	$3.36
Granted	2,687,602	$10.40
Exercised	48,758	$2.00
Outstanding at December 31, 2007	3,453,268	$8.86
Granted	-	N/A
Exercised	-	N/A
Outstanding at December 31, 2007	3,453,268	$8.86

		Weighted
		Average
	Number of	Years to	Number of
Exercise Price	Options	Expiration	Options

$0.66	112,500	6.50	112,500
$0.67	45,981	6.50	45,981
$3.10	19,341	9.87	19,341
$3.98	28,456	9.54	28,456
$4.00	557,902	9.09	541,927
$4.18	40,000	9.27	40,000
$4.50	111,500	7.17	81,688
$4.69	35,000	9.73	8,750
$4.81	1,000	9.20	1,000
$5.28	14,694	9.35	14,694
$5.33	140,000	9.33	140,000
$6.00	45,000	7.56	45,000
$8.00	160,000	9.01	55,000
$8.36	152,500	8.27	152,500
$8.82	20,000	8.22	20,000
$9.14	77,000	8.12	39,000
$9.40	140,000	8.45	140,000
$9.93	30,000	8.46	20,000
$10.00	117,000	8.93	71,000
$10.61	18,000	4.00	18,000
$10.84	3,000	8.48	3,000
$11.00	25,000	8.46	-
$14.00	25,000	8.46	-
$17.00	30,000	8.46	-

Total	1,948,874	8.53	1,597,837

The Company has entered into employment agreements with three key executives who, if terminated by the Company without cause as described in these agreements, would be entitled to severance pay.

The Company was awarded a $440,000 grant from the New York Empire State Certified Development Corporation and received $220,000 in the year ended December 31, 2008. The award provides minimum employee levels required to receive the remainder of the award and contains provisions of recapture of monies paid if required employment levels are not maintained.

Note 8. Subsequent Events

On February 13, 2009, March 20, 2009, and March 27, 2009, the Company entered into Securities Purchase Agreements (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 542.84 shares (the “Shares”) of Series D Convertible Preferred Stock, with a par value of $0.005 per share and a stated value of $10,000 per share (“Series D Preferred”), and Common Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of 3,877,386 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”).  The Warrants have a seven-year term and an exercise price of $1.60. Each share of Series D Preferred is convertible into approximately 7,143 shares of Common Stock, subject to the adjustment as described below.

The aggregate purchase price paid by the Purchasers for the Shares and the Warrants was approximately $5,428,307 (representing $10,000 for each Share together with a Warrant).  After related fees and expenses, the Company received net proceeds of approximately $4,460,000.  The Company intends to use the proceeds for working capital purposes.

In consideration for its services as exclusive placement agent, Garden State Securities, Inc. (“GSS”), received cash compensation and Warrants to purchase an aggregate of approximately 387,736 shares of Common Stock.  In the aggregate, Series D Preferred and Warrants issued in the transaction (including those issued to GSS) are convertible into, and exercisable for, approximately 8,142,508 shares of Common Stock. Each share of Series D Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($10,000), divided by (2) $1.40, subject to adjustment as discussed below (the “Conversion Price”).

The Series D Preferred ranks junior to the Company’s Series B Convertible Preferred Stock (“Series B Preferred”) and senior to all shares of Common Stock and other capital stock of the Company.

If the Company does not meet certain milestones, the Conversion Price will, unless the closing price of the Common Stock is greater than $3.69 on the date the Milestone is missed, be reduced to 80% of the Conversion Price in effect on that date (the “Milestone Adjustment”).  In addition to the Milestone Adjustment, (a) on August 13, 2009 (the “Initial Adjustment Date”), the Conversion Price shall be reduced to 95% of the then Conversion Price, and (b) on each three month anniversary of the Initial Adjustment Date (each, an “Adjustment Date”), the then Conversion Price shall be reduced by $0.05 (subject to adjustment) until maturity.  The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock and to anti-dilution adjustment in the event of any Dilutive Issuance (as defined in the Certificate of Designation).

If the closing price for each of any 20 consecutive trading days after the effective date of the initial registration statement filed pursuant to the Registration Rights Agreement (as defined below) (the “Effective Date”) exceeds 300% of the then effective Conversion Price and various other equity conditions are satisfied, the Series D Preferred will automatically convert into shares of Common Stock.

At any time after February 13, 2012, the Company may, if various equity conditions are satisfied, elect either to redeem any outstanding Series D Preferred in cash or to convert any outstanding Series D Preferred into shares of Common Stock at the conversion rate then in effect.

If the Company receives any cash funds after February 13, 2009 from fees, royalties or revenues as a result of the license of any of its intellectual property (such net proceeds the “IP Proceeds”), cash funds from development grants from any government agency for the development of anti-cancer applications of any of the Company’s curaxin compounds or anti-cancer or biodefense applications for the Company’s CBLB502 compound (the “Governmental Grant Proceeds”) or allocates cash proceeds to its Escrow Account (as defined in the Purchase Agreement) (the “Company Allocation”), then the Company must deposit 40% of the IP Proceeds, 20% of the Governmental Grant Proceeds and the Company Allocation into an escrow account (the “Sinking Fund”).  At any time after the later of the Effective Date and the six-month anniversary of the initial contribution by the Company to the Sinking Fund, but no more than once in every 6-month period, the Company will be required to use the funds then in the Sinking Fund to redeem outstanding shares of Series D Preferred, from the holders on a pro rata basis, at a premium of 15% to the stated value through February 13, 2010, and 20% thereafter.

Immediately after the completion of the transactions contemplated by the Purchase Agreement, the conversion price of the Company’s Series B Preferred was adjusted, pursuant to weighted-average anti-dilution provisions, to $4.67, causing the conversion rate of Series B Preferred into Common Stock to change to approximately 1-to-1.49893.  In addition, the exercise prices of the Company’s Series B Warrants and Series C Warrants were adjusted, pursuant to weighted-average anti-dilution provisions, to $6.79 and $7.20, respectively, from the original exercise prices of $10.36 and $11.00.  In addition to the adjustment to the exercise prices of the Series B Warrants and the Series C Warrants, the aggregate number of shares issuable upon exercise of the Series B Warrants and the Series C Warrants increased to 3,609,261 and 408,032, respectively, from 2,365,528 and 267,074.  Certain other warrants issued prior to the Company’s initial public offering were also adjusted pursuant to anti-dilution provisions contained in those warrants such that their per share exercise price reduced from $2.00 to $1.48 and the aggregate number of shares of Common Stock issuable increased from approximately 281,042 to approximately 379,787.

Item 9: Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 9A: Controls and Procedures

Effectiveness of Disclosure

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2008 as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of December 31, 2008, our Chief Executive Officer and Chief Financial Officer concluded that, as of such date, our disclosure controls and procedures were effective to assure that information required to be declared by us in reports that we file or submit under the Exchange Act is (1) recorded, processed, summarized, and reported within the periods specified in the SEC’s rules and forms and (2) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f).  Under the supervision and with the participation of management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on our evaluation under the framework in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2008.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report on Form 10-K.

There was no change in our internal control over financial reporting during our fourth fiscal quarter ended December 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B: Other Information

Not applicable.

PART III

Pursuant to General Instruction G(3) of Form 10-K, Items 10 through 14, inclusive, have not been restated or answered in this annual report on Form 10-K because the Company intends to file within 120 days after the close of its fiscal year with the Securities and Exchange Commission a definitive proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, which proxy statement involves the election of directors. The information required in these Items 10 through 14, inclusive, is incorporated by reference to that proxy statement.

PART IV

Item 15. Exhibits and Financial Statement Schedules

(a) The following financial statements and supplementary data are filed as a part of this annual report on Form 10-K.

Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2008 and 2007
Statements of Operations for years ended December 31, 2008, 2007, and 2006
Statements of Stockholders’ Equity for period from January 1, 2006 to December 31, 2008
Statements of Cash Flows for years ended December 31, 2008, 2007, and 2006
Notes to Financial Statements

(b) The following exhibits are incorporated herein by reference or attached hereto.

Exhibit No.	Description
3.1	Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 2003***

3.2	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on February 25, 2005***

3.3	Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 8, 2005***

3.4	Second Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 30, 2006***

3.5	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, dated March 16, 2007******

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009.†

3.7	Second Amended and Restated By-Laws*******

4.1	Form of Specimen Common Stock Certificate*

4.2	Form of Warrants issues to designees of Sunrise Securities Corp., dated March 2005*

4.3	Form of Warrants issued to underwriters***

4.4	Warrant to Purchase Common Stock issued to ChemBridge Corporation, dated April 27, 2004*

4.5	Form of Series B Warrant ******

4.6	Form of Series C Warrant ******

4.7	Form of Common Stock Purchase Warrant.†

10.1	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Michael Fonstein, dated as of July 5, 2003*

10.2	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Yakov Kogan, dated as of July 5, 2003*

10.3	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Andrei Gudkov, dated as of July 5, 2003*

10.4	Library Access Agreement by and between ChemBridge Corporation and Cleveland BioLabs, Inc., effective as of April 27, 2004*

10.5	Restricted Stock and Investor Rights Agreement between Cleveland BioLabs, Inc. and ChemBridge Corporation, dated as of April 27, 2004*

10.6	Common Stockholders Agreement by and among Cleveland BioLabs, Inc. and the stockholders named therein, dated as of July 1, 2004*

10.7	Exclusive License Agreement by and between The Cleveland Clinic Foundation and Cleveland BioLabs, Inc., effective as of July 1, 2004*

10.8	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Michael Fonstein, dated August 1, 2004*

10.9	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Yakov Kogan, dated August 1, 2004*

10.10	Consulting Agreement between Cleveland BioLabs, Inc. and Dr. Andrei Gudkov, dated August 1, 2004*

10.11
Cooperative Research and Development Agreement by and between the Uniformed Services University of the Health Sciences, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., the Cleveland Clinic Foundation, and Cleveland BioLabs, Inc., dated as of August 1, 2004**

10.12	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Farrel Fort, dated June 1, 2005*

10.13	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Farrel Fort, dated September 30, 2005*

10.14	Amendment to Consulting Agreement between Cleveland BioLabs, Inc. and Dr. Andrei Gudkov, dated as of January 23, 2006*

10.15	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Michael Fonstein, dated as of January 23, 2006*

10.16	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Yakov Kogan, dated as of January 23, 2006*

10.17	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Andrei Gudkov, dated as of January 23, 2006*

10.18	Amendment to Common Stockholders Agreement by and among Cleveland BioLabs, Inc. and the parties thereto, dated as of January 26, 2006*

10.19	Cleveland BioLabs, Inc. 2006 Equity Incentive Plan***

10.20	Process Development and Manufacturing Agreement between Cleveland BioLabs, Inc. and SynCo Bio Partners B.V., effective as of August 31, 2006****

10.21	Sponsored Research Agreement between Cleveland BioLabs, Inc. and Roswell Park Cancer Institute Corporation, effective as of January 12, 2007*****

10.22	Securities Purchase Agreement, dated March 16, 2007******

10.23	Registration Rights Agreement, dated March 16, 2007******

10.24	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Michael Fonstein, dated as of December 31, 2008.

10.25	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Yakov Kogan, dated as of December 31, 2008.

10.26	Form of Securities Purchase Agreement. †

10.27	Form of Registration Rights Agreement.†

10.28	Form of Voting Agreement.†

10.29	Amendment and Waiver Agreement, dated March 20, 2009.†

10.30	Form of Amendment and Reaffirmation Agreement.†

23.1	Consent of Meaden & Moore, Ltd.

31.1	Rule 13a-14(a)/15d-14(a) Certification of Michael Fonstein

31.2	Rule 13a-14(a)/15d-14(a) Certification of John A. Marhofer, Jr.

32.1	Section 1350 Certification.

*	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).

**	Incorporated by reference to Amendment No. 2 to Registration Statement on Form SB-2 as filed on May 31, 2006 (File No. 333-131918).

***	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).

****	Incorporated by reference to Form 8-K as filed on October 25, 2006.

*****	Incorporated by reference to Form 8-K as filed on January 12, 2007.

******	Incorporated by reference to Form 8-K as filed on March 19, 2007.

*******	Incorporated by reference to Form 8-K as filed on December 5, 2007.

†	Incorporated by reference to Form 8-K as filed on March 30, 2009.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEVELAND BIOLABS, INC.

Dated: March 30, 2009	By:	/s/ MICHAEL FONSTEIN
Michael Fonstein
Chief Executive Officer
(Principal Executive Officer)

CLEVELAND BIOLABS, INC.

Dated: March 30, 2009	By:	/s/ JOHN A. MARHOFER, JR.
John A. Marhofer, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/ S / Michael Fonstein	Chief Executive Officer, President, and Director (Principal Executive Officer)	March 30, 2009
Michael Fonstein

/ S / John A. Marhofer, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2009
John A. Marhofer, Jr.

/ S / James Antal	Director	March 30, 2009
James Antal

/ S / Paul DiCorleto	Director	March 30, 2009
Paul DiCorleto

/ S / Andrei Gudkov	Chief Scientific Officer, and Director	March 30, 2009
Andrei Gudkov

/ S / Bernard L. Kasten	Director	March 30, 2009
Bernard L. Kasten

/ S / Yakov Kogan	Chief Operating Officer, Secretary, and Director	March 30, 2009
Yakov Kogan

/ S / H. Daniel Perez	Director	March 30, 2009
H. Daniel Perez

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 2003***

3.2	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on February 25, 2005***

3.3	Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 8, 2005***

3.4	Second Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 30, 2006***

3.5	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, dated March 16, 2007******

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock Preferred Stock, dated February 13, 2009.†

3.7	Second Amended and Restated By-Laws*******

4.1	Form of Specimen Common Stock Certificate*

4.2	Form of Warrants issues to designees of Sunrise Securities Corp., dated March 2005*

4.3	Form of Warrants issued to underwriters***

4.4	Warrant to Purchase Common Stock issued to ChemBridge Corporation, dated April 27, 2004*

4.5	Form of Series B Warrant ******

4.6	Form of Series C Warrant ******

4.7	Form of Common Stock Purchase Warrant.†

10.1	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Michael Fonstein, dated as of July 5, 2003*

10.2	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Yakov Kogan, dated as of July 5, 2003*

10.3	Restricted Stock Agreement between Cleveland BioLabs, Inc. and Andrei Gudkov, dated as of July 5, 2003*

10.4	Library Access Agreement by and between ChemBridge Corporation and Cleveland BioLabs, Inc., effective as of April 27, 2004*

10.5	Restricted Stock and Investor Rights Agreement between Cleveland BioLabs, Inc. and ChemBridge Corporation, dated as of April 27, 2004*

10.6	Common Stockholders Agreement by and among Cleveland BioLabs, Inc. and the stockholders named therein, dated as of July 1, 2004*

10.7	Exclusive License Agreement by and between The Cleveland Clinic Foundation and Cleveland BioLabs, Inc., effective as of July 1, 2004*

10.8	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Michael Fonstein, dated August 1, 2004*

10.9	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Yakov Kogan, dated August 1, 2004*

10.10	Consulting Agreement between Cleveland BioLabs, Inc. and Dr. Andrei Gudkov, dated August 1, 2004*

10.11
Cooperative Research and Development Agreement by and between the Uniformed Services University of the Health Sciences, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., the Cleveland Clinic Foundation, and Cleveland BioLabs, Inc., dated as of August 1, 2004**

10.12	Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Farrel Fort, dated June 1, 2005*

10.13	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Farrel Fort, dated September 30, 2005*

10.14	Amendment to Consulting Agreement between Cleveland BioLabs, Inc. and Dr. Andrei Gudkov, dated as of January 23, 2006*

10.15	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Michael Fonstein, dated as of January 23, 2006*

10.16	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Yakov Kogan, dated as of January 23, 2006*

10.17	Amendment to Restricted Stock Agreement between Cleveland BioLabs, Inc. and Andrei Gudkov, dated as of January 23, 2006*

10.18	Amendment to Common Stockholders Agreement by and among Cleveland BioLabs, Inc. and the parties thereto, dated as of January 26, 2006*

10.19	Cleveland BioLabs, Inc. 2006 Equity Incentive Plan***

10.20	Process Development and Manufacturing Agreement between Cleveland BioLabs, Inc. and SynCo Bio Partners B.V., effective as of August 31, 2006****

10.21	Sponsored Research Agreement between Cleveland BioLabs, Inc. and Roswell Park Cancer Institute Corporation, effective as of January 12, 2007*****

10.22	Securities Purchase Agreement, dated March 16, 2007******

10.23	Registration Rights Agreement, dated March 16, 2007******

10.24	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Michael Fonstein, dated as of December 31, 2008.

10.25	Amendment to Employment Agreement by and between Cleveland BioLabs, Inc. and Dr. Yakov Kogan, dated as of December 31, 2008.

10.26	Form of Securities Purchase Agreement.†

10.27	Form of Registration Rights Agreement.†

10.28	Form of Voting Agreement.†

10.29	Amendment and Waiver Agreement, dated March 20, 2009.†

10.30	Form of Amendment and Reaffirmation Agreement.†

23.1	Consent of Meaden & Moore, Ltd.

31.1	Rule 13a-14(a)/15d-14(a) Certification of Michael Fonstein

31.2	Rule 13a-14(a)/15d-14(a) Certification of John A. Marhofer, Jr.

32.1	Section 1350 Certification.

*	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).

**	Incorporated by reference to Amendment No. 2 to Registration Statement on Form SB-2 as filed on May 31, 2006 (File No. 333-131918).

***	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).

****	Incorporated by reference to Form 8-K as filed on October 25, 2006.

*****	Incorporated by reference to Form 8-K as filed on January 12, 2007.

******	Incorporated by reference to Form 8-K as filed on March 19, 2007.

*******	Incorporated by reference to Form 8-K as filed on December 5, 2007.

†	Incorporated by reference to Form 8-K as filed on March 30, 2009.

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203

December 31, 2008

Michael Fonstein
c/o Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203

Re:           Amendment to Employment Agreement dated August 1, 2004

Dear Michael

Pursuant to Section 14.11 of the Employment Agreement dated August 1, 2004, (the “Agreement”) by and between you (“Executive”) and Cleveland BioLabs, Inc. (the “Company”), the Agreement shall be amended and modified to incorporate the following as Section 14.12:

“Section 14.12 Section 409 A.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") and shall, to the extent practicable, be construed in accordance therewith. Accordingly, notwithstanding anything in this Agreement to the contrary, if the Company determines that Executive is a "specified employee" (as defined in Code Section 409A(a)(2)(B)(i)) at the time of his or her Separation from Service (as defined under Section 409A) and any amount payable to Executive under this Agreement is a deferral of compensation subject to the additional tax described in Code Section 409A(a)(1)(B) and would be considered a payment upon Executive’s Separation from Service, then notwithstanding anything in this Agreement to the contrary, such amount shall not be paid before the date that is the earlier of (i) six (6) months and one (1) day after Executive’s Separation from Service or (ii) Executive’s death (the "Delay Period"). Upon the expiration of the Delay Period, the initial payment following the Delay Period shall include a lump sum payment equal to those payments that otherwise would have been paid if the delay had not applied, and any remaining payments due shall be payable in accordance with their original payment schedule.

(b) If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Section 409A (including, but not limited to, the additional tax described in Code Section 409A(a)(1)(B)), then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it (i) is exempt from, or compliant with, the requirements of Section 409A and (ii) preserves as nearly as possible the original intent and economic effect of the affected provisions.”

Please indicate your agreement to the foregoing amendment and modification by countersigning below where indicated.

CLEVELAND BIOLABS, INC.

/s/ John A. Marhofer, Jr.
By: John A. Marhofer, Jr.
Title: Chief Financial Officer

Acknowledged and agreed to as of
December 31, 2008

/s/ Michael Fonstein
Michael Fonstein

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203

December 31, 2008

Yakov Kogan
c/o Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203

Re:           Amendment to Employment Agreement dated August 1, 2004

Dear Yakov:

Pursuant to Section 14.11 of the Employment Agreement dated August 1, 2004, (the “Employment Agreement”) by and between you (“Executive”) and Cleveland BioLabs, Inc. (the “Company”) and in order to maintain compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the Employment Agreement shall be amended and modified to incorporate the following as Section 14.12:

“Section 14.12 Section 409 A.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") and shall, to the extent practicable, be construed in accordance therewith. Accordingly, notwithstanding anything in this Agreement to the contrary, if the Company determines that Executive is a "specified employee" (as defined in Code Section 409A(a)(2)(B)(i)) at the time of his or her Separation from Service (as defined under Section 409A) and any amount payable to Executive under this Agreement is a deferral of compensation subject to the additional tax described in Code Section 409A(a)(1)(B) and would be considered a payment upon Executive’s Separation from Service, then notwithstanding anything in this Agreement to the contrary, such amount shall not be paid before the date that is the earlier of (i) six (6) months and one (1) day after Executive’s Separation from Service or (ii) Executive’s death (the "Delay Period"). Upon the expiration of the Delay Period, the initial payment following the Delay Period shall include a lump sum payment equal to those payments that otherwise would have been paid if the delay had not applied, and any remaining payments due shall be payable in accordance with their original payment schedule.

(b) If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Section 409A (including, but not limited to, the additional tax described in Code Section 409A(a)(1)(B)), then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it (i) is exempt from, or compliant with, the requirements of Section 409A and (ii) preserves as nearly as possible the original intent and economic effect of the affected provisions.”

Please indicate your agreement to the foregoing amendment and modification by countersigning below where indicated.

CLEVELAND BIOLABS, INC.

/s/ John A. Marhofer, Jr.
By: John A. Marhofer, Jr.
Title: Chief Financial Officer

Acknowledged and agreed to as of
December 31, 2008

/s/ Yakov Kogan
Yakov Kogan

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Cleveland BioLabs, Inc.:

We consent to the use in the Form 10-K of Cleveland BioLabs, Inc. (the “Company”) for the fiscal year ended December 31, 2008 and the incorporation by reference in the registration statement on Form S-8 (No. 333-140687) of the Company of our report dated March 27, 2009, with respect to the balance sheets of Cleveland BioLabs, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ending December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of the Company.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio
March 27, 2009

Exhibit 31.1

Certification

I, Michael Fonstein, certify that:

1. I have reviewed this annual report on Form 10-K of Cleveland BioLabs, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2009	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

Certification

I, John A. Marhofer, Jr., certify that:

1. I have reviewed this annual report on Form 10-K of Cleveland Biolabs, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2009	By:	/s/ John A. Marhofer, Jr.
John A. Marhofer, Jr.
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

Certification*

In connection with the Annual Report of Cleveland BioLabs, Inc., (the “Company”), on Form 10-K for the fiscal year ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), Michael Fonstein, Chief Executive Officer of the Company, and John A. Marhofer, Jr., Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Dated: March 30, 2009	By:	/s/ Michael Fonstein
Michael Fonstein
Chief Executive Officer
(Principal Executive Officer)

Dated: March 30, 2009	By:	/s/ John A. Marhofer, Jr.
John A. Marhofer, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)

*
This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cleveland BioLabs, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.